The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141648) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407 or by emailing
Citigroup-DCM-Prospectus@citigroup.com.

--------------------------------------------------------------------------------

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2007-C6

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-C6

   CLASSES A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, X, A-M, A-J, B, C, D, E AND F
                          $4,403,508,000 (APPROXIMATE)

                                -----------------

                             FREE WRITING PROSPECTUS

                                -----------------

                        LASALLE BANK NATIONAL ASSOCIATION

                      CITIGROUP GLOBAL MARKETS REALTY CORP.

                              CAPMARK FINANCE INC.

                         PNC BANK, NATIONAL ASSOCIATION

                              MORTGAGE LOAN SELLERS

                                  JULY 9, 2007

                                   [CITI LOGO]

    CAPMARK SECURITIES INC.                                          [PNC LOGO]

BANC OF AMERICA SECURITIES LLC                                   LEHMAN BROTHERS

--------------------------------------------------------------------------------

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING THE ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, SUPERSEDES ANY PRIOR FREE
WRITING PROSPECTUS PROVIDED TO YOU AND WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY SUBSEQUENT FREE WRITING PROSPECTUS PROVIDED TO YOU PRIOR TO
YOUR COMMITMENT TO PURCHASE ANY OF THE SUBJECT SECURITIES.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary, is subject to completion or change and is current only as of the date appearing hereon.

The commercial mortgage-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that the commercial mortgage-backed securities, and the mortgage pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined, added or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the commercial mortgage-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This free writing prospectus is based on information that we consider reliable. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected therein. No underwriter makes any representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Each underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom or top of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

This material is furnished to you by one of the underwriters listed above, and not by the issuer of the securities. None of the underwriters listed above is acting as agent for the issuer or its affiliates in connection with the proposed transaction.

--------------------------------------------------------------------------------

                                     Page 2

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

STRUCTURE:                       Senior/Subordinate, Sequential Pay Pass-Through Certificates

OFFERED CLASSES:                 Classes A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, X, A-M, A-J, B, C, D, E and F.

BOOK RUNNER:                     Citigroup Global Markets Inc.

LEAD MANAGERS:                   Citigroup Global Markets Inc.

CO-MANAGERS:                     Capmark Securities Inc., PNC Capital Markets LLC, Banc of America Securities LLC
                                 and Lehman Brothers Inc.

MORTGAGE LOAN SELLERS:           LaSalle Bank National Association (118 loans, 40.1%)
                                 Citigroup Global Markets Realty Corp. (119 loans, 39.5%)
                                 Capmark Finance Inc. (29 loans, 12.5%)
                                 PNC Bank, National Association (53 loans, 7.9%)

MASTER SERVICER:                 Midland Loan Services, Inc., a Delaware corporation, with respect to all mortgage loans sold to the Depositor by Citigroup Global Markets Realty Corp. and PNC Bank,
                                 National Association. The CGM AmeriCold Portfolio mortgage loan will be serviced by
                                 Midland Loan Services, Inc. under the series CD 2007-CD4 pooling and servicing agreement. Wachovia Bank, National Association with respect to all mortgage loans sold to the Depositor by LaSalle Bank National Association. The Ala Moana Portfolio
                                 mortgage loan will be serviced by Wachovia Bank, National Association under the series CD 2006-CD3 pooling and servicing agreement. Capmark Finance Inc. with respect to all mortgage loans sold to the Depositor by Capmark Finance Inc.

SPECIAL SERVICER:                CWCapital Asset Management LLC, with respect to all mortgage loans except the
                                 CGM AmeriCold Portfolio mortgage loan and the Ala Moana Portfolio mortgage loan.
                                 The CGM AmeriCold Portfolio mortgage loan will be specially serviced by LNR
                                 Partners, Inc. or any successor special servicer under the series CD 2007-CD4 pooling and servicing agreement. The Ala Moana Portfolio mortgage loan will be specially serviced by J.E. Robert Company, Inc. or any successor special servicer under the series CD 2006-CD3 pooling and servicing agreement.

TRUSTEE:                         Wells Fargo Bank, N.A.

CERTIFICATE ADMINISTRATOR:       LaSalle Bank National Association

RATING AGENCIES:                 Fitch, Inc. ("Fitch") and Standard & Poor's Rating Services, a division of the
                                 McGraw-Hill Companies Inc. ("S&P").

CUT-OFF DATE:                    With respect to each mortgage loan that has a due date in July 2007, the related due date of such mortgage loan in July 2007. With respect to each mortgage loan that has its first due date after July 2007, the later of the related date of origination and
                                 July 1, 2007.

EXPECTED SETTLEMENT DATE:        On or about July 31, 2007.

DETERMINATION DATE:              The sixth calendar day of the month, or, if not a business day, the next succeeding business day, beginning in August 2007.

                                      Page 3

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

DISTRIBUTION DATE:               The fourth business day following the related Determination Date.

DAY COUNT:                       30 / 360

RATED FINAL DISTRIBUTION DATE:   Distribution Date in December 2049.

ERISA ELIGIBILITY:               Classes A-1, A-2, A-3, A-3B, A-SB, A-4, A-1A, X, A-M, A-J, B, C, D, E and F are
                                 expected to be ERISA-eligible under lead manager's exemption.

SMMEA ELIGIBILITY:               The Offered Certificates will not be "mortgage-related securities" for the purposes of
                                 SMMEA.

TAX TREATMENT:                   REMIC.

SETTLEMENT TERMS:                DTC same day funds, with accrued interest.

MINIMUM DENOMINATION:            $10,000 for all Offered Certificates.

CLEAN-UP CALL:                   1%

                                     Page 4

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                        PRELIMINARY -- SUBJECT TO CHANGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CERTIFICATES OVERVIEW
--------------------------------------------------------------------------------

                            EXPECTED INITIAL
                               AGGREGATE
                               PRINCIPAL           APPROX. %
                               BALANCE OR         OF INITIAL
                                NOTIONAL        MORTGAGE POOL
CLASS          RATINGS(2)        AMOUNT            BALANCE
-------------------------------------------------------------

OFFERED CERTIFICATES:
-------------------------------------------------------------
     X         AAA/AAA      $4,760,549,403(3)        NAP
    A-1        AAA/AAA      $   64,000,000          1.34%
    A-2        AAA/AAA      $  430,000,000(4)       9.03%
    A-3        AAA/AAA      $  404,300,000          8.49%
   A-3B        AAA/AAA      $  100,000,000          2.10%
   A-SB        AAA/AAA      $  100,000,000          2.10%
    A-4        AAA/AAA      $1,745,153,000         36.66%
   A-1A        AAA/AAA      $  488,932,000         10.27%
    A-M        AAA/AAA      $  476,055,000(4)      10.00%
    A-J        AAA/AAA      $  398,696,000(4)       8.37%
     B         AA+/AA+      $   23,802,000          0.50%
     C          AA/AA       $   71,409,000          1.50%
     D         AA-/AA-      $   35,704,000          0.75%
     E          A+/A+       $   29,753,000          0.62%
     F           A/A        $   35,704,000          0.75%
-------------------------------------------------------------
NON-OFFERED CERTIFICATES(7):
-------------------------------------------------------------
 A-2FL(1)      AAA/AAA                 TBD(4)        TBD
 A-MFL(1)      AAA/AAA                 TBD(4)        TBD
 A-JFL(1)      AAA/AAA                 TBD(4)        TBD
     G          A-/A-       $   47,606,000          1.00%
     H        BBB+/BBB+     $   53,556,000          1.12%
     J         BBB/BBB      $   65,457,000          1.37%
     K        BBB-/BBB-     $   53,557,000          1.13%
     L         BB+/BB+      $   11,901,000          0.25%
     M          BB/BB       $   11,901,000          0.25%
     N         BB-/BB-      $   17,852,000          0.37%
     O          B+/B+       $   11,902,000          0.25%
     P           B/B        $    5,950,000          0.12%
     Q          B-/B-       $    5,951,000          0.13%
     S          NR/NR       $   71,408,403          1.50%
-------------------------------------------------------------

                                                APPROX.
              APPROX. % OF    PASS-THROUGH     WEIGHTED
             INITIAL CREDIT       RATE       AVERAGE LIFE   PRINCIPAL PAYMENT
CLASS            SUPPORT      DESCRIPTION     (YEARS)(6)       WINDOW(6)
-----------------------------------------------------------------------------

OFFERED CERTIFICATES:
-----------------------------------------------------------------------------
     X              NAP        Variable IO          NAP               NAP
    A-1          30.000%         TBD(5)            2.99        Aug 07-Sep 11
    A-2          30.000%         TBD(5)            4.97        Sep 11-Sep 13
    A-3          30.000%         TBD(5)            7.08        Sep 13-Feb 17
   A-3B          30.000%         TBD(5)            9.53        Feb 17-Feb 17
   A-SB          30.000%         TBD(5)            6.93        Mar 12-Aug 16
    A-4          30.000%         TBD(5)            9.73        Feb 17-Jun 17
   A-1A          30.000%         TBD(5)            9.23       Aug 07- Jun 17
    A-M          20.000%         TBD(5)            9.86        Jun 17-Jun 17
    A-J          11.625%         TBD(5)            9.87        Jun 17-Jul 17
     B           11.125%         TBD(5)            9.94        Jul 17-Jul 17
     C            9.625%         TBD(5)            9.94        Jul 17-Jul 17
     D            8.875%         TBD(5)            9.94        Jul 17-Jul 17
     E            8.250%         TBD(5)            9.94        Jul 17-Jul 17
     F            7.500%         TBD(5)            9.94        Jul 17-Jul 17
-----------------------------------------------------------------------------
NON-OFFERED CERTIFICATES(7):
-----------------------------------------------------------------------------
 A-2FL(1)        30.000%      LIBOR + TBD%          TBD             TBD
 A-MFL(1)        20.000%      LIBOR + TBD%          TBD             TBD
 A-JFL(1)        11.625%      LIBOR + TBD%          TBD             TBD
     G            6.500%         TBD(5)            9.94        Jul 17-Jul 17
     H            5.375%         TBD(5)            9.94        Jul 17-Jul 17
     J            4.000%         TBD(5)            9.94        Jul 17-Jul 17
     K            2.875%         TBD(5)            9.94        Jul 17-Jul 17
     L            2.625%         TBD(5)            9.94        Jul 17-Jul 17
     M            2.375%         TBD(5)            9.94        Jul 17-Jul 17
     N            2.000%         TBD(5)            9.94        Jul 17-Jul 17
     O            1.750%         TBD(5)            9.94        Jul 17-Jul 17
     P            1.625%         TBD(5)            9.94        Jul 17-Jul 17
     Q            1.500%         TBD(5)            9.94        Jul 17-Jul 17
     S            0.000%         TBD(5)           10.66        Jul 17-Apr 22
-----------------------------------------------------------------------------

(1)  The assets of the trust fund will include a separate interest rate swap agreement with a swap counterparty to be determined relating to each of
     Class A-2FL, A-MFL and A-JFL.

(2)  Ratings shown are those of Fitch and S&P, respectively. Ratings on Class
     A-2FL, A-MFL and A-JFL will not, in the case of any such class, address the payment of interest thereon in excess of fixed, WAC, or WAC Cap pass-through rate payable thereon without regard to the related interest rate swap agreement.

(3)  Notional Amount. The Class X certificates will not have principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of interest accrued on a total notional amount equal to the total principal balance of all other classes shown in table above outstanding from time to time.

(4)  The allocations of total principal balance between the A-2 and A-2FL
     Classes, between the A-M and A-MFL Classes and between the A-J and A-JFL
     Classes, respectively, will be determined by market demand up to the amount indicated for the respective class of Offered Certificates.

(5)  To be determined. The pass-through rates for the respective classes shown in the table (other than Class X, A-2FL, A-MFL and A-JFL) will equal any of
     (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the underlying mortgage loans, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the underlying mortgage loans and (iv) the weighted average of certain net mortgage rates on the underlying mortgage loans minus a specified percentage. Class X will have a variable pass-through rate equal to the weighted average of certain interest strip rates. The pass-through rate for each of Class A-2FL, A-MFL and A-JFL will be based on LIBOR plus a specified percentage; provided that, in the case of each such class, interest payments made under the related interest rate swap agreement are subject to reduction as described in the related offering document. The initial LIBOR rate will be determined on or about July 29, 2007 and subsequent LIBOR rates will be determined two LIBOR business days before the start of the floating rate interest accrual period. Under circumstances described in the related offering document, the pass-through rate for any of Class A-2FL, A-MFL and A-JFL may convert to a rate described in clauses
     (i), (ii), (iii) and (iv) above.

(6)  Calculated based upon the assumption that the borrower will: a) not prepay the loan prior to the stated maturity except as described, b) if applicable, pay the loan in full on any anticipated repayment date, c) make all payments in a timely fashion, and d) not receive a balloon extension.
     Also, based on the assumption that there is: x) no cleanup call, and y) no repurchase of any mortgage loan from the trust.

(7)  Not offered by this free writing prospectus. The Non-Offered Certificates also include the Class R and Y certificates, which do not have principal balances or pass-through rates.

                                     Page 5

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                            STRUCTURE OVERVIEW(1)(4)
--------------------------------------------------------------------------------

                                                            AGGREGATE CUT-OFF DATE
                                                              PRINCIPAL BALANCE
                                                                  ALLOCATED
    CLASS(2)    LOAN / PROPERTY NAME                            TO EACH CLASS
-----------------------------------------------------------------------------------

CLASS A-1
              Ala Moana Portfolio(2)                            $ 20,678,589
   CLASS A-1 TOTAL BALLOON PAYMENT
   REMAINING CLASS A-1 AMORTIZATION
   TOTAL CLASS A-1 CERTIFICATE BALANCE
 CLASS A-2 AND CLASS A-2FL
              Ala Moana Portfolio(2)                            $ 79,321,411
              Fairfield Inn - Parsippany, NJ(2)                 $  7,942,059
              Powell Center                                     $  8,389,593
              IAC 1850 Arthur                                   $  5,750,000
              Northmeadow Business Park                         $ 70,000,000
              Northlake and Atlanta Business Park               $  8,250,000
              KFC - Florida Portfolio                           $ 12,700,000
              City Crescent                                     $ 57,750,000
              IAC - CA & WA Industrial Portfolio                $ 49,000,000
              IAC - Oregon Industrial Portfolio                 $ 35,000,000
              SpringHill Suites - Andover                       $  6,000,000
              Moreno Valley Mall(2)                             $ 78,024,990
   CLASS A-2 AND CLASS A-2FL TOTAL BALLOON PAYMENT
   REMAINING CLASS A-2 AND CLASS A-2FL AMORTIZATION
   TOTAL CLASS A-2 AND CLASS A-2FL CERTIFICATE BALANCE
CLASS A-3
              Moreno Valley Mall(2)                             $  9,975,010
              CGM AmeriCold Portfolio                           $145,000,000
              2, 4 & 6 Omni Way                                 $ 23,050,000
              Northwest Medical Center                          $ 12,200,000
              Cobblestone Shopping Center                       $ 14,200,000
              Bloomingdale Commons                              $  6,640,000
              TNS Building                                      $  4,200,000
              3535 Market Street                                $ 85,000,000
              Country Club Village                              $ 20,200,000
              Blue Oaks Marketplace                             $ 28,500,000
              Acme Plaza Shopping Center II
              (Magnolia)                                        $  2,250,000
              DeZavala Oaks Shopping Center                     $  3,865,714
SUBTOTAL
              The Generations Network, Inc.(2)(3)               $  1,539,248
              Dogwood Station Shopping Center(2)(3)             $  1,142,161
              Crossroads Shopping Center(2)(3)                  $  1,125,082
              2308 Broadway(2)(3)                               $    784,568
              CVS Shopping Center(2)(3)                         $    690,152
              Morristown Plaza(2)(3)                            $    649,961
              Hampton Inn - Rocky Hill, CT(2)(3)                $    640,464
              Golfsmith Golf Center(2)(3)                       $    337,311
              Wachovia Capitol Center(2)(3)                     $ 12,841,303
              NNN - Lenox Park (Buildings A & B)(2)(3)          $  1,846,671
              NNN - Lenox Park (Building G)(2)(3)               $  1,280,928

   CLASS A-3 TOTAL BALLOON PAYMENT
   REMAINING CLASS A-3 AMORTIZATION
   TOTAL CLASS A-3 CERTIFICATE BALANCE
CLASS A-3B
              The Generations Network, Inc.(2)(3)               $  7,771,391
              Dogwood Station Shopping Center(2)(3)             $  5,766,566
              Crossroads Shopping Center(2)(3)                  $  5,680,337
              2308 Broadway(2)(3)                               $  3,961,146
              CVS Shopping Center(2)(3)                         $  3,484,456
              Morristown Plaza(2)(3)                            $  3,281,539
              Hampton Inn - Rocky Hill, CT(2)(3)                $  3,233,589
              Golfsmith Golf Center(2)(3)                       $  1,703,023
              Wachovia Capitol Center(2)(3)                     $ 64,833,451
              NNN - Lenox Park (Buildings A & B)(2)(3)          $  9,323,514
              NNN - Lenox Park (Building G)(2)(3)               $  6,467,177
   CLASS A-3B TOTAL BALLOON PAYMENT
   TOTAL CLASS A-3B CERTIFICATE BALANCE
CLASS A-SB
              Fairfield Inn - Parsippany, NJ(2)                 $    157,941
   CLASS A-SB TOTAL BALLOON PAYMENT
   CLASS A-SB AMORTIZATION
   TOTAL CLASS A-SB CERTIFICATE BALANCE
-----------------------------------------------------------------------------------

                                                           LOAN BALANCE                                  REMAINING
                                                        AT MATURITY / ARD                                 TERM TO
                                                            ALLOCATED                                   MATURITY /     REMAINING
    CLASS(2)    LOAN / PROPERTY NAME                      TO EACH CLASS       STATE    PROPERTY TYPE   ARD (MONTHS)    IO PERIOD
---------------------------------------------------------------------------------------------------------------------------------

CLASS A-1
              Ala Moana Portfolio(2)                       $ 20,678,589        HI         Various            50            50
                                                           ------------
   CLASS A-1 TOTAL BALLOON PAYMENT                         $ 20,678,589
   REMAINING CLASS A-1 AMORTIZATION                        $ 43,321,411
                                                           ------------
   TOTAL CLASS A-1 CERTIFICATE BALANCE                     $ 64,000,000
                                                           ============
 CLASS A-2 AND CLASS A-2FL
              Ala Moana Portfolio(2)                       $ 79,321,411        HI         Various            50            50
              Fairfield Inn - Parsippany, NJ(2)            $  7,528,967        NJ       Hospitality          57             9
              Powell Center                                $  8,389,593        OH         Retail             58            58
              IAC 1850 Arthur                              $  5,750,000        IL       Industrial           58            58
              Northmeadow Business Park                    $ 70,000,000        GA         Various            59            59
              Northlake and Atlanta Business Park          $  8,250,000        GA       Industrial           59            59
              KFC - Florida Portfolio                      $ 12,700,000        FL         Retail             59            59
              City Crescent                                $ 57,750,000        MD         Office             60            60
              IAC - CA & WA Industrial Portfolio           $ 49,000,000     Various       Various            60            60
              IAC - Oregon Industrial Portfolio            $ 35,000,000        OR       Industrial           60            60
              SpringHill Suites - Andover                  $  5,630,295        MA       Hospitality          63            21
              Moreno Valley Mall(2)                        $ 72,942,112        CA         Retail             74            14
   CLASS A-2 AND CLASS A-2FL TOTAL BALLOON PAYMENT         $412,262,378
   REMAINING CLASS A-2 AND CLASS A-2FL AMORTIZATION        $ 17,737,622
                                                           ------------
   TOTAL CLASS A-2 AND CLASS A-2FL CERTIFICATE BALANCE     $430,000,000
                                                           ============
CLASS A-3
              Moreno Valley Mall(2)                        $  9,325,195        CA         Retail             74            14
              CGM AmeriCold Portfolio                      $145,000,000     Various     Industrial           78            78
              2, 4 & 6 Omni Way                            $ 21,830,745        MA         Office             78            30
              Northwest Medical Center                     $ 11,747,862        WA         Office             80            44
              Cobblestone Shopping Center                  $ 14,200,000        CA         Retail             81            81
              Bloomingdale Commons                         $  6,483,636        FL        Mixed Use           82            58
              TNS Building                                 $  4,200,000        VA         Office             82            82
              3535 Market Street                           $ 81,546,293        PA         Office             83            47
              Country Club Village                         $ 20,200,000        CA         Retail             83            83
              Blue Oaks Marketplace                        $ 26,599,327        CA         Retail            105            45
              Acme Plaza Shopping Center II
              (Magnolia)                                   $  2,098,505        NJ         Retail            105            45
              DeZavala Oaks Shopping Center                $  3,324,312        TX         Retail            110             0
SUBTOTAL                                                   $346,555,876
                                                           ------------
              The Generations Network, Inc.(2)(3)          $  1,434,271        UT         Office            115            55
              Dogwood Station Shopping Center(2)(3)        $  1,063,154        MD         Retail            115            55
              Crossroads Shopping Center(2)(3)             $  1,125,082        CA         Retail            115           115
              2308 Broadway(2)(3)                          $    784,568        CA         Office            115           115
              CVS Shopping Center(2)(3)                    $    583,367        MD         Retail            115             0
              Morristown Plaza(2)(3)                       $    553,302        NJ         Retail            115             0
              Hampton Inn - Rocky Hill, CT(2)(3)           $    567,869        CT       Hospitality         115            19
              Golfsmith Golf Center(2)(3)                  $    314,415        TX         Retail            115            55
              Wachovia Capitol Center(2)(3)                $ 12,841,303        NC         Office            115           115
              NNN - Lenox Park (Buildings A & B)(2)(3)     $  1,729,937        TN         Office            115            55
              NNN - Lenox Park (Building G)(2)(3)          $  1,176,221        TN         Office            115            43

   CLASS A-3 TOTAL BALLOON PAYMENT                         $368,729,364
   REMAINING CLASS A-3 AMORTIZATION                        $ 35,570,636
                                                           ------------
   TOTAL CLASS A-3 CERTIFICATE BALANCE                     $404,300,000
                                                           ============
CLASS A-3B
              The Generations Network, Inc.(2)(3)          $  6,468,403        UT         Office            115            55
              Dogwood Station Shopping Center(2)(3)        $  4,794,707        MD         Retail            115            55
              Crossroads Shopping Center(2)(3)             $  5,073,995        CA         Retail            115           115
              2308 Broadway(2)(3)                          $  3,538,317        CA         Office            115           115
              CVS Shopping Center(2)(3)                    $  2,630,920        MD         Retail            115             0
              Morristown Plaza(2)(3)                       $  2,495,331        NJ         Retail            115             0
              Hampton Inn - Rocky Hill, CT(2)(3)           $  2,561,027        CT       Hospitality         115            19
              Golfsmith Golf Center(2)(3)                  $  1,417,977        TX         Retail            115            55
              Wachovia Capitol Center(2)(3)                $ 57,912,869        NC         Office            115           115
              NNN - Lenox Park (Buildings A & B)(2)(3)     $  7,801,825        TN         Office            115            55
              NNN - Lenox Park (Building G)(2)(3)          $  5,304,628        TN         Office            115            43
   CLASS A-3B TOTAL BALLOON PAYMENT                        $100,000,000
   TOTAL CLASS A-3B CERTIFICATE BALANCE                    $100,000,000
CLASS A-SB
              Fairfield Inn - Parsippany, NJ(2)                 149,726        NJ       Hospitality          57             9
   CLASS A-SB TOTAL BALLOON PAYMENT                        $    149,726
   CLASS A-SB AMORTIZATION                                 $ 99,850,274
                                                           ------------
   TOTAL CLASS A-SB CERTIFICATE BALANCE                    $100,000,000
                                                           ============
---------------------------------------------------------------------------------------------------------------------------------

                                                       CUT-OFF
                                                         DATE
                                                         LTV       U/W NCF
    CLASS(2)    LOAN / PROPERTY NAME                    RATIO       DSCR
--------------------------------------------------------------------------

CLASS A-1
              Ala Moana Portfolio(2)                   51.51%      1.81x

   CLASS A-1 TOTAL BALLOON PAYMENT
   REMAINING CLASS A-1 AMORTIZATION

   TOTAL CLASS A-1 CERTIFICATE BALANCE

 CLASS A-2 AND CLASS A-2FL
              Ala Moana Portfolio(2)                   51.51%      1.81x
              Fairfield Inn - Parsippany, NJ(2)        67.50%      1.32x
              Powell Center                            57.86%      2.19x
              IAC 1850 Arthur                          78.13%      1.33x
              Northmeadow Business Park                69.90%      1.64x
              Northlake and Atlanta Business Park      74.66%      1.57x
              KFC - Florida Portfolio                  79.03%      1.42x
              City Crescent                            75.00%      1.33x
              IAC - CA & WA Industrial Portfolio       41.92%      2.26x
              IAC - Oregon Industrial Portfolio        44.03%      2.33x
              SpringHill Suites - Andover              72.29%      1.32x
              Moreno Valley Mall(2)                    74.58%      1.31x
   CLASS A-2 AND CLASS A-2FL TOTAL BALLOON PAYMENT
   REMAINING CLASS A-2 AND CLASS A-2FL AMORTIZATION

   TOTAL CLASS A-2 AND CLASS A-2FL CERTIFICATE BALANCE

CLASS A-3
              Moreno Valley Mall(2)                    74.58%      1.31x
              CGM AmeriCold Portfolio                  77.92%      1.83x
              2, 4 & 6 Omni Way                        72.48%      1.24x
              Northwest Medical Center                 67.03%      1.20x
              Cobblestone Shopping Center              79.78%      1.26x
              Bloomingdale Commons                     78.12%      1.22x
              TNS Building                             35.15%      2.66x
              3535 Market Street                       73.91%      1.24x
              Country Club Village                     79.68%      1.39x
              Blue Oaks Marketplace                    74.45%      1.20x
              Acme Plaza Shopping Center II
              (Magnolia)                               69.98%      1.20x
              DeZavala Oaks Shopping Center            67.82%      1.43x
SUBTOTAL

              The Generations Network, Inc.(2)(3)      74.72%      1.20x
              Dogwood Station Shopping Center(2)(3)    76.43%      1.21x
              Crossroads Shopping Center(2)(3)         79.85%      1.56x
              2308 Broadway(2)(3)                      71.71%      1.44x
              CVS Shopping Center(2)(3)                76.06%      1.20x
              Morristown Plaza(2)(3)                   71.64%      1.25x
              Hampton Inn - Rocky Hill, CT(2)(3)       78.95%      1.44x
              Golfsmith Golf Center(2)(3)              79.00%      1.11x
              Wachovia Capitol Center(2)(3)            77.61%      1.35x
              NNN - Lenox Park (Buildings A & B)(2)(3) 72.16%      1.29x
              NNN - Lenox Park (Building G)(2)(3)      64.86%      1.39x

   CLASS A-3 TOTAL BALLOON PAYMENT
   REMAINING CLASS A-3 AMORTIZATION

   TOTAL CLASS A-3 CERTIFICATE BALANCE

CLASS A-3B
              The Generations Network, Inc.(2)(3)      74.72%      1.20x
              Dogwood Station Shopping Center(2)(3)    76.43%      1.21x
              Crossroads Shopping Center(2)(3)         79.85%      1.56x
              2308 Broadway(2)(3)                      71.71%      1.44x
              CVS Shopping Center(2)(3)                76.06%      1.20x
              Morristown Plaza(2)(3)                   71.64%      1.25x
              Hampton Inn - Rocky Hill, CT(2)(3)       78.95%      1.44x
              Golfsmith Golf Center(2)(3)              79.00%      1.11x
              Wachovia Capitol Center(2)(3)            77.61%      1.35x
              NNN - Lenox Park (Buildings A & B)(2)(3) 72.16%      1.29x
              NNN - Lenox Park (Building G)(2)(3)      64.86%      1.39x
   CLASS A-3B TOTAL BALLOON PAYMENT
   TOTAL CLASS A-3B CERTIFICATE BALANCE
CLASS A-SB
              Fairfield Inn - Parsippany, NJ(2)        67.50%      1.32x
   CLASS A-SB TOTAL BALLOON PAYMENT
   CLASS A-SB AMORTIZATION

   TOTAL CLASS A-SB CERTIFICATE BALANCE
--------------------------------------------------------------------------

(1)  This table identifies Mortgage Loans with respective balloon payment due during the principal paydown window assuming 0% CPR and no losses for the indicated classes of certificates.

(2)  Some loans may mature and pay a balloon payment during principal paydown window for one or more classes of certificates. Such loans are assumed to distribute balloon principal pro-rata among classes being paid down.

(3)  Certain loans which mature and pay a balloon payment may retire multiple classes. These are assumed to distribute balloon principal pro-rata among classes being paid down.

(4)  Several of the Mortgage Loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related Mortgaged Property;
     and (iii) a required repayment of the subject Mortgage Loan (in whole or in part) if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. In addition, certain Mortgage Loans provide for an open prepayment period that begins one or more years prior to loan maturity. See "Description of the Mortgage Pool--Terms and Conditions of
     the Underlying Mortgage Loans--Prepayment Provisions" in, and the footnotes to Annex A-1 of, the offering prospectus dated July 9, 2007 relating to the offered certificates. Furthermore, prepayments could occur by reason of casualty, condemnation or default. The early repayment of one or more
     Mortgage Loans may materially affect the information presented in the table above.

                                     Page 6

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                               STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

MORTGAGE POOL:        The Mortgage Pool consists of 319 Mortgage Loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date of $4,760,549,404 (the "Initial Mortgage Pool Balance"),
                      subject to a variance of plus or minus 5%. The Mortgage Loans are secured by 502 properties (the
                      "Mortgaged Properties") located throughout 42 states and the District of Columbia. The Mortgage
                      Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2", respectively, and, each, a "Loan Group"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by Mortgaged Properties that are multifamily and/or manufactured housing properties and (ii) 1 Mortgage Loan that is secured by a Mortgaged Property that is multifamily.
                      Loan Group 1 is expected to consist of 269 Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of $4,271,616,678 (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 50 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and manufactured housing properties, with an aggregate principal balance as of the
                      Cut-off Date of $488,932,725 (the "Initial Loan Group 2 Balance").

PRINCIPAL PAYMENTS:   In general: (i) principal from Loan Group 1 will be distributed on each Distribution Date to the Class
                      A-SB (until its balance reaches a scheduled balance) and, thereafter sequentially to the Class A-1,
                      Classes A-2 and A-2FL (on a pro rata basis), Class A-3, Class A-3B, Class A-SB and Class A-4
                      Certificates, in that order, in each case until the balance of the subject classes are reduced to zero;
                      and (ii) principal from Loan Group 2 will be distributed on each Distribution Date to the Class A-1A
                      Certificates. However, the Class A-SB, A-1, A-2, A-2FL, A-3, A-3B, A-SB and A-4 Certificates (in
                      the order described in clause (i) of the prior sentence) will be entitled to receive distributions of principal from Loan Group 2 after the total principal balance of the Class A-1A Certificates has been reduced to zero; and Class A-1A Certificates will be entitled to receive distributions of principal from Loan Group 1 after the total principal balance of the Class A-SB, A-1, A-2, A-2FL,
                      A-3, A-3B and A-4 Certificates has been reduced to zero. In addition, notwithstanding the foregoing, distributions of principal will be made with respect to the Class A-SB, A-1, A-2, A-2FL,
                      A-3, A-3B, A-4 and A-1A Certificates on a pro rata basis (by balance) if the total principal balance of the Classes A-M, A-MFL, A-J, A-JFL and B through S Certificates has been reduced to zero as a result of loss allocation. The Class A-M and A-MFL Certificates will be entitled to receive distributions of principal on a pari passu and pro rata basis after the total principal balance of Class
                      A-SB, A-1, A-2, A-2FL, A-3, A-3B, A-4 and A-1A Certificates has been reduced to zero. The Class
                      A-J and A-JFL Certificates will be entitled to receive distributions of principal on a pari passu and pro rata basis after the total principal balance of the Class A-M and A-MFL Certificates has been reduced to zero. Thereafter, principal will be allocated sequentially (in alphabetical order of Class designation) starting with the Class B Certificates and ending with the Class S Certificates, in each case until retired.

INTEREST PAYMENTS:    Class X Certificates will accrue interest on the total principal balance of the Class A-1 through S
                      Certificates at a rate generally equal to the excess, if any, of the weighted average net coupon for the Mortgage Loans over the weighted average pass-through rate for the Class A-1 through S
                      Certificates (except that for this purpose, each of Class A-2FL, A-MFL and A-JFL will be deemed to bear interest at the fixed/WAC/WAC Cap pass-through rate that would be payable thereon without regard to the related interest rate swap agreement). The Class X Certificates will receive payments of interest pari passu and pro rata (based on interest entitlements) with interest on the
                      Class A-1, A-2, A-2FL (prior to taking into account the related interest rate swap agreement), A-3,
                      A-3B, A-SB, A-4 and A-1A Certificates each related month, except that interest payments on the
                      Class A-1, A-2, A-2FL (prior to taking into account the interest rate swap agreement), A-3, A-3B,
                      A-SB and A-4 Certificates are generally to be made out of collections and advances on Loan
                      Group 1 and interest payments on the Class A-1A Certificates are generally to be made out of collections and advances on Loan Group 2.

PREPAYMENT INTEREST   Net prepayment interest shortfalls will be allocated pro rata generally based on interest
SHORTFALLS:           entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes (except that for this purpose, each of Class A-2FL, A-MFL and
                      A-JFL will be deemed to bear interest at the fixed/WAC/WAC Cap pass-through rate that would be payable thereon without regard to the related interest rate swap agreement).

                                      Page 7

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                               STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

LOSS ALLOCATION:       Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with
                       Class S through and including Class B, and next to the Class A-J and A-JFL Certificates on a pro rata basis, and then to the Class A-M and A-MFL Certificates on a pro-rata basis. Any remaining losses will be allocated to Classes A-SB, A-1, A-2, A-2FL, A-3, A-3B, A-4 and A-1A Certificates on
                       a pro rata basis.

PREPAYMENT PREMIUMS:   Prepayment premiums collected with respect to each Loan Group will be allocated between the respective classes of Investment Grade P&I Certificates (i.e. Class A-1, A-2, A-2FL, A-3, A-3B,
                       A-SB, A-4, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J and K Certificates) then entitled to principal distributions with respect to such Loan Group and the Class X Certificates as follows:

                       A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amount) collected with respect to each Loan Group will be allocated to each class of the Investment Grade P&I Certificates then entitled to principal distributions with respect to such
                       Loan Group, which percentage will be equal to the product of (a) the percentage of the principal distribution amount with respect to the relevant Loan Group that such Class receives, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of such Class of the Investment Grade
                       P&I Certificates currently receiving principal (except for this purpose, each of Class A-2FL,
                       Class A-MFL and Class A-JFL will be deemed to bear interest at the fixed/WAC/WAC Cap pass-through rate that would be payable thereon without regard to the related interest rate swap agreement) over the relevant discount rate, and the denominator of which is the excess of the mortgage rate of the related Mortgage Loan over the discount rate. However, as long as the related swap agreement is in effect and there is no continuing payment default thereunder, any prepayment premium allocable to Class A-2FL, A-MFL or A-JFL certificates will be payable to the related swap counterparty.

                       Prepayment Premium Allocation Percentage for all Investment Grade P&I Certificates
                       collectively =

                          (Pass-Through Rate -- Discount Rate)
                          ------------------------------------
                          (Mortgage Rate -- Discount Rate)

                       The remaining percentage of the prepayment premiums will be allocated to the Class X
                       Certificates. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the Investment Grade P&I Certificates then entitled to principal distributions relative to the Class X Certificates as discount rates decrease and a decrease in the percentage allocated to such Classes as discount rates rise.

                       Allocation of Prepayment Premiums Example

                          Assumptions:
                             Mortgage Rate       =   9%
                             Bond Class Rate     =   7%
                             Discount Rate       =   6%

                          Bond Class Allocation  =   7% - 6% = 33 1/3%
                                                     -------
                                                     9% - 6%
                          Class X Allocation  = Remaining premiums = 66 2/3% thereof
                                              = 100% -- Allocation to Investment Grade P&I Certificates
                                              = 66 2/3%

                                     Page 8

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

When reviewing this free writing prospectus, including this "Mortgage Pool
Characteristics" section, please note that:

o    All numerical information provided with respect to the underlying Mortgage
     Loans is provided on an approximate basis.

o    References to Initial Mortgage Pool Balance mean the aggregate cut-off date principal balance of all the Mortgage Loans and do not include the principal balance of any related non-trust loans, references to the Initial
     Loan Group 1 balance mean the aggregate cut-off date principal balance of the Mortgage Loans in Loan Group 1 and do not include the principal balance of any related non-trust loans and references to the Initial Loan group 2 balance mean the aggregate cut-off date principal balance of the Mortgage
     Loans in Loan Group 2 and do not include the principal balance of any related non-trust loans.

o    All weighted average information provided with respect to the Mortgage
     Loans reflects a weighting based on their respective cut-off date principal balances.

o    When information with respect to Mortgaged Properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1
     balance or the Initial Loan Group 2 balance, the percentages are based upon the cut-off date principal balances of the related Mortgage Loans or allocated portions of those balances.

o    If any of the underlying Mortgage Loans is secured by multiple Mortgage
     Properties, a portion of that Mortgage Loan has been allocated to each of those properties for purposes of providing various statistical information.

o    In the case of one mortgage loan (Hyde Park Apartment Portfolio), the U/W
     NCF DSCR was calculated based upon various assumptions regarding projected rental income in 2011 after renovations have been completed on the mortgaged properties. See "Hyde Park Apartment Portfolio" for more information on the calculation of the U/W NCF. With respect to eight (8)
     Mortgage Loans (Morgantown Crossing, Alderwood Plaza, Plaza on the
     Boulevard, Blue Oaks Marketplace, Villa D'Este, Newport Marketplace,
     Perryville Station and Kress Office-Retail Building), the U/W NCF DSCR was
     calculated based upon: (a) re-amortized debt service payments that would be in effect if the subject Mortgage Loan is reduced by a related cash holdback, letter of credit, or guaranty; and/or (b) various assumptions regarding the financial performance of the related Mortgaged Property that are consistent with the release of the subject cash holdback, letter of credit, or guaranty.

o    With respect to two (2) Mortgage Loans (Morgantown Crossing and Kress
     Office-Retail Building), the Cut-off Date LTV Ratios and the Maturity
     Date/ARD LTV Ratios have been calculated based upon the reduction of the relevant principal balance of the respective Mortgage Loan by the amount of a related cash holdback. With respect to five (5) Mortgage Loans (Quality
     Inn -- Norfolk Naval Station, Hyde Park Apartment Portfolio, Regency Court,
     Women's Physician Center and Barley Mill), the Cut-off Date LTV Ratios and
     the Maturity Date/ARD LTV Ratios have been calculated using the
     "as-stabilized" appraised value.

o    Six (6) Mortgage Loans (DDR Southeast Pool, CGM AmeriCold Portfolio,
     Greensboro Corporate Center, Ala Moana Portfolio, 600 West Chicago, and
     Bear Creek Apartments) are each part of a loan combination evidenced by two
     (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date
     LTV Ratio, the Maturity Date/ARD LTV Ratio and the U/W NCF DSCR were calculated based upon the senior indebtedness of the loan combination and do not reflect any related subordinate non-trust loans. In the case of four
     (4) of the above-referenced Mortgage Loans (DDR Southeast Pool, CGM
     AmeriCold Portfolio, Ala Moana Portfolio and 600 West Chicago), the Cut-off
     Date LTV Ratio, the Maturity Date/ARD LTV Ratio and the U/W NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject Mortgage Loan.

o    ARD means anticipated repayment date.

o    The Remaining Amortization Terms were presented without regard to interest only loans.

o    U/W NCF DSCR means a debt service coverage ratio based on the underwritten net cash flow.

o    Cut-off Date LTV Ratio and Cut-off Date Loan-to-Value Ratio each means a loan-to-value ratio based on the related cut-off date principal balance and an appraised value generally determined in connection with origination.

o    Maturity Date/ARD LTV Ratio and Maturity Date/ARD Loan-to-Value Ratio each means a loan-to-value ratio based on the scheduled principal balance at maturity (or, if applicable, ARD) if there are no prepayments or defaults and an appraised value generally determined in connection with origination.

o    With respect to four (4) mortgage loans (DDR Southeast Pool, Hyde Park
     Apartment Portfolio, Wachovia Capitol Center and Regions Bank), certain prepayment conditions may apply notwithstanding the stated prepayment restrictions. The DDR Southeast Pool Loan may be prepaid at any time in amount up to 10% of the original principal balance of the Mortgage Loan in the aggregate without prepayment premium or yield maintenance charge. The
     Hyde Park Apartment Portfolio Loan permits the mortgage loan borrower to prepay up to $11,500,000 of the principal balance at any time before the maturity of the loan in association with partial releases. The Wachovia
     Capitol Center Loan may be prepaid beginning on March 1, 2012 and during each subsequent calendar year, in an amount up to 1% of the original principal balance of the mortgage loan annually without prepayment premium or yield maintenance charge. In the case of the Regions Bank Loan, if the sole tenant has not received the regulatory approval from the Federal
     Depository Insurance Corporation to commence occupancy of the related mortgaged property and does not provide a tenant estoppel to lender evidencing such regulatory approval by October 31, 2007, then the entire unpaid principal amount of the mortgage loan will be due and payable no later than November 30, 2007. In connection with such prepayment, no prepayment premium or yield maintenance charge or defeasance payment is required. These prepayment exceptions were not taken into account in the
     "Mortgage Pool Prepayment Restriction Composition Over Time" tables presented in this free writing prospectus.

                                     Page 9

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                         ALL MORTGAGE
SUMMARY OF COLLATERAL CHARACTERISTICS                        LOANS        LOAN GROUP 1    LOAN GROUP 2
------------------------------------------------------------------------------------------------------

Aggregate Cut-off Date Balance ......................   $4,760,549,404   $4,271,616,678   $488,932,725
Number of Mortgage Loans ............................              319              269             50
Number of Properties ................................              502              401            101
Average Mortgage Loan Cut-off Date Balance ..........   $   14,923,352   $   15,879,616   $  9,778,655
Lowest Mortgage Loan Cut-off Date Balance ...........   $    1,082,009   $    1,082,009   $  1,098,016
Highest Mortgage Loan Cut-off Date Balance ..........   $  442,500,000   $  442,500,000   $123,150,000
Weighted Average Mortgage Rate ......................           5.7314%          5.7216%        5.8177%
Lowest Mortgage Rate ................................           5.0200%          5.0200%        5.2250%
Highest Mortgage Rate ...............................           6.9000%          6.9000%        6.2800%
Weighted Average U/W NCF DSCR .......................             1.41x            1.41x          1.34x
Lowest U/W NCF DSCR .................................             1.10x            1.10x          1.14x
Highest U/W NCF DSCR ................................             2.98x            2.98x          2.17x
Weighted Average Cut-off Date LTV Ratio .............            71.98%           71.58%         75.52%
Lowest Cut-off Date LTV Ratio .......................            31.90%           31.90%         32.21%
Highest Cut-off Date LTV Ratio ......................            81.71%           81.71%         80.07%
Weighted Average Original Term to Scheduled
 Maturity/ARD .......................................       112 months       112 months     117 months
Shortest Original Term to Scheduled Maturity/ARD ....       60 months        60 months      60 months
Longest Original Term to Scheduled Maturity/ARD .....       180 months       180 months     120 months
Weighted Average Remaining Term to Scheduled
 Maturity/ARD .......................................       110 months       109 months     114 months
Shortest Remaining Term to Scheduled Maturity/ARD ...       50 months        50 months      50 months
Longest Remaining Term to Scheduled Maturity/ARD ....       177 months       177 months     120 months
Weighted Average Remaining Amortization Term ........       356 months       356 months     353 months
Shortest Remaining Amortization Term ................       177 months       177 months     300 months
Longest Remaining Amortization Term .................       360 months       360 months     360 months
Weighted Average Mortgage Loan Seasoning ............       2 months         2 months       4 months
Shortest Mortgage Loan Seasoning ....................       0 Months         0 Months       0 Months
Longest Mortgage Loan Seasoning .....................       25 months        16 months      25 months

                                     Page 10

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

PROPERTY TYPE

                                                                                             WTD. AVG.
                                                 AGGREGATE      % OF INITIAL                 CUT-OFF
                                   NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.       DATE
        PROPERTY TYPE             MORTGAGED      PRINCIPAL          POOL       U/W NCF     LOAN-TO-VALUE
           SUBTYPE                PROPERTIES      BALANCE          BALANCE       DSCR          RATIO
--------------------------------------------------------------------------------------------------------

Retail                               174       $1,860,480,285        39.1%       1.38x         70.68%
   Anchored                           99        1,280,569,371        26.9        1.38          72.05
   Regional Mall                       3          182,848,680         3.8        1.57          62.61
   Shadow Anchored                    18          141,696,901         3.0        1.24          75.98
   Unanchored                         23          129,885,077         2.7        1.39          66.01
   Anchored, Single Tenant            18           83,235,136         1.7        1.26          69.36
   Unanchored, Single Tenant          13           42,245,121         0.9        1.46          63.46

Office                                84        1,265,432,517        26.6        1.29          74.09
   Suburban                           54          723,360,531        15.2        1.28          73.47
   CBD                                 9          283,808,712         6.0        1.34          76.67
   Medical Office                     21          258,263,274         5.4        1.26          73.01

Hospitality                           41          506,264,556        10.6        1.60          70.63
   Limited Service                    32          351,859,676         7.4        1.60          72.61
   Full Service                        6          129,925,472         2.7        1.61          64.17
   Extended Stay                       3           24,479,408         0.5        1.50          76.55

Industrial                            76          463,346,799         9.7        1.66          71.02

Multifamily                           88          447,328,834         9.4        1.34          75.70
   Conventional                       86          432,303,834         9.1        1.34          75.85
   Student Housing                     1            7,825,000         0.2        1.15          79.85
   Live/Work                           1            7,200,000         0.2        1.22          62.07

Mixed Use                             13          110,605,873         2.3        1.57          63.19

Manufactured Housing                  15           62,103,892         1.3        1.35          72.07

Self Storage                           8           29,534,382         0.6        1.25          74.45

Other                                  1            9,000,000         0.2        1.25          79.72

Land                                   2            6,452,267         0.1        1.25          77.84
--------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                    502       $4,760,549,404       100.0%       1.41x         71.98%
========================================================================================================

GEOGRAPHIC DISTRIBUTION

                                                                                             WTD. AVG.
                                                  AGGREGATE     % OF INITIAL                  CUT-OFF
                                   NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.       DATE
                                  MORTGAGED       PRINCIPAL         POOL        U/W NCF    LOAN-TO-VALUE
 STATE/REGION                     PROPERTIES       BALANCE         BALANCE        DSCR         RATIO
--------------------------------------------------------------------------------------------------------

California                            53       $  927,180,519        19.5%       1.35x         72.82%
   Southern California(1)             39          725,955,536        15.2        1.34          73.68
   Northern California(1)             14          201,224,983         4.2        1.40          69.74
Virginia                              21          418,705,338         8.8        1.29          74.14
Florida                               57          392,493,796         8.2        1.52          66.06
Pennsylvania                          18          307,391,419         6.5        1.31          76.53
Illinois                              54          257,593,514         5.4        1.43          77.96
North Carolina                        21          253,588,058         5.3        1.46          74.09
Georgia                               37          207,828,144         4.4        1.50          69.14
Maryland                              14          184,760,283         3.9        1.32          73.97
New Jersey                            13          160,605,199         3.4        1.39          74.63
Washington                            17          153,988,719         3.2        1.46          68.88
Other                                197        1,496,414,414        31.4        1.45          70.28
--------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                      502       $4,760,549,404       100.0%       1.41x         71.98%
========================================================================================================

(1)   Northern California includes areas with zip codes of 93309 and above, and
      Southern California includes areas with zip codes of 93003 and below.

                                    Page 11

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

                                                                                       WTD. AVG.
                                                                                       CUT-OFF
                                              AGGREGATE     % OF INITIAL                 DATE
                               NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
   RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL          POOL       U/W NCF     VALUE
    PRINCIPAL BALANCES           LOANS         BALANCE         BALANCE       DSCR       RATIO
------------------------------------------------------------------------------------------------

  $1,082,009 to   $4,999,999      101      $  295,638,865        6.2%         1.36x      70.21%
  $5,000,000 to   $9,999,999      102         743,160,866       15.6          1.34       72.39
 $10,000,000 to  $14,999,999       43         515,450,047       10.8          1.39       71.68
 $15,000,000 to  $19,999,999       22         368,014,294        7.7          1.32       73.27
 $20,000,000 to  $24,999,999       13         279,229,317        5.9          1.27       73.75
 $25,000,000 to  $29,999,999        6         167,002,032        3.5          1.24       74.44
 $30,000,000 to  $39,999,999       10         349,124,000        7.3          1.51       71.79
 $40,000,000 to  $49,999,999        5         226,379,983        4.8          1.61       69.04
 $50,000,000 to  $74,999,999        8         507,600,000       10.7          1.38       77.51
 $75,000,000 to  $99,999,999        3         248,000,000        5.2          1.33       76.00
$100,000,000 to $124,999,999        3         343,450,000        7.2          1.58       70.31
$125,000,000 to $442,500,000        3         717,500,000       15.1          1.49       67.11
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 319      $4,760,549,404      100.0%         1.41x      71.98%
================================================================================================

MORTGAGE RATES

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
                                              AGGREGATE     % OF INITIAL                 DATE
                               NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
      RANGE OF                  MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
   MORTGAGE RATES                LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

5.0200% to 5.4999%                 18      $  549,437,114       11.5%         1.49x      75.21%
5.5000% to 5.7499%                116       2,190,890,219       46.0          1.47       68.70
5.7500% to 5.9999%                131       1,384,386,304       29.1          1.34       75.60
6.0000% to 6.4999%                 50         626,690,922       13.2          1.25       72.67
6.5000% to 6.9000%                  4           9,144,846        0.2          1.55       67.77
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 319      $4,760,549,404      100.0%         1.41x      71.98%
================================================================================================

ORIGINAL TERM TO MATURITY OR ARD

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
    RANGE OF                                 AGGREGATE     % OF INITIAL                  DATE
 ORIGINAL TERMS                NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
TO MATURITY/ARD                MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
    (MONTHS)                     LOANS         BALANCE         BALANCE        DSCR       RATIO
------------------------------------------------------------------------------------------------

    60                             13      $  370,285,555        7.8%         1.77x      59.95%
    66                              1           6,000,000        0.1          1.32       72.29
    84                              9         395,040,000        8.3          1.50       75.53
    96                              1          12,200,000        0.3          1.20       67.03
120 to 121                        292       3,956,790,128       83.1          1.36       72.78
138 to 180                          3          20,233,721        0.4          1.31       69.45
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 319      $4,760,549,404      100.0%         1.41x      71.98%
================================================================================================

REMAINING TERM TO MATURITY OR ARD

                                                                                        WTD. AVG.
    RANGE OF                                                                             CUT-OFF
   REMAINING                                  AGGREGATE     % OF INITIAL                  DATE
   TERMS TO                    NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
MATURITY/ ARD                  MORTGAGE       PRINCIPAL         POOL        U/W NCF       VALUE
   (MONTHS)                      LOANS         BALANCE         BALANCE       DSCR         RATIO
------------------------------------------------------------------------------------------------

 50 to  59                         10      $  228,535,555        4.8%         1.69x      62.45%
 60 to  83                         14         554,990,000       11.7          1.59       70.30
 84 to 114                          5          63,361,403        1.3          1.20       69.24
115 to 120                        286       3,890,978,725       81.7          1.37       72.85
121 to 177                          4          22,683,721        0.5          1.32       68.23
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 319      $4,760,549,404      100.0%         1.41x      71.98%
================================================================================================

ORIGINAL AMORTIZATION TERM

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
   RANGE OF                                   AGGREGATE     % OF INITIAL                 DATE
   ORIGINAL                    NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
 AMORTIZATION                  MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
TERMS (MONTHS)                   LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

Interest Only                      72      $2,370,027,593       49.8%         1.53x      71.02%
     180                            1           1,980,940       0.04          2.67       34.15
     240                            4          18,242,223        0.4          1.23       67.94
     300                           16          96,180,059        2.0          1.42       71.79
     360                          226       2,274,118,590       47.8          1.27       73.06
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 319      $4,760,549,404      100.0%         1.41x      71.98%
================================================================================================

REMAINING AMORTIZATION TERM

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
   RANGE OF                                   AGGREGATE     % OF INITIAL                 DATE
   REMAINING                   NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
 AMORTIZATION                  MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
TERMS (MONTHS)                   LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

Interest Only                      72      $2,370,027,593       49.8%         1.53x      71.02%
  177 to 240                        5          20,223,162        0.4          1.37       64.63
  241 to 300                       16          96,180,059        2.0          1.42       71.79
  301 to 360                      226       2,274,118,590       47.8          1.27       73.06
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 319      $4,760,549,404      100.0%         1.41x      71.98%
================================================================================================

MORTGAGE LOAN TYPE

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
                                              AGGREGATE     % OF INITIAL                 DATE
                               NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
                               MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
MORTGAGE LOAN TYPE               LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

Interest Only                     70      $2,321,427,593        48.8%         1.54x      70.84%
Partial IO/Balloon               145       1,766,504,000        37.1          1.25       73.63
Balloon                           95         546,609,693        11.5          1.38       70.47
Partial IO/ARD                     5          66,045,000         1.4          1.19       75.16
Interest Only/ARD                  2          48,600,000         1.0          1.32       79.67
ARD                                1           9,382,178         0.2          1.20       78.18
Fully Amortizing                   1           1,980,940        0.04          2.67       34.15
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                319      $4,760,549,404       100.0%         1.41x      71.98%
================================================================================================

                                    Page 12

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
                                              AGGREGATE     % OF INITIAL                 DATE
                               NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
 RANGE OF U/W                  MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
   NCF DSCR                      LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

1.10x to 1.14x                    10      $  241,813,285         5.1%         1.11x      71.73%
1.15x to 1.19x                    40         492,084,064        10.3          1.16       76.58
1.20x to 1.24x                    85         872,902,862        18.3          1.21       75.26
1.25x to 1.29x                    42         435,874,588         9.2          1.26       76.48
1.30x to 1.34x                    28         426,591,161         9.0          1.31       76.35
1.35x to 1.39x                    22         337,430,718         7.1          1.37       75.89
1.40x to 1.44x                    26         231,492,314         4.9          1.42       70.81
1.45x to 1.49x                    10         604,342,224        12.7          1.48       66.78
1.50x to 1.99x                    44         941,982,944        19.8          1.69       69.87
2.00x to 2.98x                    12         176,035,243         3.7          2.31       44.71
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                319      $4,760,549,404       100.0%         1.41x      71.98%
================================================================================================

PREPAYMENT PROVISION TYPE

                                                                                      WTD. AVG.
                                                                                       CUT-OFF
                                             AGGREGATE     % OF INITIAL                 DATE
                              NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
      PREPAYMENT              MORTGAGE       PRINCIPAL          POOL       U/W NCF     VALUE
       PREMIUM                  LOANS         BALANCE         BALANCE        DSCR      RATIO
-----------------------------------------------------------------------------------------------

LO/Defeasance                    259      $3,659,095,022        76.9%         1.40x     72.93%
LO/Grtrx%UPBorYM                  53       1,023,197,173        21.5          1.44      68.59
LO/(i)Grtrx%UPBorYMor(ii)
   Defeasance                      4          69,775,000         1.5          1.43      74.41
LO/Grtrx%UPBorYM/
   Declining Penalty               2           4,282,209         0.1          1.39      71.43
LO/YM/Declining Penalty            1           4,200,000         0.1          2.66      35.15
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                319      $4,760,549,404       100.0%         1.41x     71.98%
================================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                                      WTD. AVG.
                                                                                       CUT-OFF
                                             AGGREGATE     % OF INITIAL                 DATE
     RANGE OF                 NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD. AVG.    LOAN-TO-
   CUT-OFF DATE               MORTGAGE      PRINCIPAL           POOL       U/W NCF      VALUE
    LTV RATIO                   LOANS        BALANCE          BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

31.90% to 60.00%                  40      $  453,766,409         9.5%         1.90x      49.87%
60.01% to 65.00%                  25         628,042,629        13.2          1.49       63.22
65.01% to 70.00%                  37         502,148,081        10.5          1.33       68.23
70.01% to 75.00%                  71         798,773,599        16.8          1.29       73.49
75.01% to 80.00%                 137       2,153,692,687        45.2          1.35       78.64
80.01% to 81.71%                   9         224,126,000         4.7          1.30       80.39
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                319      $4,760,549,404       100.0%         1.41x      71.98%
================================================================================================

MATURITY DATE / ARD LOAN-TO-VALUE RATIO

                                                                                      WTD. AVG.
                                                                                       CUT-OFF
                                            AGGREGATE      % OF INITIAL                 DATE
RANGE OF MATURITY             NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD. AVG.    LOAN-TO-
DATE/ARD LOAN-TO-             MORTGAGE      PRINCIPAL          POOL       U/W NCF       VALUE
   VALUE RATIO                  LOANS        BALANCE          BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

 0.60% to 50.00%                  36      $  275,301,229         5.8%         1.92x      48.48%
50.01% to 60.00%                  45         455,836,782         9.6          1.57       61.31
60.01% to 65.00%                  57       1,021,165,074        21.5          1.38       66.64
65.01% to 70.00%                  74         729,437,319        15.3          1.32       74.72
70.01% to 80.00%                 104       2,169,659,000        45.6          1.36       78.37
80.01% to 81.30%                   3         109,150,000         2.3          1.23       80.58
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                319      $4,760,549,404       100.0%         1.41x      71.98%
================================================================================================

ENCUMBERED INTEREST

                                                                                       WTD. AVG.
                                                                                       CUT-OFF
                                             AGGREGATE      % OF INITIAL                 DATE
                               NUMBER OF   CUT-OFF DATE       MORTGAGE     WTD. AVG.   LOAN-TO-
       ENCUMBERED              MORTGAGE     PRINCIPAL           POOL        U/W NCF     VALUE
        INTEREST              PROPERTIES     BALANCE           BALANCE        DSCR       RATIO
------------------------------------------------------------------------------------------------

Fee Simple                       490       $4,511,276,179       94.8%         1.41x       71.97%
Fee in Part, Leasehold
  in Part                          3          124,610,528        2.6          1.36        77.04
Leasehold                          9          124,662,697        2.6          1.39        67.22
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                502       $4,760,549,404      100.0%         1.41x       71.98%
================================================================================================

SEASONING

                                                                                       WTD. AVG.
                                                                                       CUT-OFF
                                              AGGREGATE     % OF INITIAL                 DATE
                              NUMBER OF     CUT-OFF DATE      MORTGAGE      WTD. AVG.  LOAN-TO-
 SEASONING                    MORTGAGE       PRINCIPAL          POOL         U/W NCF    VALUE
 (MONTHS)                       LOANS         BALANCE         BALANCE         DSCR      RATIO
------------------------------------------------------------------------------------------------

0 to 6                           310       $4,493,688,001       94.4%         1.40x      72.43%
7 to 12                            5          201,511,403        4.2          1.56       63.16
13 to 16                           3           42,950,000        0.9          1.20       72.11
17 to 25                           1           22,400,000        0.5          1.15       60.22
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                319       $4,760,549,404      100.0%         1.41x      71.98%
================================================================================================

                                    Page 13

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)(3)

                                                MONTHS FOLLOWING CUT-OFF DATE
                                     ----------------------------------------------------
        PREPAYMENT RESTRICTION         0        12       24       36       48       60
-----------------------------------------------------------------------------------------

Mortgage Loan Pool Balance(2)        100.00%   99.85%   99.64%   99.38%   99.03%   90.81%
Locked/Defeasance                    100.00%  100.00%   87.33%   77.83%   75.02%   77.09%
   Locked                            100.00%  100.00%   87.33%    2.25%    0.39%    0.00%
   Defeasance                          0.00%    0.00%    0.00%   75.58%   74.63%   77.09%
Yield Maintenance (All)                0.00%    0.00%   12.67%   22.17%   22.80%   22.59%
   Yield Maintenance                   0.00%    0.00%    0.09%    0.09%    0.09%    0.00%
   Grtr4%UPBor2%UPB+YM                 0.00%    0.00%    0.00%    0.15%    0.15%    0.17%
   Grtr1%UPBorYM                       0.00%    0.00%   12.58%   20.45%   21.07%   20.81%
   i-Grtr1%UPBorYMor-ii-Defeasance     0.00%    0.00%    0.00%    1.47%    1.48%    1.61%
Penalty (All)                          0.00%    0.00%    0.00%    0.00%    0.00%    0.19%
   Penalty 5% UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.09%
   Penalty 4% UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
   Penalty 3% UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
   Penalty 2% UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.10%
   Penalty 1% UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
Open                                   0.00%    0.00%    0.00%    0.00%    2.19%    0.13%
-----------------------------------------------------------------------------------------
TOTAL                                100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
=========================================================================================

                                             MONTHS FOLLOWING CUT-OFF DATE
                                     --------------------------------------------
        PREPAYMENT RESTRICTION         72       84       96      108        120
---------------------------------------------------------------------------------

Mortgage Loan Pool Balance(2)         90.00%   80.97%   79.84%   78.49%     0.36%
Locked/Defeasance                     75.19%   73.08%   72.83%   72.41%    87.68%
   Locked                              0.00%    0.00%    0.00%    0.00%     0.00%
   Defeasance                         75.19%   73.08%   72.83%   72.41%    87.68%
Yield Maintenance (All)               22.69%   24.36%   24.58%   24.86%     0.00%
   Yield Maintenance                   0.00%    0.00%    0.00%    0.00%     0.00%
   Grtr4%UPBor2%UPB+YM                 0.17%    0.19%    0.19%    0.19%     0.00%
   Grtr1%UPBorYM                      20.90%   22.37%   22.56%   22.81%     0.00%
   i-Grtr1%UPBorYMor-ii-Defeasance     1.63%    1.81%    1.83%    1.86%     0.00%
Penalty (All)                          0.19%    0.10%    0.10%    0.10%     0.00%
   Penalty 5% UPB                      0.00%    0.00%    0.00%    0.00%     0.00%
   Penalty 4% UPB                      0.09%    0.00%    0.00%    0.00%     0.00%
   Penalty 3% UPB                      0.00%    0.10%    0.00%    0.00%     0.00%
   Penalty 2% UPB                      0.00%    0.00%    0.10%    0.00%     0.00%
   Penalty 1% UPB                      0.10%    0.00%    0.00%    0.10%     0.00%
Open                                   1.92%    2.46%    2.49%    2.62%    12.32%
---------------------------------------------------------------------------------
TOTAL                                100.00%  100.00%  100.00%  100.00%   100.00%
=================================================================================

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2)  Remaining aggregate mortgage loan pool balance as a percentage of the
     Initial Mortgage Pool Balance at the specified point in time.

(3)  Several of the Mortgage Loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related Mortgaged Property;
     and (iii) a required repayment of the subject Mortgage Loan (in whole or in part) if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. See "Description of the Mortgage Pool--Terms and
     Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in, and
     the footnotes to Annex A-1 of, the offering prospectus dated July 9, 2007 relating to the offered certificates. The above table does not reflect these exceptions. In addition, prepayments could occur by reason of casualty, condemnation or default.

                                     Page 14

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     Page 15

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

PROPERTY TYPE

                                                                                          WTD. AVG.
                                              AGGREGATE                                    CUT-OFF
                                NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.       DATE
        PROPERTY TYPE           MORTGAGED     PRINCIPAL      LOAN GROUP 1    U/W NCF    LOAN-TO-VALUE
           SUBTYPE             PROPERTIES      BALANCE         BALANCE        DSCR          RATIO
-----------------------------------------------------------------------------------------------------

Retail                             174      $1,860,480,285       43.6%        1.38x         70.68%
   Anchored                         99       1,280,569,371       30.0         1.38          72.05
   Regional Mall                     3         182,848,680        4.3         1.57          62.61
   Shadow Anchored                  18         141,696,901        3.3         1.24          75.98
   Unanchored                       23         129,885,077        3.0         1.39          66.01
   Anchored, Single Tenant          18          83,235,136        1.9         1.26          69.36
   Unanchored, Single Tenant        13          42,245,121        1.0         1.46          63.46
Office                              84       1,265,432,517       29.6         1.29          74.09
   Suburban                         54         723,360,531       16.9         1.28          73.47
   CBD                               9         283,808,712        6.6         1.34          76.67
   Medical Office                   21         258,263,274        6.0         1.26          73.01
Hospitality                         41         506,264,556       11.9         1.60          70.63
   Limited Service                  32         351,859,676        8.2         1.60          72.61
   Full Service                      6         129,925,472        3.0         1.61          64.17
   Extended Stay                     3          24,479,408        0.6         1.50          76.55
Industrial                          76         463,346,799       10.8         1.66          71.02
Mixed Use                           13         110,605,873        2.6         1.57          63.19
Self Storage                         8          29,534,382        0.7         1.25          74.45
Multifamily                          2          20,500,000        0.5         1.25          69.08
   Conventional                      1          13,300,000        0.3         1.26          72.88
   Live/Work                         1           7,200,000        0.2         1.22          62.07
Other                                1           9,000,000        0.2         1.25          79.72
Land                                 2           6,452,267        0.2         1.25          77.84
-----------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                    401      $4,271,616,678      100.0%        1.41x         71.58%
=====================================================================================================

GEOGRAPHIC DISTRIBUTION

                                                                                        WTD. AVG.
                                              AGGREGATE                                  CUT-OFF
                              NUMBER OF     CUT-OFF DATE   % OF INITIAL   WTD. AVG.        DATE
                              MORTGAGED       PRINCIPAL    LOAN GROUP 1    U/W NCF    LOAN-TO-VALUE
        STATE/REGION         PROPERTIES        BALANCE       BALANCE        DSCR          RATIO
---------------------------------------------------------------------------------------------------

California                        50      $  890,077,206       20.8%         1.35x        73.42%
   Southern California (1)        37         695,002,223       16.3          1.34         74.44
   Northern California (1)        13         195,074,983        4.6          1.40         69.78
Virginia                          18         411,749,544        9.6          1.29         74.10
Florida                           53         375,552,264        8.8          1.53         65.94
Pennsylvania                      13         265,109,211        6.2          1.31         76.15
North Carolina                    18         242,390,769        5.7          1.46         73.91
Georgia                           36         202,553,846        4.7          1.51         68.86
Maryland                          14         184,760,283        4.3          1.32         73.97
Washington                        16         146,588,719        3.4          1.45         68.93
New Jersey                        12         146,505,199        3.4          1.41         74.63
Oregon                            11         139,331,077        3.3          1.68         65.89
Other                            160       1,266,998,561       29.7          1.44         70.40
---------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                  401      $4,271,616,678      100.0%         1.41x        71.58%
===================================================================================================

(1)  Northern California includes areas with zip codes of 93309 and above, and
     Southern California includes areas with zip codes of 93003 and below.

                                    Page 16

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

       RANGE OF
       CUT-OFF                                AGGREGATE     % OF INITIAL                 WTD. AVG.
        DATE                   NUMBER OF    CUT-OFF DATE        LOAN       WTD. AVG.   CUT-OFF DATE
      PRINCIPAL                 MORTGAGE      PRINCIPAL        GROUP 1      U/W NCF    LOAN-TO-VALUE
       BALANCES                  LOANS         BALANCE         BALANCE       DSCR          RATIO
----------------------------------------------------------------------------------------------------

$ 1,082,009 to $ 4,999,999         75      $  223,029,582        5.2%         1.38x        68.91%
$ 5,000,000 to $ 9,999,999         88         634,362,423       14.9          1.35         72.55
$10,000,000 to $14,999,999         40         477,150,047       11.2          1.40         71.25
$15,000,000 to $19,999,999         20         332,814,294        7.8          1.33         72.81
$20,000,000 to $24,999,999         11         232,129,317        5.4          1.29         74.41
$25,000,000 to $29,999,999          5         140,227,032        3.3          1.22         73.39
$30,000,000 to $39,999,999          9         312,124,000        7.3          1.55         70.83
$40,000,000 to $49,999,999          5         226,379,983        5.3          1.61         69.04
$50,000,000 to $74,999,999          8         507,600,000       11.9          1.38         77.51
$75,000,000 to $99,999,999          3         248,000,000        5.8          1.33         76.00
$100,000,000 to $124,999,999        2         220,300,000        5.2          1.56         65.77
$125,000,000 to $442,500,000        3         717,500,000       16.8          1.49         67.11
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 269      $4,271,616,678      100.0%         1.41x        71.58%
====================================================================================================

MORTGAGE RATES

                                    AGGREGATE     % OF INITIAL                 WTD. AVG.
    RANGE OF         NUMBER OF    CUT-OFF DATE        LOAN       WTD. AVG.   CUT-OFF DATE
    MORTGAGE          MORTGAGE      PRINCIPAL        GROUP 1      U/W NCF    LOAN-TO-VALUE
      RATES            LOANS         BALANCE         BALANCE       DSCR          RATIO
------------------------------------------------------------------------------------------

5.0200% to 5.4999%       17      $  541,367,114       12.7%         1.50x        75.30%
5.5000% to 5.7499%      104       2,062,826,042       48.3          1.49         68.62
5.7500% to 5.9999%      105       1,080,096,189       25.3          1.32         74.88
6.0000% to 6.4999%       39         578,182,488       13.5          1.24         72.51
6.5000% to 6.9000%        4           9,144,846        0.2          1.55         67.77
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678      100.0%         1.41x        71.58%
==========================================================================================

ORIGINAL TERM TO MATURITY OR ARD

  RANGE OF
  ORIGINAL                          AGGREGATE     % OF INITIAL                 WTD. AVG.
  TERMS TO           NUMBER OF    CUT-OFF DATE        LOAN       WTD. AVG.   CUT-OFF DATE
MATURITY/ARD         MORTGAGE       PRINCIPAL        GROUP 1      U/W NCF    LOAN-TO-VALUE
  (MONTHS)             LOANS         BALANCE         BALANCE       DSCR          RATIO
------------------------------------------------------------------------------------------

    60                   10      $  354,939,593         8.3%        1.79x        59.37%
    66                    1           6,000,000         0.1         1.32         72.29
    84                    8         386,290,000         9.0         1.50         75.65
    96                    1          12,200,000         0.3         1.20         67.03
120 to 121              246       3,491,953,364        81.7         1.37         72.40
138 to 180                3          20,233,721         0.5         1.31         69.45
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678       100.0%        1.41x        71.58%
==========================================================================================

REMAINING TERM TO MATURITY OR ARD

   RANGE OF
  REMAINING                         AGGREGATE     % OF INITIAL                 WTD. AVG.
   TERMS TO          NUMBER OF    CUT-OFF DATE        LOAN       WTD. AVG.   CUT-OFF DATE
  MATURITY/           MORTGAGE      PRINCIPAL        GROUP 1      U/W NCF    LOAN-TO-VALUE
 ARD (MONTHS)          LOANS         BALANCE         BALANCE       DSCR          RATIO
------------------------------------------------------------------------------------------

 50 to 59                 7      $  213,189,593         5.0%        1.71x        61.66%
 60 to 83                13         546,240,000        12.8         1.60         70.30
 84 to 114                3          34,615,714         0.8         1.23         73.42
115 to 120              242       3,454,887,651        80.9         1.37         72.39
121 to 177                4          22,683,721         0.5         1.32         68.23
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678       100.0%        1.41x        71.58%
==========================================================================================

ORIGINAL AMORTIZATION TERM

     RANGE OF
     ORIGINAL                       AGGREGATE     % OF INITIAL                  WTD. AVG.
   AMORTIZATION      NUMBER OF    CUT-OFF DATE        LOAN       WTD. AVG.   CUT-OFF DATE
      TERMS          MORTGAGE       PRINCIPAL        GROUP 1      U/W NCF    LOAN-TO-VALUE
     (MONTHS)          LOANS         BALANCE         BALANCE       DSCR          RATIO
------------------------------------------------------------------------------------------

  Interest Only          65      $2,177,252,593        51.0%        1.53x        70.44%
       180                1           1,980,940        0.05         2.67         34.15
       240                4          18,242,223         0.4         1.23         67.94
       300               13          67,380,059         1.6         1.51         68.34
       360              186       2,006,760,864        47.0         1.28         72.99
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678       100.0%        1.41x        71.58%
==========================================================================================

REMAINING AMORTIZATION TERM

      RANGE OF
    REMAINING                       AGGREGATE     % OF INITIAL                  WTD. AVG.
   AMORTIZATION      NUMBER OF    CUT-OFF DATE        LOAN       WTD. AVG.    CUT-OFF DATE
      TERMS          MORTGAGE       PRINCIPAL        GROUP 1       U/W NCF   LOAN-TO-VALUE
     (MONTHS)          LOANS         BALANCE         BALANCE        DSCR         RATIO
------------------------------------------------------------------------------------------

Interest Only            65      $2,177,252,593        51.0%         1.53x        70.44%
177 to 240                5          20,223,162         0.5          1.37         64.63
241 to 300               13          67,380,059         1.6          1.51         68.34
301 to 360              186       2,006,760,864        47.0          1.28         72.99
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678       100.0%         1.41x        71.58%
==========================================================================================

MORTGAGE LOAN TYPE

                                    AGGREGATE     % OF INITIAL                  WTD. AVG.
                     NUMBER OF    CUT-OFF DATE        LOAN       WTD. AVG.   CUT-OFF DATE
                      MORTGAGE      PRINCIPAL        GROUP 1      U/W NCF    LOAN-TO-VALUE
MORTGAGE LOAN TYPE     LOANS        BALANCE          BALANCE       DSCR          RATIO
------------------------------------------------------------------------------------------

Interest Only            63      $2,128,652,593        49.8%        1.54x        70.23%
Partial IO/Balloon      122       1,535,304,000        35.9         1.26         73.22
Balloon                  75         481,651,968        11.3         1.39         71.03
Partial IO/ARD            5          66,045,000         1.5         1.19         75.16
Interest Only/ARD         2          48,600,000         1.1         1.32         79.67
ARD                       1           9,382,178         0.2         1.20         78.18
Fully Amortizing          1           1,980,940        0.05         2.67         34.15
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678       100.0%        1.41x        71.58%
==========================================================================================

                                     Page 17

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

                                                                               WTD. AVG.
                                    AGGREGATE     % OF INITIAL                  CUT-OFF
                     NUMBER OF    CUT-OFF DATE        LOAN       WTD. AVG.       DATE
 RANGE OF U/W         MORTGAGE      PRINCIPAL        GROUP 1      U/W NCF    LOAN-TO-VALUE
  NCF DSCR             LOANS         BALANCE         BALANCE        DSCR         RATIO
------------------------------------------------------------------------------------------

1.10x to 1.14x            9      $  238,813,285         5.6%        1.11x       71.85%
1.15x to 1.19x           28         351,688,281         8.2         1.17        77.37
1.20x to 1.24x           74         791,344,841        18.5         1.22        75.14
1.25x to 1.29x           36         401,061,322         9.4         1.26        76.25
1.30x to 1.34x           22         388,328,715         9.1         1.31        76.12
1.35x to 1.39x           19         327,533,429         7.7         1.37        76.07
1.40x to 1.44x           23         212,907,187         5.0         1.42        70.32
1.45x to 1.49x            7         578,442,224        13.5         1.48        66.52
1.50x to 1.99x           40         806,885,654        18.9         1.70        68.90
2.00x to 2.98x           11         174,611,740         4.1         2.31        44.81
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678       100.0%        1.41x       71.58%
==========================================================================================

PREPAYMENT PROVISION TYPE

                                                                                WTD. AVG.
                                    AGGREGATE                                   CUT-OFF
                     NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.        DATE
    PREPAYMENT       MORTGAGE      PRINCIPAL      LOAN GROUP 1    U/W NCF    LOAN-TO-VALUE
     PREMIUM           LOANS        BALANCE         BALANCE        DSCR          RATIO
------------------------------------------------------------------------------------------

LO/Defeasance           217      $3,248,765,194        76.1%        1.40x       72.68%
LO/Grtrx%UPBorYM         48         975,651,484        22.8         1.45        68.09
LO/(i)Grtrx%
  UPBorYMor(ii)
  Defeasance              3          43,000,000         1.0         1.50        70.98
LO/YM/Declining
  Penalty                 1           4,200,000         0.1         2.66        35.15
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678       100.0%        1.41x       71.58%
==========================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                               WTD. AVG.
                                   AGGREGATE      % OF INITIAL                  CUT-OFF
   RANGE OF          NUMBER OF      CUT-OFF           LOAN       WTD. AVG.       DATE
 CUT-OFF DATE        MORTGAGE    DATE PRINCIPAL      GROUP 1      U/W NCF    LOAN-TO-VALUE
  LTV RATIO            LOANS        BALANCE          BALANCE       DSCR          RATIO
------------------------------------------------------------------------------------------

31.90% to 60.00%         35      $  430,426,174        10.1%        1.92x       49.91%
60.01% to 65.00%         22         599,149,709        14.0         1.50        63.33
65.01% to 70.00%         32         469,981,284        11.0         1.33        68.17
70.01% to 75.00%         65         760,532,649        17.8         1.29        73.46
75.01% to 80.00%        107       1,792,100,861        42.0         1.35        78.55
80.01% to 81.71%          8         219,426,000         5.1         1.30        80.40
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       269      $4,271,616,678       100.0%        1.41x       71.58%
==========================================================================================

MATURITY DATE / ARD LOAN-TO-VALUE RATIO

                                                                               WTD. AVG.
RANGE OF MATURITY                  AGGREGATE                                   CUT-OFF
    DATE/ARD         NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.       DATE
    LOAN-TO-         MORTGAGE      PRINCIPAL      LOAN GROUP 1    U/W NCF    LOAN-TO-VALUE
  VALUE RATIO          LOANS        BALANCE          BALANCE        DSCR         RATIO
------------------------------------------------------------------------------------------

0.60% to 50.00%           31     $  251,960,994          5.9%       1.97x        48.43%
50.01% to 60.00%          40        422,651,496          9.9        1.60         61.24
60.01% to 65.00%          51      1,002,755,709         23.5        1.38         66.54
65.01% to 70.00%          59        641,644,479         15.0        1.32         74.70
70.01% to 80.00%          85      1,843,454,000         43.2        1.35         78.23
80.01% to 81.30%           3        109,150,000          2.6        1.23         80.58
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.        269     $4,271,616,678        100.0%       1.41x        71.58%
==========================================================================================

ENCUMBERED INTEREST

                                                                                WTD. AVG.
                                                                                CUT-OFF
                                        AGGREGATE    % OF INITIAL                 DATE
                        NUMBER OF     CUT-OFF DATE       LOAN       WTD. AVG.   LOAN-TO-
     ENCUMBERED         MORTGAGE       PRINCIPAL       GROUP 1       U/W NCF     VALUE
      INTEREST         PROPERTIES       BALANCE        BALANCE        DSCR       RATIO
-----------------------------------------------------------------------------------------

Fee Simple                 389      $4,022,343,454        94.2%         1.42x     71.54%
Fee in Part,
   Leasehold in Part         3         124,610,528         2.9          1.36      77.04
Leasehold                    9         124,662,697         2.9          1.39      67.22
-----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          401      $4,271,616,678       100.0%         1.41x     71.58%
=========================================================================================

SEASONING

                                                                                WTD. AVG.
                                                                                 CUT-OFF
                                       AGGREGATE                                  DATE
                        NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.   LOAN-TO-
    SEASONING            MORTGAGE     PRINCIPAL      LOAN GROUP 1    U/W NCF      VALUE
     (MONTHS)             LOANS        BALANCE          BALANCE       DSCR        RATIO
-----------------------------------------------------------------------------------------

0 to 6                     263      $4,036,800,965       94.5%         1.41x      72.01%
7 to 12                      3         191,865,714        4.5%         1.57       62.42
13 to 16                     3          42,950,000        1.0%         1.20       72.11
-----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          269      $4,271,616,678      100.0%         1.41x      71.58%
=========================================================================================

                                    Page 18

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

INITIAL LOAN GROUP 1 MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER
TIME(1)(3)

                                              MONTHS FOLLOWING CUT-OFF DATE
                                     -----------------------------------------------
       PREPAYMENT RESTRICTION           0         12        24        36        48
------------------------------------------------------------------------------------

Loan Group 1 Balance(2)              100.00%    99.85%    99.65%    99.39%    99.05%
Locked/Defeasance                    100.00%   100.00%    85.88%    76.99%    73.93%
  Locked                             100.00%   100.00%    85.88%     2.22%     0.29%
  Defeasance                           0.00%     0.00%     0.00%    74.78%    73.64%
Yield Maintenance (All)                0.00%     0.00%    14.12%    23.01%    23.70%
   Yield Maintenance                   0.00%     0.00%     0.10%     0.10%     0.10%
   Grtr4%UPBor2%UPB+YM                 0.00%     0.00%     0.00%     0.17%     0.17%
   Grtr1%UPBorYM                       0.00%     0.00%    14.02%    21.72%    22.42%
   i-Grtr1%UPBorYMor-ii-Defeasance     0.00%     0.00%     0.00%     1.01%     1.02%
Penalty (All)                          0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 5% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 4% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 3% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 2% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 1% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
Open                                   0.00%     0.00%     0.00%     0.00%     2.36%
------------------------------------------------------------------------------------
TOTAL                                100.00%   100.00%   100.00%   100.00%   100.00%
====================================================================================

                                                      MONTHS FOLLOWING CUT-OFF DATE
                                     ----------------------------------------------------------
       PREPAYMENT RESTRICTION           60        72        84        96       108        120
-----------------------------------------------------------------------------------------------

Loan Group 1 Balance(2)               90.30%    89.49%    79.73%    79.04%    77.65%     0.40%
Locked/Defeasance                     76.33%    74.21%    71.77%    71.65%    71.17%    87.68%
   Locked                              0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
   Defeasance                         76.33%    74.21%    71.77%    71.65%    71.17%    87.68%
Yield Maintenance (All)               23.41%    23.53%    25.45%    25.55%    25.87%     0.00%
   Yield Maintenance                   0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
   Grtr4%UPBor2%UPB+YM                 0.19%     0.19%     0.21%     0.21%     0.22%     0.00%
   Grtr1%UPBorYM                      22.11%    22.22%    23.98%    24.07%    24.37%     0.00%
   i-Grtr1%UPBorYMor-ii-Defeasance     1.11%     1.12%     1.26%     1.27%     1.29%     0.00%
Penalty (All)                          0.11%     0.11%     0.00%     0.00%     0.00%     0.00%
   Penalty 5% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 4% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 3% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 2% UPB                      0.11%     0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 1% UPB                      0.00%     0.11%     0.00%     0.00%     0.00%     0.00%
Open                                   0.15%     2.16%     2.78%     2.81%     2.96%    12.32%
-----------------------------------------------------------------------------------------------
 TOTAL                               100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
===============================================================================================

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate
     Loan Group 1 balance at the specified point in time.

(2)  Remaining aggregate Loan Group 1 balance as a percentage of the Initial
     Loan Group 1 Balance at the specified point in time.

(3)  Several of the Mortgage Loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related Mortgaged Property;
     and (iii) a required repayment of the subject Mortgage Loan (in whole or in part) if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. See "Description of the Mortgage Pool--Terms and
     Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in, and
     the footnotes to Annex A-1 of, the offering prospectus dated July 9, 2007 relating to the offered certificates. The above table does not reflect these exceptions. In addition, prepayments could occur by reason of casualty, condemnation or default.

                                    Page 19

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

PROPERTY TYPE

                                      AGGREGATE                                   WTD. AVG.
                        NUMBER OF   CUT-OFF DATE    % OF INITIAL   WTD. AVG.   CUT-OFF DATE
   PROPERTY TYPE        MORTGAGED     PRINCIPAL     LOAN GROUP 2    U/W NCF     LOAN-TO-VALUE
      SUBTYPE          PROPERTIES     BALANCE         BALANCE        DSCR          RATIO
---------------------------------------------------------------------------------------------

Multifamily                86       $426,828,834       87.3%         1.34x         76.02%
   Conventional            85        419,003,834       85.7          1.35          75.94
   Student Housing          1          7,825,000        1.6          1.15          79.85
Manufactured Housing       15         62,103,892       12.7          1.35          72.07
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.         101       $488,932,725      100.0%         1.34x         75.52%
=============================================================================================

GEOGRAPHIC DISTRIBUTION

                                            AGGREGATE                                  WTD. AVG.
                              NUMBER OF   CUT-OFF DATE   % OF INITIAL   WTD. AVG.    CUT-OFF DATE
                             MORTGAGED      PRINCIPAL    LOAN GROUP 2    U/W NCF    LOAN-TO-VALUE
      STATE/REGION           PROPERTIES      BALANCE        BALANCE        DSCR         RATIO
---------------------------------------------------------------------------------------------

Illinois                         44       $126,150,000       25.8%        1.60x         78.05%
Texas                             5         69,383,608       14.2         1.24          77.73
California                        3         37,103,313        7.6         1.28          58.49
   Sorthern California(1)         2         30,953,313        6.3         1.26          56.49
   Northern California(1)         1          6,150,000        1.3         1.36          68.56
Pennsylvania                      5         42,282,209        8.6         1.30          78.94
South Carolina                    6         31,725,702        6.5         1.15          79.91
Florida                           4         16,941,532        3.5         1.45          68.75
Utah                              1         16,000,000        3.3         1.20          74.77
Ohio                              2         15,298,090        3.1         1.16          77.02
New Jersey                        1         14,100,000        2.9         1.20          74.60
Delaware                          3         13,945,000        2.9         1.21          79.91
Other                            27        106,003,271       21.7         1.28          74.84
---------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                 101       $488,932,725      100.0%        1.34x         75.52%
=============================================================================================

(1)   Northern California includes areas with zip codes of 93309 and above, and
      Southern California includes areas with zip codes of 93003 and below.

                                    Page 20

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                            AGGREGATE    % OF INITIAL                 DATE
           RANGE OF           NUMBER OF   CUT-OFF DATE      LOAN        WTD. AVG.    LOAN-TO-
        CUT-OFF DATE          MORTGAGE      PRINCIPAL      GROUP 2       U/W NCF      VALUE
     PRINCIPAL BALANCES         LOANS        BALANCE       BALANCE        DSCR        RATIO
---------------------------------------------------------------------------------------------

 $1,098,016 to   $4,999,999      26       $ 72,609,283       14.9%         1.31x      74.20%
 $5,000,000 to   $9,999,999      14        108,798,443       22.3          1.30       71.47
$10,000,000 to  $19,999,999       5         73,500,000       15.0          1.24       77.30
$20,000,000 to  $24,999,999       2         47,100,000        9.6          1.15       70.52
$25,000,000 to  $29,999,999       1         26,775,000        5.5          1.32       79.93
$30,000,000 to $123,150,000       2        160,150,000       32.8          1.50       78.77
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                50       $488,932,725      100.0%         1.34x      75.52%
=============================================================================================

MORTGAGE RATES

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                            AGGREGATE    % OF INITIAL                 DATE
                              NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.    LOAN-TO-
        RANGE OF              MORTGAGE      PRINCIPAL       GROUP 2      U/W NCF      VALUE
     MORTGAGE RATES            LOANS         BALANCE        BALANCE        DSCR       RATIO
---------------------------------------------------------------------------------------------

5.2250% to 5.4999%                1       $  8,070,000         1.7%        1.21x      69.27%
5.5000% to 5.7499%               12        128,064,177        26.2         1.25       69.97
5.7500% to 5.9999%               26        304,290,115        62.2         1.40       78.16
6.0000% to 6.2800%               11         48,508,434         9.9         1.28       74.59
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                50       $488,932,725       100.0%        1.34x      75.52%
=============================================================================================

ORIGINAL TERM TO MATURITY OR ARD

                                                                                    WTD. AVG.
     RANGE OF                               AGGREGATE                                CUT-OFF
     ORIGINAL                                CUT-OFF     % OF INITIAL                 DATE
     TERMS TO                 NUMBER OF       DATE           LOAN       WTD. AVG.    LOAN-TO-
   MATURITY/ARD                MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF      VALUE
     (MONTHS)                   LOANS        BALANCE        BALANCE       DSCR        RATIO
---------------------------------------------------------------------------------------------

       60                         3       $ 15,345,962         3.1%        1.50x      73.45%
       84                         1          8,750,000         1.8         1.45       70.00
      120                        46        464,836,764        95.1         1.34       75.69
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                50       $488,932,725       100.0%        1.34x      75.52%
=============================================================================================

REMAINING TERM TO MATURITY OR ARD

                                                                                    WTD. AVG.
      RANGE OF                              AGGREGATE                                CUT-OFF
    REMAINING                                CUT-OFF     % OF INITIAL                  DATE
     TERMS TO                 NUMBER OF        DATE          LOAN       WTD. AVG.    LOAN-TO-
   MATURITY/ARD                MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF      VALUE
     (MONTHS)                   LOANS        BALANCE        BALANCE        DSCR       RATIO
---------------------------------------------------------------------------------------------

 50 to  59                         3      $ 15,345,962         3.1%         1.50x     73.45%
 60 to  83                         1         8,750,000         1.8          1.45      70.00
 84 to 114                         2        28,745,689         5.9          1.16      64.22
115 to 120                        44       436,091,075        89.2          1.35      76.44
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 50      $488,932,725       100.0%         1.34x     75.52%
=============================================================================================

ORIGINAL AMORTIZATION TERM

                                                                                    WTD. AVG.
                                            AGGREGATE                                CUT-OFF
     RANGE OF                                CUT-OFF     % OF INITIAL                 DATE
    ORIGINAL                  NUMBER OF       DATE           LOAN       WTD. AVG.    LOAN-TO-
  AMORTIZATION                 MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF      VALUE
 TERMS (MONTHS)                 LOANS        BALANCE        BALANCE       DSCR        RATIO
---------------------------------------------------------------------------------------------

  Interest Only                    7      $192,775,000        39.4%        1.53x      77.60%
       300                         3        28,800,000         5.9         1.23       79.85
       360                        40       267,357,725        54.7         1.22       73.54
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 50      $488,932,725       100.0%        1.34x      75.52%
=============================================================================================

REMAINING AMORTIZATION TERM

                                                                                    WTD. AVG.
                                            AGGREGATE                                CUT-OFF
     RANGE OF                                CUT-OFF     % OF INITIAL                  DATE
    REMAINING                 NUMBER OF        DATE          LOAN       WTD. AVG.    LOAN-TO-
   AMORTIZATION                MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF      VALUE
  TERMS (MONTHS)                LOANS        BALANCE        BALANCE       DSCR        RATIO
---------------------------------------------------------------------------------------------

  Interest Only                   7       $192,775,000       39.4%         1.53x      77.60%
    300 to 300                    3         28,800,000        5.9          1.23       79.85
    301 to 360                   40        267,357,725       54.7          1.22       73.54
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                50       $488,932,725      100.0%         1.34x      75.52%
=============================================================================================

MORTGAGE LOAN TYPE

                                                                                    WTD. AVG.
                                            AGGREGATE                                CUT-OFF
                                             CUT-OFF     % OF INITIAL                 DATE
                              NUMBER OF        DATE          LOAN       WTD. AVG.    LOAN-TO-
                              MORTGAGE      PRINCIPAL       GROUP 2      U/W NCF      VALUE
MORTGAGE LOAN TYPE              LOANS        BALANCE        BALANCE       DSCR        RATIO
---------------------------------------------------------------------------------------------

Partial IO/Balloon               23       $231,200,000        47.3%        1.19x       76.36%
Interest Only                     7        192,775,000        39.4         1.53        77.60
Balloon                          20         64,957,725        13.3         1.36        66.32
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                50       $488,932,725       100.0%        1.34x       75.52%
=============================================================================================

                                    Page 21

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                            AGGREGATE    % OF INITIAL                 DATE
                              NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.    LOAN-TO-
   RANGE OF U/W               MORTGAGE      PRINCIPAL       GROUP 2      U/W NCF      VALUE
     NCF DSCR                   LOANS        BALANCE        BALANCE       DSCR        RATIO
---------------------------------------------------------------------------------------------

1.14x to 1.19x                    13      $143,395,782        29.3%        1.16x      74.37%
1.20x to 1.29x                    17       116,371,287        23.8         1.22       77.24
1.30x to 1.34x                     6        38,262,446         7.8         1.32       78.63
1.35x to 1.39x                     3         9,897,289         2.0         1.37       70.16
1.40x to 1.49x                     6        44,485,127         9.1         1.45       74.25
1.50x to 2.17x                     5       136,520,794        27.9         1.62       75.17
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 50      $488,932,725       100.0%        1.34x      75.52%
=============================================================================================

PREPAYMENT PROVISION TYPE

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                            AGGREGATE    % OF INITIAL                 DATE
                              NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.    LOAN-TO-
        PREPAYMENT             MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF      VALUE
         PREMIUM                LOANS        BALANCE        BALANCE        DSCR       RATIO
---------------------------------------------------------------------------------------------

LO/Defeasance                     42      $410,329,828        83.9%        1.36x      74.89%
LO/Grtrx%UPBorYM                   5        47,545,689         9.7         1.20       78.83
LO/(i)Grtrx%UPBorYMor(ii)
   Defeasance                      1        26,775,000         5.5         1.32       79.93
LO/Grtrx%UPBorYM/
   Declining Penalty               2         4,282,209         0.9         1.39       71.43
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 50      $488,932,725       100.0%        1.34x      75.52%
=============================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                            AGGREGATE                                  DATE
                              NUMBER OF   CUT-OFF DATE   % OF INITIAL   WTD. AVG.    LOAN-TO-
 RANGE OF CUT-OFF              MORTGAGE     PRINCIPAL    LOAN GROUP 2    U/W NCF      VALUE
  DATE LTV RATIO                LOANS        BALANCE        BALANCE        DSCR       RATIO
---------------------------------------------------------------------------------------------

32.21% to 60.00%                   5      $ 23,340,235         4.8%        1.49x      49.00%
60.01% to 65.00%                   3        28,892,919         5.9         1.18       60.94
65.01% to 70.00%                   5        32,166,796         6.6         1.37       69.01
70.01% to 75.00%                   6        38,240,950         7.8         1.22       74.13
75.01% to 80.00%                  30       361,591,826        74.0         1.36       79.06
80.01% to 80.07%                   1         4,700,000         1.0         1.16       80.07
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 50      $488,932,725       100.0%        1.34x      75.52%
=============================================================================================

MATURITY DATE / ARD LOAN-TO-VALUE RATIO

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                            AGGREGATE                                 DATE
 RANGE OF MATURITY            NUMBER OF   CUT-OFF DATE   % OF INITIAL   WTD. AVG.    LOAN-TO-
 DATE/ARD LOAN-TO-             MORTGAGE     PRINCIPAL    LOAN GROUP 2    U/W NCF      VALUE
    VALUE RATIO                 LOANS        BALANCE        BALANCE       DSCR        RATIO
---------------------------------------------------------------------------------------------

27.12% to 50.00%                   5      $ 23,340,235         4.8%        1.49x      49.00%
50.01% to 60.00%                   5        33,185,286         6.8         1.20       62.08
60.01% to 65.00%                   6        18,409,365         3.8         1.25       71.95
65.01% to 70.00%                  15        87,792,840        18.0         1.29       74.85
70.01% to 75.00%                  15       155,730,000        31.9         1.18       79.62
75.01% to 79.93%                   4       170,475,000        34.9         1.54       78.74
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 50      $488,932,725       100.0%        1.34x      75.52%
=============================================================================================

ENCUMBERED INTEREST

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                            AGGREGATE                                 DATE
                              NUMBER OF   CUT-OFF DATE   % OF INITIAL   WTD. AVG.    LOAN-TO-
    ENCUMBERED                MORTGAGE      PRINCIPAL    LOAN GROUP 2    U/W NCF      VALUE
     INTEREST                PROPERTIES      BALANCE       BALANCE        DSCR        RATIO
---------------------------------------------------------------------------------------------

Fee Simple                      101       $488,932,725       100.0%        1.34x      75.52%
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               101       $488,932,725       100.0%        1.34x      75.52%
=============================================================================================

SEASONING

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                            AGGREGATE                                  DATE
                              NUMBER OF   CUT-OFF DATE   % OF INITIAL   WTD. AVG.    LOAN-TO-
    SEASONING                  MORTGAGE     PRINCIPAL    LOAN GROUP 2    U/W NCF      VALUE
     (MONTHS)                   LOANS        BALANCE        BALANCE        DSCR       RATIO
---------------------------------------------------------------------------------------------

0 to 6                            47      $456,887,036        93.4%        1.36x       76.21%
7 to 12                            2         9,645,689         2.0         1.21        77.98
13 to 25                           1        22,400,000         4.6         1.15        60.22
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 50      $488,932,725       100.0%        1.34x       75.52%
=============================================================================================

                                     Page 22

                             FREE WRITING PROSPECTUS
                                  CGCMT 2007-C6

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

INITIAL LOAN GROUP 2 MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER
TIME(1)(3)

                                              MONTHS FOLLOWING CUT-OFF DATE
                                     -----------------------------------------------
     PREPAYMENT RESTRICTION             0         12        24        36        48
------------------------------------------------------------------------------------

Loan Group 2 Balance(2)              100.00%    99.83%    99.58%    99.24%    98.85%
Locked/Defeasance                    100.00%   100.00%   100.00%    85.16%    84.49%
   Locked                            100.00%   100.00%   100.00%     2.52%     1.24%
   Defeasance                          0.00%     0.00%     0.00%    82.64%    83.25%
Yield Maintenance (All)                0.00%     0.00%     0.00%    14.84%    14.85%
   Yield Maintenance                   0.00%     0.00%     0.00%     0.00%     0.00%
   Grtr4%UPBor2%UPB+YM                 0.00%     0.00%     0.00%     0.00%     0.00%
   Grtr1%UPBorYM                       0.00%     0.00%     0.00%     9.32%     9.31%
   i-Grtr1%UPBorYMor-ii-Defeasance     0.00%     0.00%     0.00%     5.52%     5.54%
Penalty (All)                          0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 5% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 4% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 3% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 2% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
   Penalty 1% UPB                      0.00%     0.00%     0.00%     0.00%     0.00%
Open                                   0.00%     0.00%     0.00%     0.00%     0.65%
------------------------------------------------------------------------------------
TOTAL                                100.00%   100.00%   100.00%   100.00%   100.00%
====================================================================================

                                                  MONTHS FOLLOWING CUT-OFF DATE
                                     -------------------------------------------------------
     PREPAYMENT RESTRICTION             60        72        84        96       108      120
--------------------------------------------------------------------------------------------

Loan Group 2 Balance(2)               95.29%    94.48%    91.80%    86.77%    85.86%   0.00%
Locked/Defeasance                     83.38%    83.36%    83.03%    82.23%    82.24%   0.00%
  Locked                               0.00%     0.00%     0.00%     0.00%     0.00%   0.00%
  Defeasance                          83.38%    83.36%    83.03%    82.23%    82.24%   0.00%
Yield Maintenance (All)               15.76%    15.79%    16.11%    16.88%    16.88%   0.00%
  Yield Maintenance                    0.00%     0.00%     0.00%     0.00%     0.00%   0.00%
  Grtr4%UPBor2%UPB+YM                  0.00%     0.00%     0.00%     0.00%     0.00%   0.00%
  Grtr1%UPBorYM                       10.01%    10.00%    10.14%    10.56%    10.50%   0.00%
  i-Grtr1%UPBorYMor-ii- Defeasance     5.75%     5.80%     5.97%     6.31%     6.38%   0.00%
Penalty (All)                          0.86%     0.85%     0.86%     0.89%     0.88%   0.00%
  Penalty 5% UPB                       0.86%     0.00%     0.00%     0.00%     0.00%   0.00%
  Penalty 4% UPB                       0.00%     0.85%     0.00%     0.00%     0.00%   0.00%
  Penalty 3% UPB                       0.00%     0.00%     0.86%     0.00%     0.00%   0.00%
  Penalty 2% UPB                       0.00%     0.00%     0.00%     0.89%     0.00%   0.00%
  Penalty 1% UPB                       0.00%     0.00%     0.00%     0.00%     0.88%   0.00%
Open                                   0.00%     0.00%     0.00%     0.00%     0.00%   0.00%
--------------------------------------------------------------------------------------------
TOTAL                                100.00%   100.00%   100.00%   100.00%   100.00%   0.00%
============================================================================================

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate
     Loan Group 2 Balance at the specified point in time.

(2)  Remaining aggregate Loan Group 2 balance as a percentage of the Initial
     Loan Group 2 Balance at the specified point in time.

(3)  Several of the Mortgage Loans allow for exceptions to their standard prepayment restrictions, including, but not limited to: (i) partial prepayments up to a specified amount or a specified percentage of the original or outstanding loan amount; (ii) partial prepayments in connection with the release of a particular parcel of the related Mortgaged Property;
     and (iii) a required repayment of the subject Mortgage Loan (in whole or in part) if a specified condition is not satisfied by a designated date. These prepayments may be permitted or required notwithstanding that a prepayment lock-out period is otherwise in effect and may not be accompanied by prepayment consideration. See "Description of the Mortgage Pool--Terms and
     Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in, and
     the footnotes to Annex A-1 of, the offering prospectus dated July 9, 2007 relating to the offered certificates. The above table does not reflect these exceptions. In addition, prepayments could occur by reason of casualty, condemnation or default.

                                    Page 23

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                                  CGCMT 2007-C6

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE

                                          LOAN     LOAN     PROPERTY
          LOAN NAME / PROPERTY NAME      SELLER   GROUP       TYPE           CITY        STATE
-----------------------------------------------------------------------------------------------

   1)   DDR Southeast Pool              LaSalle    1         Retail        Various      Various
   2)   CGM AmeriCold Portfolio           CGM      1       Industrial      Various      Various
   3)   Greensboro Corporate Center       CGM      1         Office         McLean         VA
   4)   Hyde Park Apartment Portfolio   LaSalle    2      Multifamily      Chicago         IL
   5)   Wachovia Capitol Center         LaSalle    1         Office        Raleigh         NC
   6)   Ala Moana Portfolio             LaSalle    1        Various        Honolulu        HI
   7)   Moreno Valley Mall                CGM      1         Retail     Moreno Valley      CA
   8)   3535 Market Street                CGM      1         Office      Philadelphia      PA
   9)   Courtyard by Marriott --
        Pasadena                        Capmark    1      Hospitality      Pasadena        CA
  10)   Columbia Park                   Capmark    1         Retail      North Bergen      NJ
        TOTAL/WTD. AVG.

                           CUT-OFF
                            DATE         % OF                                                            CUT-OFF
             CUT-OFF      PRINCIPAL    INITIAL                                                            DATE
              DATE         BALANCE    MORTGAGE   % OF INITIAL   % OF INITIAL      STATED                LOAN-TO-
           PRINCIPAL         PER        POOL      LOAN GROUP     LOAN GROUP     REMAINING    U/W NCF     VALUE
            BALANCE      SF/UNIT(1)    BALANCE    1 BALANCE       2 BALANCE     TERM (MO.)    DSCR(1)    RATIO(1)
------------------------------------------------------------------------------------------------------------------

   1)   $  442,500,000    $    121       9.3%       10.4%             --           120         1.49x      63.39%
   2)      145,000,000    $     77       3.0         3.4              --            78         1.83       77.92
   3)      130,000,000         296       2.7         3.0              --           119         1.10       67.71
   4)      123,150,000     129,495       2.6          --            25.2%          117         1.61       78.43
   5)      120,300,000         215       2.5         2.8              --           115         1.35       77.61
   6)      100,000,000         603       2.1         2.3              --            50         1.81       51.51
   7)       88,000,000         186       1.8         2.1              --            74         1.31       74.58
   8)       85,000,000         195       1.8         2.0              --            83         1.24       73.91
   9)
            75,000,000     238,854       1.6         1.8              --           117         1.45       80.04
  10)       71,000,000         256       1.5         1.7              --           118         1.55       76.34
        --------------                  ----
        $1,379,950,000                  29.0%                                      104         1.49X      69.98%

(1)  The DDR Southeast Pool Loan, CGM AmeriCold Portfolio Loan, Greensboro
     Corporate Center Loan and Ala Moana Portfolio Loan are each part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s)
     will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date Principal Balance per SF/Unit/Room, the
     Cut-off Date Loan-to-Value Ratio and the UW NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of the DDR Southeast
     Pool Loan, CGM AmeriCold Portfolio Loan, and Ala Moana Portfolio Loan, the
     Cut-off Date Principal Balance per SF/Unit/Room, the Cut-off Date
     Loan-to-Value Ratio and the UW NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the mortgage loan included in the trust. With respect to the Greensboro Corporate Center Loan, the Cut-off Date Principal Balance
     per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio and the UW NCF DSCR
     were calculated based upon the senior portion and do not reflect the subordinate non-trust portion.

SPLIT LOAN STRUCTURES

                                                                    % OF INITIAL
                                      CUT-OFF DATE   % OF INITIAL    LOAN GROUP
                               LOAN     PRINCIPAL      MORTGAGE         NO. 1
LOAN NAME                     GROUP      BALANCE     POOL BALANCE     BALANCE
--------------------------------------------------------------------------------

DDR Southeast Pool              1     $442,500,000        9.3%          10.4%
CGM AmeriCold Portfolio         1      145,000,000        3.0            3.4
Greensboro Corporate Center     1      130,000,000        2.7            3.0
Ala Moana Portfolio             1      100,000,000        2.1            2.3
600 West Chicago                1       66,250,000        1.4            1.6
Bear Creek Apartments           2        6,345,689        0.1             --

                                              RELATED PARI       RELATED
                                              PASSU/SENIOR    SUBORDINATE
                                               NON-TRUST       NON-TRUST
                                                 LOANS           LOANS
                              % OF INITIAL     AGGREGATE       AGGREGATE     CONTROLLING
                               LOAN GROUP       ORIGINAL       ORIGINAL      POOLING &
                                  NO. 2         PRINCIPAL       PRINCIPAL     SERVICING
LOAN NAME                        BALANCE         BALANCE         BALANCE      AGREEMENT
-----------------------------------------------------------------------------------------

DDR Southeast Pool                 --        $  442,500,000           NAP   CGCMT 2007-C6
CGM AmeriCold Portfolio            --           180,000,000           NAP     CD 2007-CD4
Greensboro Corporate Center        --                   NAP    10,000,000   CGCMT 2007-C6
Ala Moana Portfolio                --         1,100,000,000   300,000,000     CD 2006-CD3
600 West Chicago                   --           198,750,000           NAP   CGCMT 2007-C6
Bear Creek Apartments             1.3%                  NAP       405,000   CGCMT 2007-C6

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                                  CGCMT 2007-C6

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--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
-------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                               DDR SOUTHEAST POOL
--------------------------------------------------------------------------------

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                            LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                          $442,500,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                        9.3%
NUMBER OF MORTGAGE LOANS                                                              1
LOAN PURPOSE                                                                Acquisition
SPONSOR                                       Developers Diversified Realty Corporation
OWNERSHIP INTEREST                                                           Fee Simple
MORTGAGE RATE                                                                   5.6000%
MATURITY DATE                                                              July 5, 2017
AMORTIZATION TYPE                                                         Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                     120/Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                  120/Interest Only
LOCKBOX                                                                            None
UP-FRONT RESERVES
   TAX / INSURANCE                                                              No / No
ONGOING MONTHLY RESERVES
TAX / INSURANCE(2)                                                            Springing
REPLACEMENT(3)                                                                Springing
ADDITIONAL FINANCING(4)                                                             Yes

                                                                     DDR SOUTHEAST POOL
                                                                       LOAN COMBINATION
                                                                       ----------------
CUT-OFF DATE PRINCIPAL BALANCE                                             $885,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                               $121(5)
CUT-OFF DATE LTV RATIO                                                        63.39%(5)
MATURITY DATE LTV RATIO                                                       63.39%(5)
UW NCF DSCR                                                                   1.49x (5)

(1)  The total loan amount for the DDR Southeast Pool Properties was
     $885,000,000 (the "DDR Southeast Pool Loan Combination"), evidenced by three pari passu notes. One $442,500,000 pari passu note ("the DDR
     Southeast Pool Loan") is included in the trust fund. The remaining two pari passu notes, each in the amount of $221,250,000 (the "DDR Southeast Pool
     Pari Passu Non-Trust Loans") are not included in the trust fund. One of the
     $221,250,000 pari passu notes was included in the WBCMT 2007-C32 transaction.

(2)  Ongoing monthly deposits of one-twelfth of the amount of annual real estate taxes and one-twelfth of the annual amount of insurance premiums for the
     Tax/Insurance Reserve will be required upon an event of default or upon certain other conditions as specified in the loan documents.

(3)  Ongoing monthly deposits of $0.15 per square foot each month for the
     Replacement Reserve will be required upon an event of default or upon certain other conditions as specified in the loan documents.

(4)  See "Mezzanine Debt" section below.

(5)  Cut-Off Date Balance/SF, LTV and DSCR figures were derived from the DDR
     Southeast Pool Loan Combination amount of $885,000,000.

(6)  Based on rent rolls dated May 31, 2007 and June 4, 2007.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                          52
LOCATION                                                           Various
PROPERTY TYPE                                             Retail, Anchored
SIZE (SF)                                                        7,297,943
OCCUPANCY % AS OF VARIOUS(6)                                         95.9%
YEAR BUILT / YEAR RENOVATED                                        Various
APPRAISED VALUE                                             $1,396,200,000
PROPERTY MANAGEMENT              Developers Diversified Realty Corporation
UW ECONOMIC OCCUPANCY %                                              94.3%
UW REVENUES                                                   $115,480,731
UW EXPENSES                                                   $ 35,102,157
UW NET OPERATING INCOME (NOI)                                 $ 80,378,573
UW NET CASH FLOW (NCF)                                        $ 74,964,781
2006 NOI                                                      $ 74,463,711

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                                  POOL SUMMARY

                                                               ALLOCATED
                                                                CUT-OFF          YEAR         NET
                                                                 DATE          BUILT /     RENTABLE
PROPERTY NAME                       LOCATION                    BALANCE       RENOVATED      AREA
-----------------------------------------------------------------------------------------------------

Hilltop Plaza                       Richmond, CA             $ 19,055,000    1997 / NAP     245,774
Largo Town Center                   Largo, MD                  18,135,000    1991 / NAP     260,797
Midway Plaza                        Tamarac, FL                17,305,000    1985 / NAP     227,209
Riverstone Plaza                    Canton, GA                 16,990,000    1998 / NAP     307,716
Highland Grove                      Highland, IN               16,765,000    1996 / NAP     312,546
Riverdale Shops                     West Springfield, MA       16,165,000   1985 / 2003     273,307
Skyview Plaza                       Orlando, FL                14,765,000   1994 / 1998     281,244
Apple Blossom Corners               Winchester, VA             14,610,000   1990 / 2004     240,560
Fayetteville Pavilion               Fayetteville, NC           14,000,000    1998 / NAP     272,385
Creekwood Crossing                  Bradenton, FL              13,335,000    2001 / NAP     227,085
Flamingo Falls                      Pembroke Pines, FL         12,545,000    2001 / NAP     108,565
Harundale Plaza                     Glen Burnie, MD            12,355,000    1958 / NAP     217,619
Meadowmont Village Center           Chapel Hill, NC            12,265,000    2002 / NAP     132,745
Springfield Commons                 Toledo, OH                 12,035,000   1999 / 2000     271,729
Northlake Commons                   Palm Beach Gardens, FL     10,550,000   1987 / 2003     149,658
Village Square at Golf              Boynton Beach, FL           9,875,000   1983 / 2002     126,486
Oviedo Park Crossing                Oviedo, FL                  9,845,000   1999 / 2004     186,212
Shoppes of Golden Acres             New Port Richey, FL         9,575,000    2002 / NAP     130,609
Bardmoor Shopping Center            Largo, FL                   9,525,000    1981 / NAP     152,667
Rosedale Shopping Center            Huntersville, NC            8,765,000    2000 / NAP     119,197
Casselberry Commons                 Casselberry, FL             8,650,000   1973 / 1998     243,176
Shoppes at New Tampa                Wesley Chapel, FL           8,400,000    2002 / NAP     158,222
Crossroads Plaza                    Lumberton, NJ               7,525,000    2003 / NAP      89,627
Plaza Del Paraiso                   Miami, FL                   6,720,000    2003 / NAP      82,441
North Pointe Plaza                  Tampa, FL                   6,670,000    1990 / NAP     104,460
Melbourne Shopping Center           Melbourne, FL               6,670,000   1959 / 1999     204,216
Market Square                       Douglasville, GA            6,350,000   1974 / 1999     121,766
Shoppes of Lithia                   Valrico, FL                 6,300,000    2002 / NAP      71,430
West Oaks Towne Center              Ocoee, FL                   6,190,000   1994 / 2004      66,539
Sharon Greens                       Cumming, GA                 6,035,000    2001 / NAP      98,317
Lakewood Ranch                      Bradenton, FL               6,000,000    2001 / NAP      69,471
Cofer Crossing                      Tucker, GA                  5,970,000    1999 / NAP     137,757
Clayton Corners                     Clayton, NC                 5,875,000    1999 / NAP     125,653
Clearwater Crossing                 Flowery Branch, GA          5,750,000    2003 / NAP      90,566
Shoppes at Paradise Pointe          Fort Walton Beach, FL       5,530,000   1987 / 2000      83,929
Killearn Shopping Center            Tallahassee, FL             5,525,000    1980 / NAP      95,229
Conway Plaza                        Orlando, FL                 5,400,000   1985 / 1999     117,723
River Run Shopping Center           Miramar, FL                 5,305,000    1989 / NAP      93,643
Aberdeen Square                     Boynton Beach, FL           5,080,000    1990 / NAP      70,555
Derby Square                        Grove City, OH              4,955,000   1990 / 2006     128,210
Chickasaw Trails Shopping Center    Orlando, FL                 4,955,000    1994 / NAP      75,492
Shoppes at Lake Dow                 McDonough, GA               4,685,000    2002 / NAP      73,271
Shoppes of Ellenwood                Ellenwood, GA               4,460,000    2003 / NAP      67,721
Shops at Oliver's Crossing          Winston-Salem, NC           4,285,000    2002 / NAP      76,512
Southwood Village Shopping Center   Tallahassee, FL             4,255,000    2003 / NAP      62,840
Paraiso Plaza                       Hialeah, FL                 4,235,000    1997 / NAP      60,712
Sheridan Sqaure                     Dania, FL                   4,125,000    1991 / NAP      67,475
Countryside Shopping Center         Naples, FL                  3,810,000    1997 / NAP      73,986
Shoppes of Citrus Hills             Hernando, FL                3,810,000   1994 / 2002      68,927
Crystal Springs Shopping Center     Crystal River, FL           3,745,000   1994 / 2002      66,986
Sexton Commons                      Fuquay Varina, NC           3,570,000    2002 / NAP      49,097
Hairston Crossing                   Decatur, GA                 3,205,000    2002 / NAP      57,884
                                                             ------------                 ---------
TOTAL/WEIGHTED AVERAGE                                       $442,500,000                 7,297,943
                                                             ============                 =========

                                    ALLOCATED
                                     CUT-OFF
                                      DATE                                 UNDERWRITTEN                    APPRAISED
                                     BALANCE                UNDERWRITTEN     NET CASH        APPRAISED       VALUE
PROPERTY NAME                        PER SF     OCCUPANCY     OCCUPANCY        FLOW            VALUE        PER SF
-------------------------------------------------------------------------------------------------------------------

Hilltop Plaza                          $155        97.7%        97.5%       $ 3,228,144   $   60,800,000      $247
Largo Town Center                      $139        96.2%        96.1%         3,072,285       57,100,000      $219
Midway Plaza                           $152        97.7%        97.8%         2,931,674       52,900,000      $233
Riverstone Plaza                       $110        94.2%        92.8%         2,878,309       52,500,000      $171
Highland Grove                         $107        98.8%        98.3%         2,840,191       53,100,000      $170
Riverdale Shops                        $118        90.7%        92.7%         2,738,544       50,900,000      $186
Skyview Plaza                          $105        98.7%        98.2%         2,501,367       48,000,000      $171
Apple Blossom Corners                  $121        99.5%        99.3%         2,475,108       46,000,000      $191
Fayetteville Pavilion                  $103       100.0%       100.0%         2,371,767       41,000,000      $151
Creekwood Crossing                     $117       100.0%       100.0%         2,259,108       43,600,000      $192
Flamingo Falls                         $231        98.6%        98.9%         2,125,273       39,500,000      $364
Harundale Plaza                        $114       100.0%       100.0%         2,093,084       38,900,000      $179
Meadowmont Village Center              $185        92.8%        94.1%         2,077,837       39,000,000      $294
Springfield Commons                    $ 89        99.3%        99.1%         2,038,873       37,900,000      $139
Northlake Commons                      $141        72.7%        82.0%         1,787,296       39,200,000      $262
Village Square at Golf                 $156        92.3%        93.5%         1,672,943       29,800,000      $236
Oviedo Park Crossing                   $106       100.0%       100.0%         1,667,860       30,000,000      $161
Shoppes of Golden Acres                $147        89.8%        90.2%         1,622,119       32,100,000      $246
Bardmoor Shopping Center               $125        98.5%        98.2%         1,613,649       29,300,000      $192
Rosedale Shopping Center               $147        98.3%        98.2%         1,484,896       27,900,000      $234
Casselberry Commons                    $ 71        84.7%        83.4%         1,465,413       31,300,000      $129
Shoppes at New Tampa                   $106        93.7%        94.6%         1,423,060       26,900,000      $170
Crossroads Plaza                       $168       100.0%       100.0%         1,274,825       21,500,000      $240
Plaza Del Paraiso                      $163       100.0%       100.0%         1,138,448       19,200,000      $233
North Pointe Plaza                     $128        96.2%        95.8%         1,129,978       21,300,000      $204
Melbourne Shopping Center              $ 65        98.5%        98.2%         1,129,978       21,000,000      $103
Market Square                          $104        89.3%        93.3%         1,075,766       19,900,000      $163
Shoppes of Lithia                      $176       100.0%       100.0%         1,067,295       19,000,000      $266
West Oaks Towne Center                 $186        95.2%        94.2%         1,048,660       20,500,000      $308
Sharon Greens                          $123        96.3%        96.1%         1,022,401       19,100,000      $194
Lakewood Ranch                         $173        96.7%        97.1%         1,016,472       20,800,000      $299
Cofer Crossing                         $ 87        96.4%        94.8%         1,011,389       18,600,000      $135
Clayton Corners                        $ 94        92.3%        92.1%           995,295       19,000,000      $151
Clearwater Crossing                    $127        96.9%        96.2%           947,119       18,050,000      $199
Shoppes at Paradise Pointe             $132        96.8%        96.6%           936,848       15,800,000      $188
Killearn Shopping Center               $116        97.8%        97.3%           936,001       17,300,000      $182
Conway Plaza                           $ 92       100.0%       100.0%           914,824       17,500,000      $149
River Run Shopping Center              $113        97.9%        97.6%           898,730       16,700,000      $178
Aberdeen Square                        $144        97.3%        96.7%           860,613       15,700,000      $223
Derby Square                           $ 77        87.1%        86.9%           839,436       15,600,000      $122
Chickasaw Trails Shopping Center       $131        93.3%        92.0%           839,436       15,700,000      $208
Shoppes at Lake Dow                    $128        88.8%        88.5%           793,695       14,100,000      $192
Shoppes of Ellenwood                   $132        94.3%        93.2%           755,577       14,050,000      $207
Shops at Oliver's Crossing             $112        96.3%        96.5%           725,930       13,500,000      $176
Southwood Village Shopping Center      $135        98.1%        98.1%           720,848       13,300,000      $212
Paraiso Plaza                          $140       100.0%       100.0%           717,460       12,100,000      $199
Sheridan Sqaure                        $122        96.2%        95.7%           698,824       13,700,000      $203
Countryside Shopping Center            $103       100.0%       100.0%           645,459       12,000,000      $162
Shoppes of Citrus Hills                $111       100.0%       100.0%           645,459       11,500,000      $167
Crystal Springs Shopping Center        $112       100.0%       100.0%           634,448       11,800,000      $176
Sexton Commons                         $145       100.0%       100.0%           604,801       10,200,000      $208
Hairston Crossing                      $111        95.6%        92.8%           542,965       10,000,000      $173
                                                                            -----------   --------------
TOTAL/WEIGHTED AVERAGE                 $121        95.9%        96.0%       $74,964,781   $1,396,200,000      $191
                                                                            ===========   ==============

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                                 TENANT SUMMARY

                                                               % OF NET                                            DATE OF
                                 RATINGS        NET RENTABLE   RENTABLE                            % OF ACTUAL      LEASE
TENANT NAME              FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Major Tenants
   Publix                      NR/NR/NR           1,250,475      17.1%     $  8.37   $10,464,888       12.3%     29 Spaces(2)
   Kohl's                      A/A3/A-              354,613       4.9%     $  7.94   $ 2,815,233        3.3%      4 Spaces(3)
   Beall's                     NR/NR/NR             217,669       3.0%     $  7.60   $ 1,655,343        1.9%      8 Spaces(4)
   Ross Dress for Less         NR/NR/BBB            189,234       2.6%     $  9.08   $ 1,718,313        2.0%      7 Spaces(5)
   Kroger                   BBB/Baa2/BBB-           173,210       2.4%     $  6.30   $ 1,091,648        1.3%      3 Spaces(6)
   Harris Teeter               NR/Ba2/NR            127,676       1.7%     $ 12.86   $ 1,641,798        1.9%      3 Spaces(7)
   Circuit City                NR/NR/NR              99,993       1.4%     $ 12.90   $ 1,289,684        1.5%      3 Spaces(8)
   K-Mart                     BB/Ba1/BB+             95,810       1.3%     $  2.83   $   271,142        0.3%       July-09
   Office Max                  NR/Ba2/B+             93,995       1.3%     $ 11.52   $ 1,082,377        1.3%      4 Spaces(9)
   Michael's                   NR/B2/B-              92,642       1.3%     $ 10.07   $   932,916        1.1%      4 Spaces(10)
                                                  ---------     -----      -------   -----------      -----
TOTAL MAJOR TENANTS                               2,695,317      37.0%     $  8.52   $22,963,342       27.0%
Non-major Tenants                                 4,305,721      59.0%     $ 14.42   $62,079,837       73.0%
                                                  ---------     -----      -------   -----------      -----
OCCUPIED TOTAL                                    7,001,038      95.9%     $ 12.15   $85,043,180      100.0%
                                                                                     ===========      =====
Vacant Space                                        296,905       4.1%
                                                  ---------     -----
COLLATERAL TOTAL                                  7,297,943     100.0%
                                                  =========     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 42,112 square feet expire in April 2008, approximately 39,795 square feet expire in November 2008, approximately 42,968 square feet expire in February 2009, approximately
     48,890 square feet expire in August 2010, approximately 48,555 square feet expire in October 2010, approximately 42,112 square feet expire in April
     2011, approximately 65,537 square feet expire in July 2011, approximately
     109,181 square feet expire in November 2011, approximately 35,930 square feet expire in May 2012, approximately 47,813 square feet expire in
     February 2014, approximately 47,814 square feet expire in April 2014, approximately 37,912 square feet expire in March 2017, approximately 51,420 square feet expire in February 2018, approximately 37,888 square feet expire in October 2019, approximately 27,887 square feet expire in December
     2019, approximately 44,271 square feet expire in June 2021, approximately
     44,271 square feet expire in September 2021, approximately 44,271 square feet expire in October 2021, approximately 44,271 square feet expire in
     March 2022, approximately 98,650 square feet expire in October 2022, approximately 44,271 square feet expire in December 2022, approximately
     61,166 square feet expire in May 2023, approximately 54,379 square feet expire in July 2023, approximately 44,271 square feet expire in August 2023 and approximately 44,840 square feet expire in September 2023.

(3)  Under the terms of multiple leases, approximately 98,037 square feet expire in January 2016, approximately 84,000 square feet expire in January 2018, approximately 86,584 square feet expire in February 2019 and approximately
     85,992 square feet expire in January 2024.

(4)  Under the terms of multiple leases, approximately 12,000 square feet expire in April 2008, approximately 24,000 square feet expire in April 2010, approximately 13,845 square feet expire in October 2011, approximately
     15,724 square feet expire in April 2012, approximately 30,000 square feet expire in April 2014, approximately 66,700 square feet expire in April 2016 and approximately 55,400 square feet expire in April 2017.

(5)  Under the terms of multiple leases, approximately 29,997 square feet expire in January 2010, approximately 126,395 square feet expire in January 2013 and approximately 32,842 square feet expire in January 2014.

(6)  Under the terms of multiple leases, approximately 64,905 square feet expire in March 2019, approximately 54,139 square feet expire in October 2021 and approximately 54,166 square feet expire in September 2023.

(7)  Under the terms of multiple leases, approximately 46,750 square feet expire in August 2020, approximately 36,000 square feet expire in August 2021 and approximately 44,926 square feet expire in April 2022.

(8)  Under the terms of multiple leases, approximately 33,000 square feet expire in October 2008, approximately 28,010 square feet expire in January 2016 and approximately 38,983 square feet expire in January 2017.

(9)  Under the terms of multiple leases, approximately 22,956 square feet expire in November 2011, approximately 24,239 square feet expire in January 2012, approximately 23,350 square feet expire in April 2012 and approximately
     23,450 square feet expire in June 2014.

(10) Under the terms of multiple leases, approximately 47,572 square feet expire in February 2009, approximately 23,764 square feet expire in February 2010 and approximately 21,306 square feet expire in February 2012.

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                             LEASE ROLLOVER SCHEDULE

                                WTD. AVG.                                                                     CUMULATIVE % OF
             # OF LEASES   IN PLACE BASE RENT    TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF   % OF IN PLACE    IN PLACE RENT
YEAR            ROLLING        PSF ROLLING        ROLLING      ROLLING         SF ROLLING      RENT ROLLING       ROLLING
-----------------------------------------------------------------------------------------------------------------------------

2007               85           $ 17.15           190,203         2.6%            2.6%              3.8%            3.8%
2008              234           $ 14.93           690,353         9.5%           12.1%             12.1%           16.0%
2009              200           $ 11.49           782,091        10.7%           22.8%             10.6%           26.5%
2010              184           $ 13.45           782,706        10.7%           33.5%             12.4%           38.9%
2011              177           $ 13.30           866,742        11.9%           45.4%             13.6%           52.5%
2012              124           $ 16.30           432,038         5.9%           51.3%              8.3%           60.7%
2013               37           $ 12.13           291,128         4.0%           55.3%              4.2%           64.9%
2014               23           $ 10.62           328,985         4.5%           59.8%              4.1%           69.0%
2015               12           $  8.25           156,726         2.1%           61.9%              1.5%           70.5%
2016               19           $  9.99           474,075         6.5%           68.4%              5.6%           76.1%
2017               12           $ 10.26           339,671         4.7%           73.1%              4.1%           80.2%
Thereafter         45           $ 10.12         1,666,320        22.8%           95.9%             19.8%          100.0%
Vacant                                            296,905         4.1%          100.0%
                -----                           ---------       -----                             -----
TOTALS          1,152                           7,297,943       100.0%                            100.0%
                =====                           =========       =====                             =====

*    Calculated based upon approximate square footage occupied by each tenant.

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o    THE LOAN. The mortgage loan (the "DDR Southeast Pool Loan") is secured by first mortgages encumbering fee interests on 52 retail properties located throughout the southeastern portion of the United States (the "DDR
     Southeast Pool Properties"). The DDR Southeast Pool Loan was originated on
     June 7, 2007, has a principal balance as of the Cut-off Date of
     $442,500,000 and provides for interest only payments for its entire term.
     The DDR Southeast Pool Loan represents approximately 9.3% of the Cut-off
     Date Pool Balance.

     The DDR Southeast Pool Loan, which is evidenced by a pari passu note, is a portion of a whole loan with an original principal balance of $885,000,000
     (the "DDR Southeast Pool Loan Combination"). The other loans are evidenced by two other pari passu notes each in the amount of $221,250,000 (the "DDR
     Southeast Pool Pari Passu Non-Trust Loans"). The DDR Southeast Pool Pari
     Passu Non-Trust Loans will not be assets of the trust fund. The DDR
     Southeast Pool Loan and the DDR Southeast Pool Pari Passu Non-Trust Loans
     are governed by a co-lender and servicing agreement described under
     "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The DDR
     Southeast Pool Loan Combination" in the offering prospectus dated July 9,
     2007 relating to the offered certificates, and will be serviced pursuant to the terms of the Pooling and Servicing Agreement as described under
     "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The DDR
     Southeast Pool Loan Combination" and "THE SERIES 2007-C6 POOLING AND
     SERVICING AGREEMENT" in the offering prospectus dated July 9, 2007 relating to the offered certificates.

     The DDR Southeast Pool Loan has a remaining term of 120 months and matures on July 5, 2017. The DDR Southeast Pool Loan may be prepaid on or after
     July 5, 2009 with the payment of the greater of a yield maintenance charge or 1.0% of the prepaid amount and may be prepaid without penalty on or after January 5, 2017. In addition, the DDR Southeast Pool Loan may be prepaid at any time in an amount up to 10% of the original principal balance of the DDR Southeast Pool Loan in the aggregate, without any prepayment premium or yield maintenance charge.

o    THE BORROWER. The borrowers are each special purpose entities. A non-consolidation opinion was delivered in connection with the origination of the DDR Southeast Pool Loan. Developers Diversified Realty Corporation
     ("DDR"), which controls the managing member of the borrowers, is a publicly traded REIT engaged in acquiring, developing, owning, leasing and managing shopping centers. As of June, 2007, DDR owned and managed approximately 800 retail centers across the United States, Puerto Rico, and Brazil totaling approximately 162 million square feet. As of June 9, 2007, DDR was rated
     "BBB" (Fitch), "Baa3" (Moody's) and "BBB" (S&P). As of June, 2007 DDR had a
     market capitalization of approximately $6.6 billion.

o    THE PROPERTY. The DDR Southeast Pool Properties consist of 52 retail properties located throughout the southeastern portion of the United
     States. As of May 31, 2006 or June 4, 2006, as applicable, the occupancy rate for the DDR Southeast Pool securing the DDR Southeast Pool Loan was approximately 95.9%. The DDR Southeast Pool Properties contain, in the aggregate, approximately 7,297,943 square feet of retail space.

o    MEZZANINE DEBT. The owners of the borrower are permitted to incur future mezzanine indebtedness subject to the satisfaction of certain terms and conditions, including but not limited to: (i) the total loan-to-value ratio does not exceed 75%, (ii) the debt service coverage ratio does not fall below 1.10x, (iii) the mezzanine lender meets a pre-determined definition of "qualified lender", (iv) the borrowers must deliver a no-downgrade confirmation and (v) the mezzanine lender shall enter into an intercreditor agreement, acceptable to the lender.

o    RELEASE. The release of an individual DDR Southeast Pool Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related DDR Southeast Pool Loan documents including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) a release price of (a) for releases of up to and including
     35% of the initial principal loan balance, 100% of the allocated loan amount of the DDR Southeast Pool Properties, (b) for releases between 36%
     and 50% of the initial principal loan balance, 105% of the allocated loan amount of the DDR Southeast Pool Properties and (c) for releases greater than 50% of the initial principal loan balance, 110% of the allocated loan amount of the DDR Southeast Pool Properties, (iii) a minimum debt service coverage ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 1.20x and (b) for releases greater than 50% of the aggregate initial principal loan balance, the greater of (x) the debt service coverage ratio of the DDR Southeast Pool
     Properties immediately prior to the release, (but not in excess of 1.35x)
     and

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     (y) 1.20x, and (iv) a maximum loan-to-value ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 64%
     and (b) for releases greater than 50% of the aggregate initial principal loan balance, the lesser of (x) the loan-to-value ratio of the DDR
     Southeast Pool Properties immediately prior to the release (but not less than 60%) and (y) 64%.

o    SUBSTITUTION. The borrowers may substitute DDR Southeast Pool Properties of like kind and quality subject to the satisfaction of certain tests and conditions as set forth in the loan documents including, but not limited to: (i) no event of default exists under the loan documents, (ii) the aggregate value of all mortgaged DDR Southeast Pool Properties released
     (through one or more substitutions) during the term of the loan does not exceed 50% of the value of the entire pool of DDR Southeast Pool
     Properties, (iii) the borrowers deliver legal opinions concluding that the substitutions will not adversely affect or impair the ability of the lender to enforce its remedies under all loan documents, (iv) the lender receives and approves all necessary property level due diligence with respect to the new DDR Southeast Pool Property(s) (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies), (v) a minimum debt service coverage ratio of 1.20x for the remaining DDR Southeast Pool Properties,
     (vi) a loan-to-value ratio of the substitute property of less or equal to the loan-to-value ratio of the substituted property and (vii) no more than
     35 DDR Southeast Pool Properties are substituted during the term of the DDR
     Southeast Pool Loan.

o    LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

o    MANAGEMENT. DDR is the property manager for the DDR Southeast Pool
     Properties.

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                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                               CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                         $145,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                       3.0%
NUMBER OF MORTGAGE LOANS                                                             1
LOAN PURPOSE                                                                 Refinance
SPONSOR                                                         AmeriCold Realty Trust
OWNERSHIP INTEREST                                                          Fee Simple
MORTGAGE RATE                                                                  5.4640%
MATURITY DATE                                                          January 1, 2014
AMORTIZATION TYPE                                                        Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                   84 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                78 / Interest Only
LOCKBOX                                       In-Place Soft, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                             No / No
   REQUIRED REPAIRS                                                           $985,033
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                                             Springing
   REPLACEMENT                                                               Springing
ADDITIONAL FINANCING(1)                                                            Yes

                                                                         CGM AMERICOLD
                                                                        PORTFOLIO LOAN
                                                                        COMBINATION(1)
                                                                        --------------
CUT-OFF DATE PRINCIPAL BALANCE                                            $325,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                                  $77
CUT-OFF DATE LTV RATIO                                                          77.92%
MATURITY DATE LTV RATIO                                                         77.92%
UW NCF DSCR                                                                      1.83x

(1)  The total original financing amount of the CGM AmeriCold Portfolio
     Properties is $325,000,000 (the "CGM AmeriCold Portfolio Loan Combination")
     evidenced by multiple pari passu notes. Three pari passu notes aggregating
     $145,000,000 (the "CGM AmeriCold Portfolio Loan") are included in the trust fund. The remaining $180,000,000 pari passu note (the "CGM AmeriCold
     Portfolio Pari Passu Non-Trust Loan") is not included in the trust fund.
     The CGM AmeriCold Portfolio Pari Passu Non-Trust Loan was included in the securitization of the Citigroup Commercial Mortgage Securities Inc., CD
     2007-CD4 Commercial Mortgage Pass Through Certificates (the "CD 2007-CD4
     Transaction").

(2)  Upon the occurrence and during the continuation of an event of default or
     "trigger event" with respect to the CGM AmeriCold Portfolio Loan
     Combination ("CGM AmeriCold Portfolio Trigger Event"), on each payment date the CGM AmeriCold Borrowers are required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums and capital expenditures.
     Borrowers may provide a guaranty or letter of credit in lieu of cash for all reserves. A "CGM AmeriCold Portfolio Trigger Event" will be in effect, on the relevant date, that the DSCR for a 12 consecutive month period falls below 1.30x and shall continue until the DSCR is equal to or greater than
     1.30x for 2 consecutive fiscal quarters.

(3)  2006 NOI represents the trailing-12 months ending 09/30/06.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                        15
LOCATION                                                Various, Various
PROPERTY TYPE                         Industrial, Warehouse/Distribution
SIZE (SF)                                                      4,193,824
OCCUPANCY % AS OF SEPTEMBER 1, 2006                                84.2%
YEAR BUILT / YEAR RENOVATED                            Various / Various
APPRAISED VALUE                                             $417,100,000
PROPERTY MANAGEMENT                                      ART Manager LLC
UW ECONOMIC OCCUPANCY %                                              NAP
UW REVENUES                                                  $90,679,246
UW EXPENSES                                                  $57,513,412
UW NET OPERATING INCOME (NOI)                                $33,165,834
UW NET CASH FLOW (NCF)                                       $32,973,236
2005 NOI                                                     $33,949,096
2006 NOI(3)                                                  $33,208,972

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                                PORTFOLIO SUMMARY

                                                                                      PROPERTY
                                      CUT-OFF DATE                                      SIZE
                                        PRINCIPAL             YEAR BUILT /             (CUBIC
PROPERTY NAME         CITY, STATE       BALANCE               RENOVATED                 FEET)
------------------------------------------------------------------------------------------------

Plover                 Plover, WI     $ 19,327,385             1978 / NAP             12,596,000
Salem                   Salem, OR       18,841,077      1963 / 1967, 1969, 1981       15,292,000
Moses Lake           Moses Lake, WA     13,420,308             1967 / NAP              9,938,000
Hermiston             Hermiston, OR     11,890,000            1975 / 1996              5,353,000
Tarboro                Tarboro, NC      11,854,308            1988 / 2000              5,315,000
Leesport              Leesport, PA      11,506,308          1993-1994 / NAP            6,027,000
Atlanta Gateway        Atlanta, GA      11,153,846          1972-1985 / NAP           12,333,000
Tomah                   Tomah, WI       10,047,385            1989 / 1994              5,921,000
Texarkana             Texarkana, AR      8,588,462          1993-1995 / NAP            5,093,000
Fremont                Fremont, NE       7,821,077   1967 / 1978, 1990, 1992, 1998     2,196,000
Burlington           Burlington, WA      6,571,846             1965 / NAP              4,645,000
Springdale Freezer   Springdale, AR      6,085,538       1982, 1991, 1993 / NAP        5,965,000
Marshall              Marshall, MO       3,859,231            1985 / 1992              5,086,000
Charlotte North       Charlotte, NC      2,779,538          1968-1994 / NAP            4,737,000
Birmingham           Birmingham, AL      1,253,692          1963, 1986 / NAP           2,257,000
                                      ------------                                   -----------
TOTAL/WTD. AVG.                       $145,000,000                                   102,754,000
                                      ============                                   ===========

                                                 OCCUPANCY
                      PROPERTY                       %
                        SIZE         LOAN         (AS OF
                       (SQUARE   COMBINATION   SEPTEMBER 1,     CEILING     UNDERWRITTEN     APPRAISED    APPRAISED
PROPERTY NAME           FEET)     BALANCE/SF       2006)         HEIGHT    NET CASH FLOW       VALUE      VALUE/SF
-------------------------------------------------------------------------------------------------------------------

Plover                 478,467       $ 91         95.4%             34'     $ 4,556,842    $ 55,600,000     $116
Salem                  669,650         63         81.8%             28'       4,188,737      54,200,000       81
Moses Lake             370,783         81         82.4%             28'       3,089,646      38,600,000      104
Hermiston              221,330        120         80.9%             28'       2,711,900      34,200,000      155
Tarboro                181,106        147         94.0%         33'-35'       3,094,382      34,100,000      188
Leesport               218,540        118         85.9%             32'       2,542,951      33,100,000      151
Atlanta Gateway        601,617         42         94.2%         22'-26'       1,454,455      32,100,000       53
Tomah                  186,100        121         66.7%             49'       2,432,320      28,900,000      155
Texarkana              177,622        108         85.7%             34'       1,840,339      24,700,000      139
Fremont                110,405        159         74.9%             25'       1,899,491      22,500,000      204
Burlington             225,843         65         59.8%             28'       1,468,527      18,900,000       84
Springdale Freezer     232,956         59         99.3%         13'-35'       1,401,261      17,500,000       75
Marshall               191,220         45         69.3%         28'-34'       1,411,393      11,100,000       58
Charlotte North        211,784         29         88.9%         16'-37'         481,878       8,000,000       38
Birmingham             116,401         24         61.6%        23.5'-32'        399,114       3,600,000       31
                     ---------       ----         ----         ---------    -----------    ------------     ----
 TOTAL/WTD. AVG.     4,193,824       $ 77         84.2%                     $32,973,236    $417,100,000     $ 99
                     =========       ====         ====                      ===========    ============     ====

                             SIGNIFICANT TENANTS(1)

                                                                                         NO. OF
                                     RATING (FITCH,   TOTAL REVENUE FOR   % OF TOTAL   PROPERTIES
           TENANT NAME              MOODYS, S&P)(2)       PORTFOLIO         REVENUE     OCCUPIED
-------------------------------------------------------------------------------------------------

Tyson Foods                          BBB-/Ba2/BBB-       $11,744,839         13.2%         7
McCain Foods                            NR/NR/NR          10,581,856         11.9%         3
Sara Lee Corporation                 BBB+/Baa1/BBB+        6,950,898          7.8%         3
ConAgra Foods Inc.                    BBB/Baa2/BBB         6,896,372          7.8%         2
Norpac Foods Inc.                       NR/NR/NR           5,677,425          6.4%         3
HJ Heinz Co.                          BBB/Baa2/BBB         5,366,311          6.0%         3
Ocean Spray Cranberries Inc.           NR/Ba1/BBB          4,831,068          5.4%         3
J.R. Simplot Co.                        NR/NR/NR           4,382,145          4.9%         3
Sweet Street Desert                     NR/NR/NR           3,178,691          3.6%         1
National Frozen Foods Corporation       NR/NR/NR           3,019,609          3.4%         1

(1)  Revenue as of the trailing-12 months ended September 30, 2006 for all of the CGM AmeriCold Portfolio Properties.

(2)  Based on the rating of the parent company regardless of whether the parent company guarantees the tenant's lease.

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o    THE LOAN. The subject mortgage loan (the "CGM AmeriCold Portfolio Loan") is secured by a first mortgage encumbering fifteen (15) industrial properties located throughout the United States (the "CGM AmeriCold Portfolio
     Properties"). The CGM AmeriCold Portfolio Loan has a cut-off date principal balance of $145,000,000 representing approximately 3.0% of the initial mortgage pool balance. The CGM AmeriCold Portfolio Loan is evidenced by three pari passu notes. The CGM AmeriCold Portfolio Loan constitutes part of an aggregate debt of $325,000,000, evidenced by four mortgage notes dated February 27, 2007, together referred to as the "CGM AmeriCold
     Portfolio Loan Combination", that are all obligations of the borrowers described below and entitled to payments of interest and principal on a pro rata and pari passu basis. The additional mortgage note in the amount of
     $180,000,000 will not be included in the trust fund, and the debt evidenced by such note is referred to as a "CGM AmeriCold Portfolio Pari Passu
     Non-Trust Loan". The CGM AmeriCold Portfolio Pari Passu Non-Trust Loan was
     included in the securitization of the Citigroup Commercial Mortgage
     Securities Inc., CD 2007-CD4 Commercial Pass Through Certificates (the "CD
     2007-CD4 Transaction"). The CGM AmeriCold Portfolio Pari Passu Non-Trust
     Loan will be serviced, along with the CGM AmeriCold Portfolio Loan, under the series CD 2007-CD4 pooling and servicing agreement by the series CD
     2007-CD4 master servicer and special servicer. However, the special servicer for the CGM AmeriCold Portfolio Loan Combination can be replaced
     (without cause) by the holder of CGM AmeriCold Portfolio Pari Passu
     Non-Trust Loan or its designee. The respective rights of the holders of the
     CGM AmeriCold Portfolio Pari Passu Non-Trust Loan and the issuing entity, as holder of the promissory notes for the CGM AmeriCold Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION
     OF THE MORTGAGE POOL -- The Loan Combinations -- The CGM AmeriCold
     Portfolio Loan Combination", in the offering prospectus dated July 9, 2007 relating to the offered certificates.

     The CGM AmeriCold Portfolio Loan provides for interest-only payments for the entire 84 months of its term. The CGM AmeriCold Portfolio Loan has a remaining term of 78 months and matures on January 1, 2014. The CGM
     AmeriCold Portfolio Loan may be prepaid on or after September 1, 2013, and permits defeasance with United States government obligations beginning on the earlier of the third anniversary of the closing date and 2 years after the last issue date for any securities backed by any portion of the CGM
     AmeriCold Portfolio Loan and the CGM AmeriCold Portfolio Pari Passu
     Non-Trust Loan.

o    THE BORROWERS. The borrowers are ART Mortgage Borrower Propco 2006-3 L.P.
     and ART Mortgage Borrower Opco 2006-3 L.P., each special purpose entities structured to be bankruptcy remote (collectively, the "CGM AmeriCold
     Portfolio Borrower"). The sponsor of the borrower is AmeriCold Realty Trust
     ("ART"). AmeriCold is the holding company for American Logistics, LLC, a provider of warehousing, distribution, supply-chain management, and other logistics services to the US food industry. AmeriCold's transportation and management services, which include freight routing, network flow management, order consolidation, and distribution channel assessment, also enable them to better serve its customer base. The company offers 545 million cubic feet of storage space in over 100 temperature-controlled facilities nationwide. Ownership of the company is divided among three real estate/private equity firms: Vornado Realty Trust (47.6%), Crescent Real
     Estate Equities (31.7%), and The Yucaipa Companies (20.7%). Vornado Realty
     Trust and Crescent Real Estate Equities, both public REITs, have a combined market capitalization of over $22 billion. The Yucaipa Companies, owned by
     Ronald W. Burkle, are investors in real estate and the food and grocery industries. Since its formation in 1986, Yucaipa has completed mergers and acquisitions valued at more than $30 billion, including the acquisition of its 20.7% interest in ART in November 2004.

o    THE PROPERTIES. The CGM AmeriCold Portfolio Properties consist of approximately 4,193,824 square feet (102,754,000 cubic feet). The CGM
     AmeriCold Portfolio Properties were constructed between 1963 and 1995 and renovated between 1967 and 2000. The CGM AmeriCold Portfolio Properties are
     located in Alabama, Arkansas, Georgia, Missouri, North Carolina, Nebraska,
     Oregon, Pennsylvania, Washington and Wisconsin. As of September 1, 2006,
     the weighted average occupancy rate for the CGM AmeriCold Portfolio
     Properties was approximately 84.2%. All revenue percentages provided below are as of the trailing-12 month period ended September 30, 2006.

     The Plover property consists of a single story refrigerated cold storage facility. The Plover property is located in Plover, Wisconsin, approximately 100 miles north of Madison, Wisconsin. The property was built in 1978 and consists of approximately 478,467 square feet of warehouse space and approximately 12,596,000 cubic feet of refrigerated space. The
     Plover property's largest tenant, McCain Foods, generates 91% of the Plover property revenue. The eastern side of the Plover property has a receiving dock, which is directly connected to the adjoining McCain Foods property.

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     The Salem property consists of five single story buildings which function as a refrigerated warehouse/distribution facility. The Salem property is located in Salem, Oregon, approximately 45 miles southwest of Portland,
     Oregon. The property was built in 1963 and was expanded in 1967, 1969, and
     1981. The Salem property consists of approximately 669,650 square feet of warehouse space and approximately 15,292,000 cubic feet of cold storage space. The Salem property's largest tenant, Norpac Foods, accounts for 56%
     of the Salem property's revenue.

     The Moses Lake property consists of two single story buildings which function as a refrigerated warehouse facility. It is located outside the city limits of Moses Lake, which is approximately 185 miles southeast of
     Seattle, Washington. The property was built in 1967 and consists of approximately 370,783 square feet of warehouse space and approximately
     9,938,000 cubic feet of cold storage space. The two tenants, J.R. Simplot
     Company and National Frozen Foods Corporation, account for 57% and 43%, respectively of the Moses Lake property's revenue.

     The Hermiston property consists of a single story refrigerated warehouse facility located in Umatilla County, approximately 180 miles east of
     Portland, Oregon. The property was built in 1975 and was renovated in 1996.
     The Hermiston property consists of approximately 221,330 square feet of warehouse space and 5,353,000 cubic feet of cold storage space. The
     Hermiston property's largest tenant is ConAgra, which generates 89% of the
     Hermiston property's revenue. There is an adjoining building to the west of the Hermiston property which is occupied by ConAgra via a breezeway.

     The Tarboro property consists of a single story cold storage warehouse distribution facility located south of the Town of Tarboro, approximately
     75 miles northeast of Raleigh, North Carolina. The property was built in
     1988 and underwent a 53,000 square foot renovation in 2000. The property consists of approximately 181,106 square feet of warehouse space and approximately 5,315,000 cubic feet of total refrigerated space. The only tenant is Sara Lee, which has a production facility located on the same road as the Tarboro property and accounts for 100% of the Tarboro property's revenue.

     The Leesport property consists of a single story and part two story refrigerated warehouse facility located in Ontelaunee Township and Leesport
     Borough of Berks County, Pennsylvania, approximately 65 miles northeast of
     Harrisburg, Pennsylvania. The subject was built from 1993 to 1994 and includes approximately 218,540 square feet of warehouse space and approximately 6,027,000 cubic feet of refrigerated space. The two largest tenants, Tyson Foods and Sweet Street Dessert, account for 90% of the
     Leesport property's revenue.

     The Atlanta Gateway property consists of two single story buildings which function as a refrigerated warehouse distribution facility. The Atlanta
     Gateway property is located in the Atlanta area of Fulton County, Georgia.
     The buildings were constructed from 1972 to 1985 and consist of approximately 601,617 square feet of warehouse space and approximately
     12,333,000 cubic feet of refrigerated space. The subject property's three largest tenants are H.J. Heinz Co., Pinnacle Foods, and Nestle SA, which account for 64% of the Atlanta Gateway property's revenue.

     The Tomah property consists of a single story cold storage warehouse distribution facility that is located in Monroe County, approximately 105 miles northwest of Madison, Wisconsin. The Tomah property was built in 1989 and underwent an addition in 1994. The Tomah property consists of approximately 186,100 square feet of warehouse space and approximately
     5,921,000 cubic feet of refrigerated space. The largest tenant is Ocean
     Spray, which comprises 96% of the Tomah property's revenue. The sole remaining tenant, McCain Foods accounts for 4% of the Tomah property's revenue.

     The Texarkana property consists of a single story cold storage warehouse facility located in the southwestern portion of Arkansas, approximately 70 miles northeast of Shreveport, Louisiana. Built in 1993-1995, the Texarkana
     property contains approximately 177,622 square feet of warehouse space and approximately 5,093,000 cubic feet of refrigerated space. The Texarkana property serves a variety of customers including Tyson Foods, Pilgrims
     Pride, Kellers Creamery, Sara Lee, and Meyer's Bakery of Hope, with Tyson
     Foods making up 47% of the Texarkana property's revenue.

     The Fremont property consists of a single story refrigerated warehouse facility located in Fremont, Nebraska, approximately 40 miles northwest of
     Omaha, Nebraska and has access to railroads and several highways. The
     Fremont property contains

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     approximately 110,405 square feet of warehouse space with approximately
     2,196,000 cubic feet of refrigerated space. Originally built in 1967, the
     Fremont property was renovated and expanded in 1978, 1990, 1992 and 1998.
     The Fremont property's largest tenants, Hormel Foods Corp and Smithfield
     Companies, generate 79% of the Fremont property's revenue.

     The Burlington property consists of three single story buildings which function as a cold-storage distribution facility located two blocks south of the Burlington CBD, approximately 65 miles north of Seattle, Washington.
     The Burlington property was built in 1965 and has had multiple additions and upgrades subsequent to that date. The Burlington property consists of approximately 225,843 square feet of warehouse space and approximately
     4,645,000 cubic feet of cold storage space. The property's largest tenants are Ocean Spray Inc. and Commercial Cold Storage, which comprise 56% of the
     Burlington property's revenue.

     The Springdale Freezer property consists of a single story public refrigerated warehouse facility located in northwest Arkansas, approximately 115 miles east of Tulsa, Oklahoma. The Springdale Freezer property was originally built in 1982 and was expanded in 1991 and 1993.
     The Springdale Freezer property contains approximately 232,956 square feet of warehouse space and approximately 5,965,000 cubic feet of refrigerated space. The two tenants are Tyson Foods and Cargill Meat Solutions. Tyson
     Foods comprises 85% of the Springdale Freezer property's revenue.

     The Marshall property consists of a single story refrigerated warehouse facility located in Saline County, approximately 90 miles east of Kansas
     City, Missouri. The Marshall property was built in 1985 and underwent an expansion in 1992. The Marshall property includes approximately 191,220 square feet of warehouse space with approximately 5,086,000 cubic feet of refrigerated space. The two largest tenants are ConAgra and Tyson Foods.
     ConAgra generates 70% of the Marshall property's revenues and Tyson Foods generates the remaining portion.

     The Charlotte North property consists of a single story cold storage warehouse facility located in Mecklenburg County, approximately 6 miles northwest of the Charlotte, North Carolina CBD. The Charlotte North
     property was built from 1968 to 1994 and includes approximately 211,784 square feet of warehouse space and approximately 4,737,000 cubic feet of refrigerated space. The Charlotte North property's largest tenant is Gold
     Kist, which generates 43% of the Charlotte North's revenue.

     The Birmingham property consists of a single story cold-storage warehouse facility, located within the Birmingham, Alabama CBD. The Birmingham property was originally built in 1963 with additional improvements made in
     1986. The Birmingham property consists of approximately 116,401 square feet of warehouse space and approximately 2,257,000 cubic feet of refrigerated space. The subject's largest tenants are Gold Kist Inc., Wayne Farms and the United States Government, together making up 66% of the Birmingham property's total revenue.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a collection account under the borrower's control, and transferred to a lender-controlled cash management account.
     The rents and other revenues will then be transferred daily into the CGM
     AmeriCold Portfolio Borrower's account provided no trigger event or cash trap event exists. In the event of a "trigger event", cash flow to fund monthly tax reserves, insurance reserves, debt service, capital expenditures reserves and operating expenses in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "trigger event" means the occurrence of (i) event of a default under the CGM
     AmeriCold Portfolio Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.30x, as determined at the end of each fiscal quarter. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.30x for the two (2) consecutive fiscal quarters then ending. In the event of a "cash trap event", all excess cash flow in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement.
     Upon the cure of the cash trap event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "cash trap event" will occur on any date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.20x, as determined at the end of each fiscal quarter. A cash trap event will continue until the date on which the debt service coverage ratio equals or exceeds 1.20x for the two (2) consecutive fiscal quarters then ending.

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o    PARTIAL RELEASES. Provided there is no event of default and after the release date and prior to the permitted prepayment date (9/1/2013), the related loan documents permit the borrowers to obtain the release of any of the CGM AmeriCold Portfolio Properties upon satisfaction of certain conditions. The CGM AmeriCold Portfolio Loan Combination may be partially defeased in the amount of 105% of the allocated loan amount for the released parcels until the aggregate amount of such release payments equal
     12.5% of the original principal amount of the loan as a condition to a release. The CGM AmeriCold Portfolio Loan Combination may be partially defeased in the amount of 110% of the allocated loan amount for the released parcels until aggregate amount of such release payments equal 25%
     of the original principal amount of the loan as a condition to a release.
     The CGM AmeriCold Portfolio Loan Combination may be partially defeased in the amount of 115% of the allocated loan amount for the released parcels thereafter as a condition to a release. Each of such defeasances is subject to satisfaction of certain conditions, including debt service coverage tests and loan to value tests; provided that in order to satisfy such debt service coverage ratio test, the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

     If the borrowers are in default under the CGM AmeriCold Portfolio Loan and could cure such default by obtaining the release of an individual property, borrowers may do so prior to the release date subject to the fulfillment of certain conditions including payment of the release amount and yield maintenance premium.

     Provided there is no event of default and subject to the fulfillment of certain conditions, the borrowers may at any time obtain the release of an expansion parcel without payment of a release amount. Such conditions include evidence that gross revenue over expenses and appraised value are not impacted by the release.

o    COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more of any of the CGM AmeriCold Portfolio
     Properties prior to the permitted prepayment date; provided that certain conditions in the related loan documents are satisfied, including but not limited to, the aggregate allocated loan amounts of the substituted properties not exceeding 30% of the original principal amount of the CGM
     AmeriCold Portfolio Loan and debt service coverage tests and loan to value tests. In order to satisfy such debt service coverage ratio the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

o    MANAGEMENT. ART Manager LLC is the property manager for the CGM AmeriCold
     Portfolio Properties. The property manager is affiliated with the borrowers.

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                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                                   CGM
CUT-OFF DATE PRINCIPAL BALANCE                                                $130,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                           2.7%
NUMBER OF MORTGAGE LOANS                                                                 1
LOAN PURPOSE                                                                     Refinance
SPONSOR                                        Theodore J.Georgelas and Richard M. Patrick
OWNERSHIP INTEREST                                                              Fee Simple
MORTGAGE RATE                                                                      6.0000%
MATURITY DATE                                                                 June 6, 2017
AMORTIZATION TYPE                                                       Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                                  120/360
REMAINING TERM / REMAINING AMORTIZATION TERM                                       119/360
LOCKBOX(1)                                                        In-Place Soft, Springing
UP-FRONT RESERVES
   TAX / INSURANCE                                                               Yes / Yes
   TI/LC(2)                                                                     $1,317,633
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                               Yes / Yes
   REPLACEMENT                                                                      $7,320
   TI/LC(2)                                                                        $23,791
ADDITIONAL FINANCING(3)                                                                Yes

                                                                             GREENSBORO
                                                          GREENSBORO      CORPORATE CENTER
                                                       CORPORATE CENTER         LOAN
                                                             LOAN           COMBINATION
                                                       ----------------   ----------------
CUT-OFF DATE PRINCIPAL BALANCE                           $130,000,000        $140,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                $296                $319
CUT-OFF DATE LTV RATIO                                          67.71%              72.92%
MATURITY DATE LTV RATIO                                         63.34%              68.41%
UW NCF DSCR                                                      1.10x               1.00x

(1)  See "Lockbox Account" below for further discussion.

(2)  At closing the borrower deposited an upfront TI/LC reserve of $1,317,633 and will deposit monthly TI/LC Reserves of $23,791 capped at five years collections or $1,427,435.

(3)  See "The Loan" below for further discussion.

(4)  2007 NOI represents the trailing-12 months ending 03/31/07.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                   1
LOCATION                                                McLean, VA
PROPERTY TYPE                                     Office, Suburban
SIZE (SF)                                                  439,211
OCCUPANCY % AS OF MAY 14, 2007                              100.0%
YEAR BUILT / YEAR RENOVATED                             2000 / NAP
APPRAISED VALUE                                       $192,000,000
PROPERTY MANAGEMENT              Jones Lang LaSalle Americas, Inc.
UW ECONOMIC OCCUPANCY %                                      95.0%
UW REVENUES                                            $14,990,328
UW EXPENSES                                             $4,288,675
UW NET OPERATING INCOME (NOI)                          $10,701,653
UW NET CASH FLOW (NCF)                                 $10,328,323
2006 NOI                                               $10,848,093
2007 NOI(4)                                            $11,200,384

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                                 TENANT SUMMARY

                                          RATINGS          NET      % OF NET                                            DATE OF
                                           FITCH/        RENTABLE   RENTABLE                            % OF ACTUAL     LEASE
              TENANT NAME              MOODY'S/S&P(1)   AREA (SF)     AREA     RENT PSF   ACTUAL RENT       RENT      EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

The Mitre Corporation                     NR/NR/NR        86,166      19.6%     $27.45    $ 2,365,257       16.6%     09/30/11
Watt, Tieder, Hoffar & Fitzgerald(2)      NR/NR/NR        71,367      16.2%     $28.23    $ 2,014,690       14.1%     06/30/16
BMC Software(3)                           NR/NR/NR        49,518      11.3%     $31.20    $ 1,544,829       10.8%     11/30/08
Argy, Wiltse, & Robinson(4)               NR/NR/NR        43,194       9.8%     $28.35    $ 1,224,550        8.6%     05/31/18
IBM Software                              A+/A1/A+        27,975       6.4%     $42.99    $ 1,202,530        8.4%     02/28/10
                                                         -------     -----      ------    -----------       ----      --------
Top 5 Tenants                                            278,220      63.3%     $30.02    $ 8,351,856       58.6%      Various
Non-major Tenants                                        160,991      36.7%     $36.71    $ 5,909,638       41.4%      Various
                                                         -------     -----      ------    -----------
OCCUPIED TOTAL                                           439,211     100.0%     $32.47    $14,261,495
Vacant                                                         0       0.0%
                                                         -------     -----
COLLATERAL TOTAL                                         439,211     100.0%
                                                         =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Watt, Tieder, Hoffar & Fitzgerald subleases 3,340 SF to Enterprise Business
     Law Group LLC for a two year term commencing 06/1/06, with automatic renewals thereafter every six months. Either party may terminate on or after 12/31/07. Enterprise Business Law Group LLC pays $32.44 per SF to
     Watt, Tieder, Hoffar & Fitzgerald, with 3% increases on each anniversary.

(3)  BMC leases two spaces at the subject property. BMC leases 28,084 SF in
     Building 8401, Suite 100 through 11/30/08 and 21,434 SF in Building 8405,
     Suite 500 through 02/28/11. BMC subleases the 21,434 SF to Crestline
     Capital Corporation through 02/28/11. Crestline Capital Corporation pays
     $32.50 per SF to BMC Software with no additonal rent. BMC Software remains liable under the lease. BMC Software is entitled to receive 50% of subleased rent in excess of Crestline Capital Corporation's base rent.

(4)  Argy, Wiltse & Robinson may terminate their lease on 365 days notice as of
     05/31/13 if the landlord has not offered 9,000 SF for lease by 12/31/11.

                             LEASE ROLLOVER SCHEDULE

               # OF    WTD. AVG. IN PLACE                                                           CUMULATIVE %
              LEASES      BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR      ROLLING         ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
----------------------------------------------------------------------------------------------------------------

2007             2          $ 10.39            8,259       1.9%          1.9%             0.6%           0.6%
2008             2          $ 33.03           36,147       8.2%         10.1%             8.4%           9.0%
2009             0          $  0.00                0       0.0%         10.1%             0.0%           9.0%
2010             2          $ 40.24           48,360      11.0%         21.1%            13.6%          22.6%
2011            13          $ 34.19          212,230      48.3%         69.4%            50.9%          73.5%
2012             2          $ 32.47           11,924       2.7%         72.2%             2.7%          76.2%
2013             0          $  0.00                0       0.0%         72.2%             0.0%          76.2%
2014             0          $  0.00                0       0.0%         72.2%             0.0%          76.2%
2015             0          $  0.00                0       0.0%         72.2%             0.0%          76.2%
2016             1          $ 28.23           71,367      16.2%         88.4%            14.1%          90.3%
2017             0          $  0.00                0       0.0%         88.4%             0.0%          90.3%
Thereafter       3          $ 27.04           50,924      11.6%        100.0%             9.7%         100.0%
Vacant                                             0       0.0%        100.0%
               ---                           -------     -----                          -----
TOTALS          25                           439,211     100.0%                         100.0%
               ===                           =======     =====                          =====

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o    THE LOAN. The subject mortgage loan (the "Greensboro Corporate Center
     Loan") is secured by a first mortgage encumbering an office building located in McLean, VA (the "Greensboro Corporate Center Property"). The
     Greensboro Corporate Center Loan has a cut-off date principal balance of
     $130,000,000, which represents approximately 2.7% of the initial mortgage pool balance. The Greensboro Corporate Center Loan was originated on June
     4, 2007 and is part of a loan combination consisting of two (2) mortgage loans in the aggregate principal amount of $140,000,000, one of which, in the principal amount of $10,000,000, is subordinate and will not be included in the trust (the "Greensboro Corporate Center Subordinate
     Non-Trust Loan"). The respective rights of the holders of the Greensboro
     Corporate Center Subordinate Non-Trust Loan and the issuing entity, as holder of the promissory note for the Greensboro Corporate Center Loan, will be governed by a co-lender agreement as described under "DESCRIPTION
     OF THE MORTGAGE POOL--The Loan Combinations--The Greensboro Corporate
     Center Loan Combination", in the offering prospectus dated July 9, 2007 relating to the offered certificates.

     The Greensboro Corporate Center Subordinate Non-Trust Loan has an interest rate of 9.129% per annum and is generally subordinate in right of payment to the Greensboro Corporate Center Loan. The Greensboro Corporate Center
     Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest. The
     Greensboro Corporate Center Loan has a remaining term of 119 months and matures on June 6, 2017. The Greensboro Corporate Center Loan may be
     prepaid on or after April 6, 2017, and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the CGCMT 2007-C6 certificates.

o    THE BORROWER. The borrower is Greensboro Center Limited Partnership, a special purpose entity structured to be bankruptcy remote. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Greensboro Corporate Center Loan. The sponsors of the borrower are Theodore J. Georgelas and Richard M. Patrick. Mr. Georgelas
     has been responsible for the overall growth of the Georgelas Companies since 1972. Since then, the organizations have expanded from a spot builder to a multi-faceted developer of commercial, industrial, retail, and residential properties with primary geographic emphasis in the mid-Atlantic states of Virginia, Maryland, Delaware and the District of Columbia. The
     companies have developed more than 2,000,000 square feet of commercial properties and over $100,000,000 in residential projects. Mr. Patrick has acquired and sold commercial real estate since 1976. This included eight office buildings in Tysons Corner, VA totaling over 1,500,000 square feet and his current ownership in the subject property. Mr. Patrick has a 4%
     ownership interest in the Washington Capitals hockey team and the
     Washington Wizards basketball team.

o    THE PROPERTY. The Greensboro Corporate Center Property consists of two
     10-story class A office buildings containing approximately 439,211 square feet situated on approximately 7.4 acres. The Greensboro Corporate Center
     Property was constructed in 2000. The Greensboro Corporate Center Property
     is located in McLean, VA, within the Washington-Arlington-Alexandria metropolitan statistical area. The two buildings are connected by an underground three-level parking garage at each level and share a common courtyard at the entrance to each building. The parking garage contains
     1,369 parking spaces and there are 32 visitor parking spaces located at the entrances to the buildings providing for a parking ratio of 3.2 per 1,000 square feet. As of May 14, 2007, the occupancy rate for the Greensboro
     Corporate Center Property was approximately 100%.

     The largest tenant is The MITRE Corporation ("MITRE") occupying 86,166 square feet, or approximately 19.6% of the net rentable area. MITRE was founded in 1958 by a group of former MIT researchers and is headquartered in Bedford, MA. The MITRE Corporation is a not-for profit organization chartered to work in the public interest. Their expertise lies in systems engineering, information technology, operational concepts, and enterprise modernization. MITRE manages three Federally Funded Research and
     Development Centers (FFRDCs): one for the Department of Defense (known as the DOD Command, Control, Communications and Intelligence FFRDC), one for
     the Federal Aviation Administration (the Center for Advanced Aviation
     System Development), and one for the Internal Revenue Service (the Center
     for Enterprise Modernization). The MITRE Corporation has approximately
     6,500 scientists, engineers and support specialists. The MITRE lease expires in September 2011.

     The second largest tenant is Watt, Tieder, Hoffar & Fitzgerald ("WTHF"), occupying 71,367 square feet, or approximately 16.2% of the net rentable area. WTHF is one of the largest construction and surety law firms in the world, with a practice that encompasses all aspects of construction contracting and public procurement. Since its inception almost 30 years ago, WTHF has been involved in major development and construction projects, including highways, airports and seaports, rail and subway

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     systems, military bases, industrial plants, petro-chemical facilities, electric-generating plants, communication systems, and commercial and public facilities of all types in the United States and around the globe.
     The subject property serves as the WTHF's headquarters. The WTHF lease expires in June 2016.

     The third largest tenant is BMC Software ("BMC"), occupying 49,518 square feet, or approximately 11.3% of the net rentable area. BMC was founded in
     1980 and is headquartered in Houston, Texas. The company and its subsidiaries develop software that provides systems and service management solutions for large enterprises. Its customers include manufacturers, telecommunications companies, financial service providers, educational institutions, retailers, distributors, hospitals, service providers, government agencies, and value-added resellers. The company markets its products directly through its sales force, as well as resellers, distributors, and systems integrators. As of June 26, 2007, BMC's market capitalization was $6.0 billion. The BMC leases a total of 49,518 square feet, which is allocated across two spaces. Approximately 28,084 square feet expires in November 2008 and 21,434 square feet expires in February
     2011.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited by the borrower into a clearing account and transferred daily to the borrower provided no cash management period exists. In the event of and during a "cash management period", funds shall be swept on daily basis to a deposit account controlled by the lender and applied pursuant to the loan agreement (unless and until such cash management period is terminated or avoided) to debt service, required reserve deposits and operating expenses, with excess cash flow held as a supplemental reserve for leasing costs for the MITRE or WTHF space, as applicable, as indicated below, subject to certain permitted disbursements to the borrower for income taxes pursuant to the loan documents. A "cash management period" means the occurrence of (i) event of a default under the
     Greensboro Corporate Center Loan, (ii) the date that is two years prior to the MITRE lease expiration of September 30, 2011, unless the MITRE lease is renewed prior to such date, with the cash management period ending, and any supplemental reserve balance disbursed to the borrower, upon a renewal of the MITRE lease or execution of replacement leases satisfying the requirements of the loan agreement, or (iii) the date that is two years prior to the WTHF lease expiration of June 30, 2016, unless the WTHF lease is renewed prior to such date, with the cash management period ending, and any supplemental reserve balance disbursed to the borrower, upon a renewal of the WTHF lease or execution of replacement leases satisfying the requirements of the loan agreement. A cash management period (i) with respect to the MITRE space may be terminated or avoided if the borrower posts a letter of credit in the amount of $2,950,000, and (ii) with respect to the WTHF space if the borrower posts a $3,500,000 letter of credit, with the applicable letter(s) of credit released on the same basis as a cash management period would otherwise end.

o    PARTIAL RELEASE. The Borrower may obtain a release of a specified non-income producing portion of the Greensboro Corporate Center Property and/or the release of transferable development rights not required for the existing improvements on the Greensboro Corporate Center Property, in either case without required prepayment or partial defeasance of the
     Greensboro Corporate Center Loan, subject to satisfaction of conditions set forth in the loan documents, including (i) the borrower establishes to the lender's reasonable satisfaction that the partial release will not adversely affect net operating income and that the debt service coverage ratio for the remaining property is at least equal to the greater of the debt service coverage ratio for the Greensboro Corporate Center Property calculated immediately prior to the partial release and the debt service coverage ratio calculated at the time of origination of the Greensboro
     Corporate Center Loan, and (ii) the borrower established to the lender's reasonable satisfaction that the appraised value of the remaining property is sufficient to satisfy a loan-to-value ratio not in excess of the lesser of 80% or the loan-to-value ratio for the Greensboro Corporate Center
     Property calculated immediately prior to the partial release.

o    MANAGEMENT. Jones Lang LaSalle Americas, Inc. is the property manager for the Greensboro Corporate Center Property.

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                                   LOAN INFORMATION

MORTGAGE LOAN SELLER                                                           LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                            $123,150,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                       2.6%
NUMBER OF MORTGAGE LOANS                                                             1
LOAN PURPOSE                                                               Acquisition
SPONSOR                                       Lyrical-Antheus Realty Partners II, L.P.
OWNERSHIP INTEREST                                                          Fee Simple
MORTGAGE RATE                                                                  5.9100%
MATURITY DATE                                                            April 1, 2017
AMORTIZATION TYPE                                                        Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                  120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION
TERM                                                               117 / Interest Only
LOCKBOX                                                                           None
UP-FRONT RESERVES
   TAX / INSURANCE                                                           Yes / Yes
   CAPITAL IMPROVEMENTS                                                    $26,560,000
   DEBT SERVICE(1)                                                          $4,000,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                              Yes / No
   REPLACEMENT(2)                                                            Springing
ADDITIONAL FINANCING(3)                                                            Yes
CUT-OFF DATE PRINCIPAL BALANCE                                            $123,150,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                           $129,495
CUT-OFF DATE LTV RATIO(4)                                                       78.43%
MATURITY DATE LTV RATIO(4)                                                      78.43%
UW NCF DSCR(5)                                                                   1.61x

(1)  $4,000,000 was deposited into a debt service reserve account at closing to fund debt service shortfalls for the Hyde Park Apartment Portfolio Loan.
     Funds held in the debt service reserve account will be disbursed on each monthly payment date in an amount equal to the debt service shortfall, should a debt service shortfall exist. All funds held in the debt service reserve account will be released to the Hyde Park Apartment Portfolio
     Borrower upon the satisfaction of certain terms and conditions, including:
     (i) no event of default has occurred and is continuing, (ii) the DSCR is greater than or equal to 1.10x for two consecutive quarters and (iii) the
     Hyde Park Apartment Portfolio Borrower has completed all required capital improvements. In the event that the Hyde Park Apartment Portfolio Borrower has not completed all required capital improvements, but clauses (i) and
     (ii) above are satisfied, funds in the debt service reserve account may be used to pay for required capital improvements.

(2)  Commencing on April 1, 2011, the Hyde Park Apartment Portfolio Borrower is
     required to deposit an amount equal to 1/12 of the product of $250 and the number of residential units at the Hyde Park Apartment Portfolio
     Properties.

(3)  See, "Mezzanine Debt" below for further discussion.

(4)  Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are
     based on the "As-Stabilized" appraised value as of September 1, 2010. The
     "As-Is" appraised value is $114,128,128 as of February 21, 2007. Assuming a
     Cut-Off Date Principal Balance of $92,590,000, which is net of capital improvement reserve funds and debt service reserve funds, the resulting
     "As-Is" Cut-off Date LTV Ratio and resulting "As-Is" Maturity Date LTV
     Ratio is 81.13%.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                  43
LOCATION                                               Chicago, IL
PROPERTY TYPE                            Multifamily, Conventional
SIZE (UNITS)                                                   951
OCCUPANCY % AS OF JUNE 4, 2007                               81.8%
YEAR BUILT / YEAR RENOVATED                      Various / Various
APPRAISED VALUE(4)                                    $157,016,726
PROPERTY MANAGEMENT                MAC Property Management, L.L.C.
UW ECONOMIC OCCUPANCY %                                      94.0%
UW REVENUES(5)                                         $16,027,803
UW EXPENSES(5)                                          $3,936,446
UW NET OPERATING INCOME (NOI)(5)                       $12,091,357
UW NET CASH FLOW (NCF)(5)                              $11,853,607

(5)  UW NCF DSCR, UW Revenues, UW Expenses, UW NOI, and UW NCF are based on underwritten cash flows for 2011. For purposes of calculating the UW NCF as of 2011, the ongoing renovations are assumed to result in approximately one-third of all units being renovated in each of the next 3 years with all units completed in 2011. Each unit is assumed to be rented at market rent in 2011. The assumed 2011 market rents were calculated assuming the 2007 market rents and a 3% annual increase thereto. The NCF DSCR, based on the annualized rent roll as of June 4, 2007, is 0.85x.

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                                PORTFOLIO SUMMARY

                                                           CUT-OFF                                  OCCUPANCY %
                                                       ALLOCATED LOAN   YEAR BUILT /    NUMBER    (AS OF JUNE 4,     APPRAISED
PROPERTY NAME                                              BALANCE       RENOVATED     OF UNITS       2007)            VALUE
----------------------------------------------------   --------------   ------------   --------   --------------   ------------

5034-56 S. Woodlawn Avenue                              $  4,459,200     1920/2000         45         93.33%          5,497,606
5118-5120 South Greenwood                                  1,934,400     1912/2000          6         50.00           2,700,951
5218-5220 South Kimbark                                    1,864,200     1903/2000          6        100.00           2,605,248
5237-5245 South Kenwood, 1368-1370 E. 53rd                 2,624,200     1907/2000         19         52.63           3,222,001
5128-5132 South Cornell Avenue                               841,900     1905/2000          9        100.00           1,074,000
5120 South Hyde Park                                       3,110,200     1921/2000         40         90.00           3,806,853
5202-5210 South Cornell                                    1,983,500     1907/2000         27         85.19           2,445,743
5234-5244 South Ingleside, 912-914 E. 53rd                 3,499,400     1912/2000         22         86.36           4,285,368
5320-5326 South Drexel                                     3,153,800     1923/2000         31         67.74           3,860,021
5301-5307 South Maryland, 839-843 E. 53rd St.              3,314,600     1897/2000         21         23.81           4,062,061
5355-5361 South Cottage Grove, 804-808 E. 54th St.         3,094,000     1907/2007         21         85.71           3,785,585
5350-5358 South Maryland Ave., 812-816 E. 54th St.         2,490,800     1912/2000         21         66.67           3,073,130
5401-5409 South Cottage Grove, 807-811 E. 54th St.         2,932,300     1914/2000         21         61.90           3,615,447
5400-5406 South Maryland Ave., 825-827 E. 54th St.         3,256,900     1897/2000         18         44.44           4,253,467
5401-5405 South Drexel Ave., 909-911 E. 54th St.           1,904,900     1912/2000         13         38.46           2,456,377
5400-5408 South Ingleside Ave., 913-915 E. 54th St.        3,072,200     1913/2000         19         47.37           3,934,457
5452-5466 South Ellis Ave., 949-957 E. 54th Pl.            5,188,100     1913/2000         31         93.55           6,348,299
5411-5421 South Ellis Avenue                               4,534,500     1914/2000         31         83.87           5,561,408
5326-5336 South Greenwood Avenue                           5,524,100     1923/2000         43         74.42           6,805,547
5300-5308 South Greenwood Ave., 1021-1029 E. 53rd          3,711,100     1914/2000         25         80.00           4,604,378
5335-5337 South Woodlawn Avenue                            1,826,500     1909/2000          6        100.00           2,552,080
5339-5345 South Woodlawn Ave., 1204-1224 E. 54th St.       4,989,200     1909/2000         25         88.00           6,178,161
5405-5407 South Woodlawn Avenue                            1,392,900     1897/2000         18         94.44           1,775,822
5335-5345 South Kimbark Ave., 1304-1308 E. 54th St.        4,883,000     1910/2000         25         92.00           6,039,923
5457-5459 South Blackstone Avenue                          1,376,900     1908/2000         18         94.44           1,754,555
1515-1521 East 54th St.                                    3,405,100     1897/2000         16         68.75           4,444,873
5300-5308 South Hyde Park Avenue                           3,768,100     1909/2000         38        100.00           4,668,180
5336 South Hyde Park Avenue                                1,400,800     1909/2000         19         68.42           1,786,456
5468-5470 South Hyde Park Boulevard                        1,724,800     1908/2000          6        100.00           2,403,209
5474-5480 South Hyde Park Boulevard                        2,365,800     1907/2000         29         85.71           2,945,526
5487-5491 South Hyde Park Boulevard                        1,839,100     1903/2000          6         83.33           2,562,714
5507-5509 South Hyde Park Boulevard                        1,810,900     1906/2000          6         83.33           2,520,179
5524-5526 South Everett Avenue                             1,734,400     1903/2000          6         83.33           2,413,842
5528-5532 South Everett Avenue                             2,794,700     1912/2000         35         76.47           3,466,575
5715-5725 South Kimbark Avenue                             2,512,800     1911/2000         19         89.47           3,211,367
1509-1517 E. 57th St., 5707-5709 South Harper Ave.         4,623,100     1887/2000         22         86.36           5,720,913
5201 South Greenwood Avenue                                4,567,500     1911/2000         24        100.00           5,657,111
4850 South Drexel Boulevard                                2,401,400     1913/1992         41         73.17           2,988,060
5111 South Kimbark Avenue                                  1,675,800     1910/2006         12         91.67           2,148,001
5415-5425 South Woodlawn Avenue                            3,188,100     1924/NAP          38         97.37           3,955,724
5416-5430 South Woodlawn Avenue                            3,343,800     1924/NAP          38         97.37           4,147,130
5401-5403 South Woodlawn Ave., 1211-1213 E. 54th St.       1,692,500     1895/2000         12        100.00           3,275,169
5337 South Hyde Park Avenue                                1,338,500     1897/2000         23        100.00           2,403,209
                                                        ------------                      ---        ------        ------------
                                                        $123,150,000                      951         81.77%       $157,016,726
                                                        ============                      ===        ======        ============

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                          HYDE PARK APARTMENT PORTFOLIO
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o    THE LOAN. The mortgage loan (the "Hyde Park Apartment Portfolio Loan") is secured by a first mortgage encumbering 43 multifamily properties, comprised of 951 units, located in Chicago, Illinois (the "Hyde Park
     Apartment Portfolio Properties"). The Hyde Park Apartment Portfolio Loan
     has a cut-off date balance of $123,150,000 and represents approximately
     2.6% of the initial mortgage pool balance. The Hyde Park Apartment
     Portfolio Loan was originated on March 29, 2007 and provides for interest only payments for the entire loan term.

     The Hyde Park Apartment Portfolio Loan has a remaining term of 117 months and matures on April 1, 2017. The Hyde Park Apartment Portfolio Loan may be
     prepaid on or after October 1, 2016 and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series CGCMT 2007-C6 certificates.

o    THE BORROWER. The borrower is 5401 - 5409 S. Cottage Grove, LLC, a Delaware limited liability company, and 42 affiliated Delaware limited liability companies, each of which is a special purpose entity (collectively, the
     "Hyde Park Apartment Portfolio Borrower"). Non-consolidation opinions were delivered in connection with the origination of the Hyde Park Apartment
     Portfolio Loan. The sponsor of the Hyde Park Apartment Portfolio Borrower is Lyrical-Antheus Realty Partners II, L.P., a private investment fund.

o    THE PROPERTIES. The Hyde Park Apartment Portfolio Properties are comprised of 43 multifamily properties, which include 948 residential units and 3 commercial units, located in Chicago, Illinois. The Hyde Park Apartment
     Portfolio Properties are currently undergoing renovations. All units are expected to be renovated by 2011. The Borrower has escrowed $26,560,000 for capital improvements. It cannot be assured that the renovations will be completed as expected or that the apartments will be rented at the assumed rents in 2011. See "Hyde Park Apartment Portfolio Summary" for additional information about the Hyde Park Apartment Portfolio Properties.

o    MEZZANINE DEBT. The Hyde Park Apartment Portfolio Borrower is permitted to incur future mezzanine financing subject to certain terms and conditions, including: (i) an aggregate loan-to-value ratio no greater than 90%, (ii)
     an aggregate debt service coverage ratio no less than 1.10x, (iii) the mezzanine debt lender enters into an intercreditor agreement in form and substance acceptable to lender and (iv) confirmation is received from the respective rating agencies that the incurrence of such mezzanine debt will not cause the rating of any class of certificates to be qualified, withdrawn, or downgraded.

o    MANAGEMENT. MAC Property Management, L.L.C. ("MAC") is the property manager for the Hyde Park Apartment Portfolio Properties. MAC is affiliated with the sponsor of the Hyde Park Portfolio Loan. MAC currently manages approximately 2,600 multifamily units located in 29 multifamily buildings located in Chicago, Kansas City, Dallas and Houston.

o    PARTIAL RELEASES. On any date after March 29, 2007, the Hyde Park Apartment
     Portfolio Borrower may obtain a release of one or more Hyde Park Apartment
     Portfolio Properties subject to the satisfaction of certain terms and conditions, including: (i) a release fee of 0.75% of the aggregate allocated loan amount(s) of the property(s) to be released is paid, (ii)
     the allocated loan amount(s) of the property(s) to be released is prepaid, and (iii) the aggregate allocated loan amount(s) of the property(s) to be released may not exceed $11,500,000 and no release may cause the aggregate allocated loan amount(s) of the released property(s) to exceed $11,500,000.
     Additionally, on any date on or after August 1, 2009, the Hyde Park
     Apartment Portfolio Borrower may obtain a release of one or more Hyde Park
     Apartment Portfolio Properties by partial defeasance of the Hyde Park
     Apartment Portfolio Loan subject to the satisfaction of certain terms and conditions, including but not limited to: (i) the Hyde Park Apartment
     Portfolio Borrower must defease an amount equal to 110% of the Hyde Park
     Apartment Portfolio Loan amount allocated for the released property(s),
     (ii) after giving effect to such release(s), the debt service coverage ratio is greater than or equal to 1.10x, and (iii) after giving effect to such release(s), the loan-to-value ratio is not greater than the loan-to-value ratio on March 29, 2007. Lastly, on any date after September
     25, 2007, the Hyde Park Apartment Portfolio Borrower may obtain a release of one or more Hyde Park Apartment Portfolio Properties having an aggregate allocated loan amount of the property(s) to be released greater than
     $15,000,000 by transfer to a third party (a "Partial Transferee") subject to the satisfaction of certain terms and conditions, including: (i) the
     Partial Transferee must assume a portion of the Hyde Park Apartment
     Portfolio Loan in an amount equal to the aggregate Hyde Park Apartment
     Portfolio Loan amount(s) allocated for the released property(s), (ii) after giving effect to such release(s), the debt service coverage ratio is greater than or equal to 1.10x and (iii) after giving effect to such release(s), the loan-to-value ratio is not greater than the loan-to-value ratio on March 29, 2007.

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                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                             LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                              $120,300,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                         2.5%
NUMBER OF MORTGAGE LOANS                                               1
LOAN PURPOSE                                                 Acquisition
SPONSOR                                                Maxwell B. Drever
OWNERSHIP INTEREST                                  Fee Simple/Leasehold
MORTGAGE RATE                                                    5.5700%
MATURITY DATE                                           February 1, 2017
AMORTIZATION TYPE                                          Interest Only
ORIGINAL TERM / AMORTIZATION TERM                    120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM         115 / Interest Only
LOCKBOX                                                   In-Place Soft,
                                               Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                             Yes / Yes
   TI/LC                                                      $2,000,000
   WOMBLE CARLYLE FREE RENT                                      $44,751
   TENANT SPECIFIC TI/LC(1)                                     $159,271
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                               Yes / Yes
   REPLACEMENT(2)                                                 $9,390
   TI/LC(3)                                                    Springing
ADDITIONAL FINANCING(4)                                              Yes
CUT-OFF DATE PRINCIPAL BALANCE                              $120,300,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                   $215
CUT-OFF DATE LTV RATIO                                            77.61%
MATURITY DATE LTV RATIO                                           77.61%
UW NCF DSCR                                                        1.35x

(1)  At closing, $159,271 was escrowed for TI/LC costs associated with the lease agreements for Parker Poe Adams & Bernstein, L.L.P.($7,500), ColeJenest &
     Stone, P.A. ($104,608), Lawrence Bewley & Associates ($1,604), Spectrum LLC
     ($10,732) and Deloitte & Touche USA LP ($34,827).

(2)  The replacement reserve account is capped at $563,412, so as long as no event of default has occurred and is continuing. Lender may re-assess its estimate of the amount necessary for the replacement reserve account from time to time, and may increase the monthly amount required to be deposited into the replacement reserve account if lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Wachovia Capitol Center Property.

(3)  Beginning on March 1, 2008, the Wachovia Capitol Center Property Borrower
     shall make monthly deposits of $46,951.

(4)  See "Additional Financing" below for further discussion.

(5)  2006 NOI represents the trailing-12 months ending 11/30/06.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                            1
LOCATION                                                        Raleigh, NC
PROPERTY TYPE                                                   Office, CBD
SIZE (SF)                                                           559,983
OCCUPANCY % AS OF JANUARY 25, 2007                                    90.8%
YEAR BUILT / YEAR RENOVATED                                     1991 / 2001
APPRAISED VALUE                                                $155,000,000
PROPERTY MANAGEMENT                  Spectrum Properties Management Company
UW ECONOMIC OCCUPANCY %                                               90.0%
UW REVENUES                                                     $14,291,368
UW EXPENSES                                                      $4,660,778
UW NET OPERATING INCOME (NOI)                                    $9,630,590
UW NET CASH FLOW (NCF)                                           $9,179,861
2005 NOI                                                         $8,651,384
2006 NOI(5)                                                      $9,047,679

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                                 TENANT SUMMARY

                                                   RATINGS         NET       % OF NET
                                                   FITCH/        RENTABLE    RENTABLE
                 TENANT NAME                   MOODY'S/S&P(1)   AREA (SF)      AREA
-------------------------------------------------------------------------------------

Wachovia Bank, National Association              AA-/Aa3/AA-     105,788       18.9%
Smith, Anderson, Blount, Dorsett, Mitchell &
   Jernigan, L.L.P.                               NR/NR/NR        91,998       16.4
Womble Carlyle Sandridge & Rice, P.L.L.C.         NR/NR/NR        67,512       12.1
Parker Poe Adams & Bernstein LLP                  NR/NR/NR        46,069        8.2
Deloitte & Touche USA LLP                         NR/NR/NR        27,731        5.0
                                                                 -------      -----
Top 5 Tenants                                                    339,098       60.6%
Non-major Tenants                                                169,215       30.2%
                                                                 -------      -----
OCCUPIED TOTAL                                                   508,313       90.8%
Vacant Space                                                      51,670        9.2%
                                                                 -------      -----
COLLATERAL TOTAL                                                 559,983      100.0%
                                                                 =======      =====

                                                                         % OF       DATE OF
                                                                        ACTUAL       LEASE
                TENANT NAME                    RENT PSF   ACTUAL RENT    RENT     EXPIRATION
--------------------------------------------------------------------------------------------

Wachovia Bank, National Association             $22.32    $ 2,361,438    21.1%   10/31/24(2)
Smith, Anderson, Blount, Dorsett, Mitchell &
   Jernigan, L.L.P.                             $24.00    $ 2,207,952    19.8    09/30/11(3)
Womble Carlyle Sandridge & Rice, P.L.L.C.       $22.14    $ 1,494,606    13.4    12/31/15
Parker Poe Adams & Bernstein LLP                $27.67    $ 1,274,507    11.4    11/30/14(4)
Deloitte & Touche USA LLP                       $22.00    $   610,082     5.5    06/30/16
                                                ------    -----------   -----    --------
Top 5 Tenants                                   $23.44    $ 7,948,586    71.2%
Non-major Tenants                               $19.02    $ 3,218,087    28.8%
                                                ------    -----------   -----
OCCUPIED TOTAL                                  $21.97    $11,166,673   100.0%
Vacant Space
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  27,623 square feet expires on 10/31/2009

(3)  Tenant may terminate the lease on 180 days notice if Tenant dissolves or ceases to operate as a law firm. Tenant termination fee is the portion of the upfitting allowance provided to Tenant in excess of $15.00/SF amortized over 15 years at 9% interest plus 12 months rent. Tenant shall not be deemed to have dissolved if more than 50% of the partners in interest of the Tenant associate themselves with the same law firm within the period running from six months prior to the dissolution and six months thereafter.

(4)  1,422 square feet expires on 3/31/2010

                             LEASE ROLLOVER SCHEDULE

               # OF    WTD. AVG. IN PLACE                                                           CUMULATIVE %
              LEASES      BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR      ROLLING         ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
----------------------------------------------------------------------------------------------------------------

MTM              5           $ 0.00           21,702       3.9%          3.9%            3.7%           3.7%
2007             1           $19.25            3,937       0.7%          4.6%            0.7%           4.3%
2008             5           $20.11           45,614       8.1%         12.7%            8.2%          12.6%
2009             7           $18.07           42,923       7.7%         20.4%            6.9%          19.5%
2010             6           $18.98           18,532       3.3%         23.7%            3.1%          22.6%
2011             8           $23.42          102,706      18.3%         42.0%           21.5%          44.2%
2012             0           $ 0.00                0       0.0%         42.0%            0.0%          44.2%
2013             0           $ 0.00                0       0.0%         42.0%            0.0%          44.2%
2014             5           $23.43           67,881      12.1%         54.2%           14.2%          58.4%
2015             7           $22.14           99,122      17.7%         71.9%           19.7%          78.1%
2016             1           $22.00           27,731       5.0%         76.8%            5.5%          83.6%
2017             0           $ 0.00                0       0.0%         76.8%            0.0%          83.6%
Thereafter       1           $23.50           78,165      14.0%         90.8%           16.4%         100.0%
Vacant                                        51,670       9.2%        100.0%
               ---                           -------     -----                         -----
TOTALS         46                            559,983     100.0%                        100.0%
               ===                           =======     =====                         =====

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o    THE LOAN. The mortgage loan (the "Wachovia Capitol Center Loan") is secured by a fee and leasehold deed of trust and security agreement on an office building and adjacent multi-story parking garage located in Raleigh, North
     Carolina (the "Wachovia Capitol Center Property"). The Wachovia Capitol
     Center Loan has a cut-off date principal balance of $120,300,000 and represents approximately 2.5% of the initial mortgage pool balance. The
     Wachovia Capitol Center Loan was originated on January 31, 2007 and provides for interest only payments for the entire loan term.

     The Wachovia Capitol Center Loan has a remaining term of 115 months and matures on February 1, 2017. The Wachovia Capitol Center Loan may be
     prepaid on or after November 1, 2016 and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series CGCMT 2007-C6 certificates. Beginning March 1, 2012 and continuing each loan year thereafter, the Wachovia Capitol Center Borrower
     (as defined below) may prepay, without any prepayment premium or yield maintenance charge, an amount equal to 1% or less of the original principal balance of the Wachovia Capitol Center Loan.

o    THE BORROWER. The borrower is 35 special purpose entities (collectively,
     "Wachovia Capitol Center Borrower") each structured to be special purpose entities and all jointly and severally liable for the repayment of the
     Wachovia Capitol Center Loan. The Wachovia Capitol Center Borrower holds title to the Wachovia Capitol Center Property in fee and leasehold as tenants-in-common. Non-consolidation opinions were delivered in connection with the origination of the Wachovia Capitol Center Loan. The sponsor for the Wachovia Capitol Center Loan is Maxwell B. Drever. Maxwell B. Drever
     has more than 35 years of experience in commercial real estate and is a principal of Argus Realty Investors, L.P. Argus Realty Investors, L.P. is
     involved in tax-deferred property exchanges and currently has approximately eight million square feet of commercial real estate under management.

o    THE PROPERTY. The Wachovia Capitol Center Property is comprised of a 30 story office building totaling approximately 550,979 square feet, an adjacent multi-story parking garage with approximately 9,004 square feet of ground floor retail space and a pedestrian access area for access to the parking garage, all situated on approximately 2.5 acres. The office portion of the Wachovia Capitol Center Property was constructed in 1991 while the parking garage was constructed in 2001. The Wachovia Capitol Center
     Property is located in Raleigh, North Carolina, within the Raleigh, North
     Carolina metropolitan statistical area. As of January 25, 2007, the occupancy rate for the Wachovia Capitol Center Property was approximately
     90.8%.

     The largest tenant located at the Wachovia Capitol Center Property is
     Wachovia Bank, National Association ("Wachovia") (NYSE:WB) occupying approximately 105,788 square feet, or approximately 18.9% of the net rentable area. Wachovia was founded in 1879 and is headquartered in
     Charlotte, North Carolina. As of May, 2007, Wachovia was rated, "Aa3" by
     Moody's, "AA-" by S&P and "AA-" by Fitch. Approximately 27,623 square feet of the Wachovia lease expires in October, 2009 and approximately
     78,165 square feet expires in October, 2024.

     The second largest tenant located at the Wachovia Capitol Center Property is Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
     ("SABDM&J"), occupying approximately 91,998 square feet, or approximately
     16.4% of the net rentable area. SABDM&J is a full service law firm, founded in 1912. The SABDM&J lease expires in September, 2011.

     The third largest tenant located at the Wachovia Capitol Center Property is
     Womble Carlyle Sandridge & Rice, P.L.L.C. ("WCS&R"), occupying approximately 67,512 square feet, or approximately 12.1% of the net rentable area. WCS&R was established in 1876 and currently is comprised of approximately 530 lawyers in eleven offices throughout the Southeast. The
     WCS&R lease expires in December, 2015.

o    LOCK BOX ACCOUNT. The Wachovia Capitol Center Borrower or the property manager is required to cause all rent and other revenue from the Wachovia
     Capitol Center Property to be deposited directly into a clearing account under the control of the lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the Wachovia Capitol
     Center Loan will be made. The Wachovia Capitol Center Borrower will have access to the remaining funds after all such required payments are made provided no Wachovia Capitol Center Cash Management Period exists. A
     "Wachovia Capitol Center Cash Management Period" will be in effect upon

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     the occurrence of (i) an event of default under the Wachovia Capitol Center
     Loan until the cure of such default, (ii) the bankruptcy or insolvency of the Wachovia Capitol Center Borrower or the property manager until (i) in case of bankruptcy or insolvency of the Wachovia Capitol Center Borrower, the emergence of the Wachovia Capitol Center Borrower from bankruptcy with no adverse consequences to the Wachovia Capitol Center Property or the
     Wachovia Capitol Center Loan or (ii) in case of bankruptcy or insolvency of the property manager, the replacement of such property manager with a qualified property manager under the loan documents, or (iii) at any time the debt service coverage ratio for a preceding 6 month period, annualized, is less than 1.15x until the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

o    ADDITIONAL FINANCING. If the Wachovia Capitol Center Property is sold and the Wachovia Capitol Center Loan is assumed by the transferee, the transferee is permitted to incur additional subordinate indebtedness secured by the Wachovia Capitol Center Property, upon the satisfaction of certain terms and conditions, including: (i) the sum of the outstanding balance of the Wachovia Capitol Center Loan plus the amount of subordinate financing shall not exceed 80% of the then fair market value of the
     Wachovia Capitol Center Property; (ii) the then debt service coverage ratio of the Wachovia Capitol Center Property will be equal to or greater than
     1.10x and (iii) the lender has received written confirmation from the applicable rating agencies stating, among other things, that the transaction will not result in a downgrade of the then current ratings of the certificates.

     Any of the potential 35 tenants-in-common are permitted to convey 100% (but not less) of its ownership interests in the Wachovia Capitol Center
     Borrower to a new special purpose entity (collectively, the "TIC Mezzanine
     Borrowers") which may in turn pledge all or any portion of the TIC
     Mezzanine Borrowers' limited liability company interests in the tenant-in-common to secure a loan (all such loans together, the "TIC
     Mezzanine Loan") to the TIC Mezzanine Borrowers, upon satisfaction of certain terms and conditions, including but not limited to: (i) the combined amount of the then outstanding principal balance amounts of the
     TIC Mezzanine loan and the Wachovia Capitol Center Loan shall not exceed
     80% of the fair market value of the Wachovia Capitol Center Property; (ii)
     the then debt service coverage ratio on the combined amount of the Wachovia
     Capitol Center Loan and the TIC Mezzanine Loan will be equal to or greater than 1.10x; and (iii) the TIC Mezzanine Loan lender and the lender will enter into a subordination and intercreditor agreement.

o    GROUND LEASE. A portion of the Wachovia Capitol Center Property is on two separate ground leases. The first ground lease is on land under the parking garage. The ground lease expires in 2029, with no renewal options. The
     Wachovia Capitol Center Borrower has the option to purchase the fee for
     $5,000,000 at any time during the lease term upon 60 days prior notice. The second ground lease is on land which provides pedestrian access to the parking garage. The ground lease expires in 2030 and has two twenty-five year renewal options. The lender has certain rights to cure any default of the Wachovia Capitol Center Borrower under the ground leases and is entitled to a new lease upon the termination of either of the ground leases for any reason.

o    MANAGEMENT. Spectrum Properties Management Company ("Spectrum") is the
     property manager for the Wachovia Capitol Center Property. Spectrum currently manages approximately 4.2 million square feet of commercial real estate in North Carolina and South Carolina.

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                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                           LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                         $100,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                       2.1%
NUMBER OF MORTGAGE LOANS                                                             1
LOAN PURPOSE                                                                 Refinance
SPONSOR                                                        GGP Limited Partnership
OWNERSHIP INTEREST                                            Fee Simple and Leasehold
MORTGAGE RATE                                                                 5.60275%
MATURITY DATE                                                        September 1, 2011
AMORTIZATION TYPE                                                        Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                   60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                50 / Interest Only
LOCKBOX                                       In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                             No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE / GROUND RENT(2)                                          Springing
   REPLACEMENT(2)                                                            Springing
   ROLLOVER RESERVE(2)                                                       Springing
ADDITIONAL FINANCING                                                               Yes

                                                        ALA MOANA        ALA MOANA
                                                    PORTFOLIO NOTE A   PORTFOLIO LOAN
                                                         LOANS(1)       COMBINATION(1)
                                                    ----------------   ---------------
CUT-OFF DATE PRINCIPAL BALANCE                       $1,200,000,000    $1,500,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                    $          603    $          754
CUT-OFF DATE LTV RATIO                                        51.51%            64.39%
MATURITY DATE LTV RATIO                                       51.51%            64.39%
UW NCF DSCR(3)                                                 1.81x             1.45x
LOAN SHADOW RATING
FITCH/MOODY'S/S&P                                        A-/A3/BBB-

(1)  The total loan amount of the Ala Moana Portfolio Properties was
     $1,500,000,000 (collectively, the "Ala Moana Portfolio Loan Combination")
     evidenced by multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
     Portfolio Subordinate Non-Trust Loans"). Two senior pari passu note totaling $100,000,000 (the "Ala Moana Portfolio Mortgage Loan") are
     included in the trust fund. The remaining pari passu notes totaling
     $1,100,000,000 (the "Ala Moana Portfolio Pari Passu Non-Trust Loans") and
     the Ala Moana Portfolio Subordinate Non-Trust Loans totaling $300,000,000 are not included in the trust fund. One $300,000,000 Ala Moana Portfolio
     Pari Passu Non-Trust Loan was included in the securitization of the
     Deutsche Mortgage and Asset Receiving Corporation, CD 2006-CD3 Commercial
     Mortgage Pass-Through Certificates (the "CD 2006-CD3 Transaction"). One
     $96,000,000 Ala Moana Portfolio Pari Passu Non-Trust Loan and multiple Ala
     Moana Portfolio Subordinate Non-Trust Loans totaling $115,000,000 were included in the securitization of the Citigroup Commercial Mortgage
     Securities Inc., CGCMT 2006-C5 Commercial Mortgage Pass-Through
     Certificates (the "CGCMT 2006-C5 Transaction"). One $200,000,000 Ala Moana
     Portfolio Pari Passu Non-Trust Loan and one Ala Moana Portfolio Subordinate
     Non-Trust Loan totaling $25,000,000 were included in the securitization of the CWCapital Commercial Funding Corp., COBALT 2006-C1 Commercial Mortgage
     Pass-Through Certificates (the "COBALT 2006-C1 Transaction"). Two Ala Moana
     Portfolio Pari Passu Non-Trust Loans totaling $404,000,000 were included in the securitization of the Citigroup Commercial Mortgage Securities Inc., CD
     2007-CD4 Commercial Mortgage Pass-Through Certificates (the "CD 2007-CD4
     Transaction"). One $100,000,000 Ala Moana Portfolio Pari Passu Non-Trust
     Loan was included in the securitization of the CWCapital Commercial Funding
     Corp., COBALT 2007-C2 Commercial Mortgage Pass-Through Certificates (the
     "COBALT 2007-C2 Transaction").

(2)  Upon the occurrence and during the continuation of an Ala Moana Portfolio
     Trigger Event (as defined below), the Ala Moana Portfolio Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b) $41,664.67 monthly, subject to a cap of $499,976, into a Replacement Reserve, and (c)
     $110,987.08 monthly, subject to a cap of $1,331,845, into a rollover reserve.

(3)  UW NCF DSCR and UW NCF does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C. was underwritten and included in the calculation of UW NCF DSCR.

(4)  See, "Ala Moana Portfolio Mortgage Loan Summary" below for further discussion.

(5)  2006 NOI represents the trailing-12 months ending 05/31/06.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                        Honolulu, Hawaii
PROPERTY TYPE                                                  Retail and Office
SIZE (SF)                                                              1,989,759
OCCUPANCY % AS OF JUNE 27, 2006                                            95.8%
YEAR BUILT / YEAR RENOVATED(4)                                           Various
APPRAISED VALUE                                                   $2,329,500,000
PROPERTY MANAGEMENT                                                 Self Managed
UW ECONOMIC OCCUPANCY %                                                    98.2%
UW REVENUES                                                         $161,818,908
UW EXPENSES                                                          $38,279,942
UW NET OPERATING INCOME (NOI)                                       $123,538,966
UW NET CASH FLOW (NCF)(3)                                           $123,538,966
2005 NOI                                                            $102,850,117
2006 NOI(5)                                                         $107,239,288

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                                 TENANT SUMMARY

                                                                         % OF NET
                                          RATINGS         NET RENTABLE   RENTABLE
           TENANT NAME             FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
---------------------------------------------------------------------------------

Anchor Owned
Neiman Marcus, Inc.                      NR/NR/NR

Anchor Tenants
Sears, Roebuck & Co.                     BB/NR/BB+            341,199      17.1%
Macy's Department Stores, Inc.         BBB+/Baa1/BBB          326,860      16.4%
                                                            ---------     -----
Total Anchor Tenants                                          668,059      33.6%
Shirokiya Incorporated                   NR/NR/NR              53,515       2.7%
Old Navy, Inc.                        BBB-/Baa3/BBB-           33,221       1.7%
Longs Drugs                              NR/NR/NR              31,049       1.6%
Barnes & Noble Booksellers, Inc.         NR/NR/NR              30,758       1.5%
Banana Republic, Inc.                  BBB-/Ba3/BBB-           22,639       1.1%
                                                            ---------     -----
Top 5 In-Line Tenants                                         171,182       8.6%
Non-major Tenants(3)                                        1,066,636      53.6%
                                                            ---------     -----
Occupied Total                                              1,905,877      95.8%
Vacant                                                         83,882       4.2%
                                                            ---------     -----
COLLATERAL TOTAL                                            1,989,759     100.0%
                                                            =========     =====

                                                                              DATE OF
                                                              % OF ACTUAL      LEASE
           TENANT NAME             RENT PSF   ACTUAL RENT        RENT       EXPIRATION
--------------------------------------------------------------------------------------

Anchor Owned
Neiman Marcus, Inc.                SHADOW ANCHOR -- NOT PART OF COLLATERAL
Anchor Tenants
Sears, Roebuck & Co.                $ 0.00(2)  $      0.00(2)      0.0%(2)   08/31/09
Macy's Department Stores, Inc.      $ 6.65     $ 2,173,380         2.4%      12/31/15
                                    ------     -----------       -----
Total Anchor Tenants                $ 3.25     $ 2,173,380         2.4%
Shirokiya Incorporated              $29.71     $ 1,589,748         1.8%      01/31/20
Old Navy, Inc.                      $25.16     $   835,908         0.9%      01/31/11
Longs Drugs                         $38.47     $ 1,194,456         1.3%      01/31/11
Barnes & Noble Booksellers, Inc.    $12.89     $   396,564         0.4%      01/31/16
Banana Republic, Inc.               $80.22     $ 1,816,176         2.0%      01/31/09
                                    ------     -----------       -----
Top 5 In-Line Tenants               $34.07     $ 5,832,852         6.5%
Non-major Tenants(3)                $76.36     $81,452,741        91.1%
                                    ------     -----------       -----
Occupied Total                      $46.94     $89,458,973       100.0%
Vacant
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Sears, Roebuck & Co. ("Sears") does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 psf for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)  "Non-major Tenants" refer to tenants not listed as "Anchor Owned", "Anchor
     Tenants", or "Top 5 In-Line Tenants."

                             LEASE ROLLOVER SCHEDULE

                                                                                     % OF TOTAL    CUMULATIVE %
                           AVERAGE BASE                % OF TOTAL                   BASE RENTAL    OF TOTAL BASE
             # OF LEASES    RENT PER SF                    SF        CUMULATIVE %     REVENUES    RENTAL REVENUES
    YEAR       ROLLING        ROLLING     SF ROLLING     ROLLING    OF SF ROLLING     ROLLING         ROLLING
-----------------------------------------------------------------------------------------------------------------

    MTM           37          $40.38          39,682        2.0%         2.0%            1.8%           1.8%
    2007          42          $43.88          65,161        3.3%         5.3%            3.2%           5.0%
    2008          60          $54.99         112,171        5.6%        10.9%            6.9%          11.9%
    2009          60          $26.01         532,640       26.8%        37.7%           15.5%          27.4%
    2010          49          $89.74         130,917        6.6%        44.3%           13.1%          40.5%
    2011          38          $57.66         140,371        7.1%        51.3%            9.1%          49.5%
    2012          39          $83.71          70,319        3.5%        54.8%            6.6%          56.1%
    2013          33          $85.28          63,280        3.2%        58.0%            6.0%          62.2%
    2014          32          $98.63          72,901        3.7%        61.7%            8.0%          70.2%
    2015          42          $33.81         476,178       23.9%        85.6%           18.0%          88.2%
    2016          15          $82.20          74,027        3.7%        89.3%            6.8%          95.0%
    2017           5          $45.88          33,616        1.7%        91.0%            1.7%          96.7%
Thereafter         5          $31.04          94,614        4.8%        95.8%            3.3%         100.0%
  Vacant                                      83,882        4.2%       100.0%
                                           ---------      -----
  TOTALS         457                       1,989,759      100.0%                       100.0%
                 ===                       =========      =====                        =====

                                PORTFOLIO SUMMARY

                               CUT-OFF
                           ALLOCATED LOAN   PROPERTY    YEAR BUILT /     PROPERTY
PROPERTY NAME                BALANCE(1)       TYPE     YEAR RENOVATED      SIZE
---------------------------------------------------------------------------------

Ala Moana Center           $ 94,440,867      Retail      1959 / 2004    1,606,435
Ala Moana Building            3,090,792      Office      1961 / 2004      199,362
Ala Moana Pacific Center      2,060,528      Office      1983 / NAP       169,918
Ala Moana Plaza                 407,813      Retail      1989 / NAP        14,044
                           ------------                                 ---------
TOTAL / WTD. AVG.          $100,000,000                                 1,989,759
                           ============                                 =========

                                OCCUPANCY %          APPRAISED        UNDERWRITTEN
PROPERTY NAME              (AS OF JUNE 27, 2006)       VALUE        NET CASH FLOW(2)
------------------------------------------------------------------------------------

Ala Moana Center                    97.3%          $2,200,000,000     $116,671,271
Ala Moana Building                  89.2               72,000,000        3,818,332
Ala Moana Pacific Center            88.8               48,000,000        2,545,555
Ala Moana Plaza                    100.0                9,500,000          503,808
                                                   --------------     ------------
TOTAL / WTD. AVG.                   95.8%          $2,329,500,000     $123,538,966
                                                   ==============     ============

(1)  The Cut-Off Allocated Loan Balance does not include the Ala Moana Portfolio
     Pari Passu Non-Trust Loans or the Ala Moana Portfolio Subordinate Non-Trust
     Loans. See, "Ala Moana Portfolio Mortgage Loan Summary" below.

(2)  UW NCF DSCR does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C was underwritten and included in the calculation of UW NCF DSCR.

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o    THE LOAN. The mortgage loan (the "Ala Moana Portfolio Mortgage Loan") is secured by fee simple and leasehold interests on four (4) mortgaged properties totaling approximately 1,989,759 square feet of office and retail space located in Honolulu, Hawaii (collectively, "Ala Moana
     Portfolio Properties"). The Ala Moana Portfolio Mortgage Loan has a cut-off
     date principal balance of $100,000,000 and represents approximately 2.1% of the initial mortgage pool balance. The Ala Moana Portfolio Mortgage Loan was originated on August 14, 2006 and provides for interest-only payments for the entire 60 months of its term.

     The $100,000,000 Ala Moana Portfolio Mortgage Loan is part of a split loan structure (collectively, the "Ala Moana Portfolio Loan Combination")
     comprised of multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
     Portfolio Subordinate Non-Trust Loans"). The Ala Moana Portfolio Mortgage
     Loan, comprised of two senior pari passu notes, totaling $100,000,000 is included in the trust fund. One of the non-trust pari passu notes in the original principal amount of $300,000,000 was included in the Deutsche
     Mortgage & Asset Receiving Corporation, CD 2006-CD3 Commercial Mortgage
     Pass-Through Certificates (the "CD 2006-CD3 Transaction"). One of the
     non-trust pari passu notes in the original principal amount of $96,000,000 and multiple Ala Moana Portfolio Subordinate Non-Trust Loans totaling
     $115,000,000 were included in the securitization of the Citigroup
     Commercial Mortgage Securities Inc., CGCMT 2006-C5 Commercial Mortgage
     Pass-Through Certificates (the "CGCMT 2006-C5 Transaction"). One of the
     non-trust pari passu notes in the original principal amount of $200,000,000 and one Ala Moana Portfolio Subordinate Non-Trust Loan totaling $25,000,000 were included in the securitization of the CWCapital Commercial Funding
     Corp., COBALT 2006-C1 Commercial Mortgage Pass-Through Certificates (the
     "COBALT 2006-C1 Transaction"). Two of the non-trust pari passu notes in the original principal amount of $404,000,000 were included in the securitization of the Citigroup Commercial Mortgage Securities Inc., CD
     2007-CD4 Commercial Mortgage Pass-Through Certificates (the "CD 2007-CD4
     Transaction"). One of the non-trust pari passu notes in the original principal amount of $100,000,000 was included in the securitization of the
     CWCapital Commercial Funding Corp., COBALT 2007-C2 Commercial Mortgage
     Pass-Through Certificates (the "COBALT 2007-C2 Transaction"). The
     respective rights of the various holders of the Ala Moana Portfolio Loan
     Combination will be governed by a co-lender agreement described under
     "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The Ala Moana
     Portfolio Loan Combination" in the offering prospectus dated July 9, 2007 relating to the offered certificates. The Ala Moana Portfolio Loan
     Combination will be serviced under the CD 2006-CD3 Transaction pooling and servicing agreement by Wachovia Bank, National Association, as a master servicer, and J.E. Robert Company, Inc., as a special servicer.

     The Ala Moana Portfolio Mortgage Loan has a remaining term of 50 months and matures on September 1, 2011. The Ala Moana Portfolio Mortgage Loan may be
     freely prepaid in whole on or after January 1, 2011, and permits defeasance with United States government obligations beginning two (2) years after the closing date of the last securitization transaction involving any portion of the Ala Moana Portfolio Loan Combination.

o    THE BORROWERS. The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani
     Development, L.L.C., both special purpose entities (collectively, the "Ala
     Moana Portfolio Borrower"). Legal counsel to the Ala Moana Portfolio
     Borrower delivered a non-consolidation opinion in connection with the origination of the Ala Moana Portfolio Loan Combination. The sponsor of the
     Ala Moana Portfolio Loan Combination is GGP Limited Partnership ("GGPLP"),
     a subsidiary of General Growth Properties, Inc. ("GGP"), a publicly traded real estate investment trust (NYSE: GGP). GGP owns, develops, operates, and/or manages shopping malls in over 40 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of June 25, 2007, GGP was rated "BBB-" by S&P, "Ba2" by Moody's, and "BB"
     by Fitch, and had a market capitalization of approximately $12.84 billion.

o    THE PROPERTIES. The Ala Moana Portfolio Properties consist of four (4)
     mortgaged properties including an approximately 1,606,435 square foot three and four story open-air regional mall (the "Ala Moana Center"), an approximately 199,362 square foot 22-story office building (the "Ala Moana
     Building"), an approximately 169,918 square foot 18-story office building
     (the "Ala Moana Pacific Center"), and an approximately 14,044 square foot single-story retail property (the "Ala Moana Plaza") all located in
     Honolulu, Hawaii. As of June 27, 2006, the weighted average occupancy rate for the Ala Moana Portfolio Properties was approximately 95.8%.

     The largest tenant is Sears, Roebuck & Co., occupying approximately 341,199 square feet, or approximately 17.1% of the net rentable area. Sears,
     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NYSE: SHLD), a retailer in the

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     United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, garden equipment, automotive services and products, apparel, footwear, health, beauty, pantry, household products, and toys. As of May 18, 2006,
     Sears operated approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears was founded in 1899 is headquartered in
     Hoffman Estates, Illinois. As of September 21, 2006, Sears had a market capitalization of approximately $24.8 billion. As of October 6, 2006 Sears was rated "NR" by Moody's and "BB" by Fitch. The Sears, Roebuck & Co. lease expires in August 2009.

     The second largest tenant is Macy's Department Stores, Inc., occupying approximately 326,860 square feet, or approximately 16.4% of the net rentable area. Macy's Department Stores, Inc. is a subsidiary of Federated
     Department Stores, Inc. ("Federated") (NYSE: FD), a retail organization that operates department and retail stores. Federated offers various merchandise, including men's, women's, and children's apparel and accessories; cosmetics; home furnishings; and other consumer goods. As of
     June 6, 2006, Federated operated approximately 850 retail stores in 45 states, the District of Columbia, Guam, and Puerto Rico under the names of
     Macy's, Bloomingdale's, Famous-Barr, Filene's, Foley's, Hecht's,
     Kaufmann's, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May,
     Strawbridge's, and The Jones Store. Federated was founded in 1820 and is based in Cincinnati, Ohio. As of September 21, 2006, Federated had a market capitalization of approximately $22.3 billion. As of October 6, 2006,
     Federated was rated "Baa1" by Moody's and "BBB+" by Fitch. The Macy's
     Department Stores, Inc. lease expires in December 2015.

     The third largest tenant is Shirokiya Incorporated ("Shirokiya"), occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. Its products include electronic home entertainment, digital cameras, home furnishings and decor, jewelry, fashion accessories, appliances, kitchenware, cooking ingredients and foods from Japan, bento lunches and cultural demonstrations. The
     Shirokiya lease expires in January 2020.

     The Ala Moana Center is currently undergoing an expansion that will add approximately 202,000 square feet with Nordstrom department store, as tenant, and over 100,000 square feet of additional retail in-line mall space.(the "Expansion Space"). The Expansion Space will be connected to the current improvements and upon completion will be collateral for the Ala
     Moana Portfolio Loan Combination.

o    LOCK BOX ACCOUNT. The Ala Moana Portfolio Borrower or the property manager is required to cause all rents and other revenue from the Ala Moana
     Portfolio Properties to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Ala Moana Portfolio
     Borrower's account provided no Ala Moana Portfolio Trigger Event (as defined below) exists. In the event of an Ala Moana Portfolio Trigger
     Event, funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the Ala Moana Portfolio Trigger
     Event, funds will again be transferred daily from the lockbox account to the Ala Moana Portfolio Borrower's account. An Ala Moana Portfolio Trigger
     Event means the occurrence of (i) an event of default under the Ala Moana
     Portfolio Mortgage Loan or (ii) the date on which the debt-service-coverage ratio (based on the Ala Moana Portfolio Loan Combination and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25x. An Ala Moana Portfolio Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt-service-coverage ratio equals or exceeds 1.25x for the twelve (12)
     consecutive months period then ending.

o    CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Portfolio Subordinate
     Non-Trust Loans, which are subordinate to the Ala Moana Portfolio Pari
     Passu Non-Trust Loans, and the Ala Moana Portfolio Mortgage Loan, are also secured by the first mortgage encumbering the Ala Moana Portfolio
     Properties. The maturity date for all loans in the Ala Moana Portfolio Loan
     Combination are the same. Currently, there is no mezzanine indebtedness.

     In addition, the Ala Moana Portfolio Borrower is permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed $112,500,000.

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o    FUTURE MEZZANINE. The Ala Moana Portfolio Borrower is permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied:
     (i) a maximum loan-to-value ratio (based on the aggregate balances of the
     Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%; (ii)
     if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (calculated on the aggregate balances of the Ala Moana Portfolio Loan Combination and the permitted mezzanine debt) will be no less than 1.45x (assuming for such calculation the debt-service-coverage ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule);
     (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation;
     and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Ala Moana Portfolio Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan Combination has occurred and is continuing, (ii) the pledge is made to a "qualified pledgee", (iii) the Ala
     Moana Portfolio Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Ala Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana
     Portfolio Borrower are also permitted.

     A "qualified pledgee" generally means one or more institutional entities that (A) has total assets (in name or under management) in excess of
     $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the Ala Moana Portfolio
     Borrower have obtained lender approval or after a securitization, rating agency confirmation.

o    GUARANTY/INDEMNITY. GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan Combination in the amount of
     $400,000,000. Also, GGPLP entered into an indemnity agreement whereby GGPLP agreed to indemnify the lender against the failure by the Ala Moana
     Portfolio Borrower to pay for unfunded tenant allowances, which equaled
     $2,803,215.45 as of loan origination. Lastly, GGPLP executed a $140,000,000 guaranty of payment with regard to the Expansion Space improvements
     (collectively, the "Guaranteed Obligations"). GGPLP's obligations under the
     $400,000,000 guaranty of payment will terminate upon the earlier of (i)
     repayment of the Ala Moana Portfolio Loan Combination in full or (ii)
     defeasance of the Ala Moana Portfolio Loan Combination. GGPLP's obligations under the indemnity will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii) defeasance of the Ala
     Moana Portfolio Loan Combination, or (iii) the unfunded tenant allowances are equal to or less than $1,000,000. GGPLP's obligations under the guaranty with regard to the Expansion Space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii)
     defeasance of the Ala Moana Portfolio Loan Combination, or (iii) upon the date the Qualifying Base Rent (as defined herein) from tenants equals or exceeds $10,000,000. GGPLP's obligations under the guaranty with respect to the Expansion Space will be reduced by an amount equal to $14.00 for each
     $1 of Qualifying Base Rent from tenants. An event of default under the
     $400,000,000 guaranty of payment and the guaranty regarding the Expansion
     Space will occur if at any time, the net worth of GGPLP falls below
     $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding Guaranteed Obligations.

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o    MASTER LEASE. GGP Kapiolani Development L.L.C., as landlord, and GGPLP, as tenant, executed a master lease with regard to the Expansion Space. The master lease will continue until the earlier of (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana
     Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or
     (iv) the date on which annual percentage rent paid pursuant to the
     Nordstrom lease and annual rent paid pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying Base Rent") equals or exceeds $10,000,000 per annum. If the master lease is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August
     1, 2011. GGP Kapiolani Development L.L.C. will be required to pay a base rent of $10,000,000 per annum upon the occurrence of a trigger event. If the master lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The base rent payable by GGP
     Kapiolani Development L.L.C. will be reduced by $1 for each $1 of
     Qualifying Base Rent.

o    RELEASE PROVISIONS. The Ala Moana Portfolio Borrower has the right to release one or more parcels or outlots and a multi-level parking garage
     (the "Parking Garage") which may be constructed in the future by the Ala
     Moana Portfolio Borrower, (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include:
     (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii)
     the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking
     Garage); (iv) Ala Moana Portfolio Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the
     Release Parcel(s) is not necessary for Ala Moana Portfolio Borrower's operation or use of the Ala Moana Portfolio Properties for its then current use and may be readily separated from the Ala Moana Portfolio Properties without a material diminution in the value of the Ala Moana Portfolio
     Properties provided that this condition will not apply to the Parking
     Garage if the Ala Moana Portfolio Borrower retains an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

     The Ala Moana Portfolio Borrower also has the right to obtain a release of one or more anchor parcels that the Ala Moana Portfolio Borrower acquires after the origination of the Ala Moana Portfolio Loan Combination (each, an
     "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Portfolio Borrower delivers to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

o    SUBSTITUTION PROVISIONS. The Ala Moana Portfolio Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
     Ala Moana Portfolio Properties (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing;
     (ii) the Exchange Parcel must either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the Ala Moana
     Portfolio Borrower substitutes the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv) the Ala
     Moana Portfolio Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel; and
     (v) the Ala Moana Portfolio Borrower properly releases the Exchange Parcel and obtains title insurance or a title endorsement for the Acquired Parcel.

o    GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal.
     The lender has certain rights to cure any default of the Ala Moana
     Portfolio Borrower under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

o    MANAGEMENT. The Ala Moana Portfolio Borrower is the property manager for the Ala Moana Portfolio Loan Combination.

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                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                               CGM
CUT-OFF DATE PRINCIPAL BALANCE                             $88,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                       1.8%
NUMBER OF MORTGAGE LOANS                                             1
LOAN PURPOSE                                                 Refinance
SPONSOR                                        GGP Limited Partnership
OWNERSHIP INTEREST                                          Fee Simple
MORTGAGE RATE                                                  5.9570%
MATURITY DATE                                        September 6, 2013
AMORTIZATION TYPE                                   Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                             84 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                  74 / 360
LOCKBOX                                                  In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                             No / No
ONGOING MONTHLY RESERVES(1)
   TAX / INSURANCE                                           Springing
   REPLACEMENT                                               Springing
   TI/LC                                                     Springing
ADDITIONAL FINANCING(2)                                            Yes
CUT-OFF DATE PRINCIPAL BALANCE                             $88,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                 $186
CUT-OFF DATE LTV RATIO                                          74.58%
MATURITY DATE LTV RATIO                                         69.72%
UW NCF DSCR                                                      1.31x

(1)  Upon the occurrence and during the continuation of a Moreno Valley Trigger
     Event, the Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes and insurance premiums, (b) $10,085.56 monthly, subject to a cap of $121,027, into a Replacement Reserve, and (c) $33,925.58 monthly, subject to a cap of $407,107, into a Rollover Reserve. A "Moreno Valley
     Trigger Event" will be in effect upon (i) an event of default under the loan documents and until the cure of the event of default or (ii) the DSCR for a 12 consecutive month period falls below 1.20x (before 10/11/08) or
     1.15x (on or after 10/11/08) and until the DSCR is equal to or greater than
     1.20x (before 10/11/08) or 1.15x (on or after 10/11/08) for a 12 consecutive month period.

(2)  See "Mezzanine Debt Below".

(3)  2007 NOI represents the trailing-12 months ending 05/01/07.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                            1
LOCATION                                  Moreno Valley, CA
PROPERTY TYPE                         Retail, Regional Mall
SIZE (SF)                                           472,844
OCCUPANCY % AS OF MARCH 1, 2007                       91.4%
YEAR BUILT / YEAR RENOVATED                     1992 / 2006
APPRAISED VALUE                                $118,000,000
PROPERTY MANAGEMENT               General Growth Properties
UW ECONOMIC OCCUPANCY %                               89.9%
UW REVENUES                                     $14,476,157
UW EXPENSES                                      $5,615,406
UW NET OPERATING INCOME (NOI)                    $8,860,752
UW NET CASH FLOW (NCF)                           $8,249,775
2006 NOI                                         $6,663,086
2007 NOI(3)                                      $8,215,957

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                                 TENANT SUMMARY

                               RATINGS         NET      % OF NET                            % OF      DATE OF
                               FITCH/       RENTABLE    RENTABLE                ACTUAL     ACTUAL     LEASE
TENANT NAME                MOODY'S/S&P(1)   AREA (SF)     AREA     RENT PSF      RENT       RENT    EXPIRATION
--------------------------------------------------------------------------------------------------------------

Anchor Owned
Gottschalks                   NR/NR/NR                   SHADOW ANCHOR - NOT PART OF COLLATERAL
JCPenney                    BBB/Baa3/BBB-                SHADOW ANCHOR - NOT PART OF COLLATERAL
Robinsons-May (Macy's)      BBB/Baa2/BBB                 SHADOW ANCHOR - NOT PART OF COLLATERAL
Sears                         BB/NR/BB+                  SHADOW ANCHOR - NOT PART OF COLLATERAL
Anchor Tenants
The Limited                 NR/Baa2/BBB-       86,657     18.3%     $12.25    $1,061,544    15.1%    01/31/08
Harkins Theatre               NR/NR/NR         77,000     16.3%     $16.50    $1,270,500    18.0%    01/31/21
                                            ---------    -----      ------    ----------   -----
Total Anchor Tenants                          163,657     34.6%     $14.25    $2,332,044    33.1%
HomeTown Buffet               NR/NR/NR         10,236      2.2%     $15.00    $  153,540     2.2%    06/30/09
Brassco International(2)      NR/NR/NR          9,340      2.0%     $ 0.00    $        0     0.0%    01/31/08
Charlotte Russe(3)            NR/NR/NR          7,879      1.7%     $11.63    $   91,639     1.3%         MTM
Deb(3)                        NR/NR/NR          7,553      1.6%     $10.96    $   82,781     1.2%    01/31/10
Anchor Blue                   NR/NR/NR          7,386      1.6%     $15.00    $  110,796     1.6%    01/31/11
                                            ---------    -----      ------    ----------   -----
Top 5 In-Line Tenants                          42,394      9.0%     $13.27(4) $  438,756     6.2%
Non-major Tenants(5)(6)                       226,217     47.8%     $18.92    $4,280,364    60.7%
                                            ---------    -----      ------    ----------   -----
OCCUPIED TOTAL(6)                             432,268     91.4%     $16.67(4) $7,051,164   100.0%
Vacant Space                                   40,576      8.6%
                                            ---------    -----
COLLATERAL TOTAL                              472,844    100.0%
                                            =========    =====
PROPERTY TOTAL                              1,078,378
                                            =========

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Tenant pays percentage rent in lieu of base rent. Tenant's lease commenced
     02/28/07. The percentage rent due will be calculated off the tenant's twelve months of sales following lease commencement.

(3)  Tenants are paying percentage rent in lieu of base rent. The Rent PSF,
     Actual Rent and % of Actual Rent are calculated based off the underwritten percentage rent for each tenant.

(4)  The Rent PSF for the Top 5 In-Line Tenants and the Occupied Total was
     calculated excluding the SF of Brassco International.

(5)  "Non-major Tenants" refers to tenants not listed as "Anchored Owned",
     "Anchor Tenants", or "Top 5 In-Line Tenants."

(6)  Any rent received or underwritten from Non-major Tenants who pay percentage rent in lieu of base rent was excluded in the calculation of Rent PSF,
     Actual Rent and % of Actual Rent for the Non-major Tenants and the Occupied
     Total.

                          LEASE ROLLOVER SCHEDULE(1)(2)

               # OF    WTD. AVG. IN PLACE
              LEASES     BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %    % OF IN PLACE        CUMULATIVE % OF
YEAR         ROLLING       ROLLING(3)        ROLLING   SF ROLLING   OF SF ROLLING   RENT ROLLING(3)   IN PLACE RENT ROLLING(3)
------------------------------------------------------------------------------------------------------------------------------

2007            30           $ 7.37           74,221      15.7%         15.7%             8.0%                  8.0%
2008            21           $11.55          126,683      26.8%         42.5%            21.3%                 29.2%
2009            13           $13.12           35,429       7.5%         50.0%             6.8%                 36.0%
2010             9           $19.83           31,637       6.7%         56.7%             9.1%                 45.1%
2011             6           $29.56           17,458       3.7%         60.4%             7.5%                 52.6%
2012             6           $52.79            7,320       1.5%         61.9%             5.6%                 58.2%
2013            14           $25.73           28,948       6.1%         68.0%            10.8%                 69.1%
2014             7           $28.52           10,067       2.1%         70.2%             4.2%                 73.2%
2015             3           $16.67            8,970       1.9%         72.1%             2.2%                 75.4%
2016             5           $39.83            4,211       0.9%         73.0%             2.4%                 77.9%
2017             3           $63.37            3,984       0.8%         73.8%             3.7%                 81.5%
Thereafter       2           $15.24           83,340      17.6%         91.4%            18.5%                100.0%
Vacant                                        40,576       8.6%        100.0%
               ---                           -------     -----                          -----
TOTALS         119                           472,844     100.0%                         100.0%
               ===                           =======     =====                          =====

(1)  As of loan closing on 08/14/06, tenants representing 8.5% of the NRA have termination options mostly related to sales based thresholds.

(2)  As of loan closing on 08/14/06, tenants representing 49.0% of the NRA have co-tenancy clauses in their leases.

(3)  Any rent received from tenants who pay percentage rent in lieu of base rent was excluded in the calculation.

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o    THE LOAN. The mortgage loan (the "Moreno Valley Mall Loan") is secured by a first mortgage encumbering a regional mall located in Moreno Valley,
     California (the "Moreno Valley Mall Property"). The Moreno Valley Mall Loan
     has a cut-off date principal balance of $88,000,000, which represents approximately 1.8% of the initial mortgage pool balance. The Moreno Valley
     Mall Loan was originated on August 14, 2006. The Moreno Valley Mall Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Moreno Valley Mall Loan has a remaining term of 74 months and matures on September 11, 2013. The Moreno Valley Mall Loan may be prepaid on or after March 11, 2013, and permits defeasance with United States government obligations beginning two years after the issue date for the CGCMT 2007-C6 certificates.

o    THE BORROWER. The borrower is GGP-Moreno Valley, Inc., a special purpose entity ("Moreno Valley Mall Borrower"). Legal counsel to the Moreno Valley
     Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Moreno Valley Mall Loan. The sponsor of the borrower is
     GGP Limited Partnership ("GGPLP"), a subsidiary of General Growth
     Properties, Inc. ("GGP"), a publicly traded real estate investment trust
     (NYSE: GGP). GGP owns, develops, operates, and/or manages shopping malls in over 44 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of June 25, 2007, GGP was rated
     "BBB-" by S&P, "Ba2" by Moody's, and "BB" by Fitch, and had a market capitalization of approximately $12.84 billion.

o    THE PROPERTY. The Moreno Valley Mall Property is an approximately 1,078,378 square foot regional mall of which 472,844 square feet is owned by the
     Moreno Valley Mall Borrower, and is situated on approximately 87 acres. The
     Moreno Valley Mall Property was constructed in 1992 and renovated in 2006.
     The Moreno Valley Mall Property is located in Moreno Valley, California, within the Riverside-San Bernardino, California primary metropolitan statistical area. As of March 1, 2007, the occupancy rate for the Moreno
     Valley Mall Property was approximately 91.4%.

     The largest tenant is The Limited, occupying 86,657 square feet, or approximately 18.3% of the net rentable area. The Limited is a subsidiary of Limited Brands ("Limited Brands") (NYSE: LTD), a retailer in the United
     States. Limited Brands offers a variety of categories, including apparel, lingerie, and beauty and personal care. As of December 31, 2006, Limited
     Brands operated approximately 3,700 stores and employs more than 100,000 people. Limited Brands reported year-end 2006, 12-month sales of $9.7 billion and net income of $986.0 million. As of June 25, 2007, Limited
     Brands was rated "NR" by Fitch, "Baa2" by Moody's, and "BBB-" by S&P.
     Limited Brands leases a total of 86,657 SF, which is allocated across several store brands: Limited/Limited Too (21,847 SF); Express (21,026 SF);
     Lane Bryant (11,705); Victoria's Secret (8,097 SF); New York & Co./Bath &
     Body (13,319 SF); and one space which is currently dark (10,663 SF). The lease expires in January 2008. The Limited Brands lease provides for a reduction in rent and/or a termination of the lease if (i) less than 60% of total non-anchor store net rentable area of all buildings in the Moreno
     Valley Mall Property are open or (ii) if less than 50% of the total non-anchor store net rentable area on any one level of all buildings in the
     Moreno Valley Mall Property are open, or (iii) if less than three of the anchor stores (which shall include Robinson's May or a department store of a business character and reputation substantially comparable to that of
     Robinson's May) are open and operating, and such conditions described in
     (i), (ii) and/or (iii) continue beyond designated periods of time.

     The second largest tenant is the 16-screen Harkins Theatre ("Harkins
     Theatre"), occupying 77,000 square feet, or approximately 16.3% of the net rentable area. Harkins Theatre is operated by Harkins Theatres, a privately-held company based in Scottsdale, Arizona which operates approximately 300 screens across 26 theatre locations, mostly in Arizona.
     The company offers a high-end movie going experience, with stadium seating, restaurant style food, a babysitting service and tickets available for purchase one week in advance of show times. The Harkins Theatre lease expires in January 2021. The Harkins Theatre lease provides that if two tenants that lease greater than 50,000 square feet go dark for one full year, or if less than 60% of the Moreno Valley Mall (excluding any tenants leasing greater than 50,000 square feet and the Harkin Theatre space) is open for business for one full year. Harkins Theatre may pay reduced rent so long as such conditions continue.

     The third largest tenant is HomeTown Buffet ("HomeTown Buffet"), occupying
     10,236 square feet, or approximately 2.2% of the net rentable area.
     Hometown Buffet is a subsidiary of Buffet Holdings, Inc., the largest operator of buffet-style restaurants in the United States, with over 670 locations in approximately 40 states. The HomeTown Buffet lease expires in
     June 2009.

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o    LOCK BOX ACCOUNT. The Moreno Valley Mall Borrower or the property manager is required to cause all rents and other revenue from the Moreno Valley
     Mall to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Moreno Valley Mall Borrower's account provided no Moreno Valley Mall Trigger Event (as defined below) exists. In the event of a Moreno Valley Mall Trigger Event, funds in the lockbox account will be transferred daily to the cash collateral account under the control of the lender and applied pursuant to the cash management agreement. Upon the cure of the Moreno Valley Mall Trigger Event, funds will again be transferred daily from the lockbox account to the Moreno
     Valley Mall Borrower's account. A Moreno Valley Mall Trigger Event means the occurrence of (i) an event of default under the Moreno Valley Mall Loan or (ii) the debt-service-coverage ratio (based on the Moreno Valley Mall
     Loan and any permitted mezzanine debt) for the preceding twelve (12)
     consecutive months is less than 1.20x (before 10/11/08) or 1.15x (on or after 10/11/08). A Moreno Valley Mall Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt-service-coverage ratio equals or exceeds 1.20x (before 10/11/08)
     or 1.15x (on or after 10/11/08) for the twelve (12) consecutive month period then ending.

o    MEZZANINE DEBT. Holders of direct or indirect ownership interests in the
     Moreno Valley Borrower are permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied: (i) a maximum loan-to-value ratio (based on the aggregate balances of the Moreno Valley
     Mall Loan and the mezzanine debt) of 70.0%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Moreno Valley
     Mall Loan and the mezzanine debt) of no less than 1.30x (before 10/11/08)
     or 1.15x (on or after 10/11/08); (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio
     (based on the aggregate debt service payments on a 30-year amortization schedule under the Moreno Valley Mall Loan and the mezzanine debt) of no less than 1.30x (before 10/11/08) or 1.15x (on or after 10/11/08); (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Moreno Valley Mall Loan and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.30x
     (before 10/11/08) or 1.15x (on or after 10/11/08) (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above);
     (v) the applicable rating agencies have confirmed that the mezzanine loan will not in and of itself result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with the securitization; and (vi) an intercreditor agreement with the mezzanine lender in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    RELEASE PROVISIONS. The Moreno Valley Mall Borrower has the right to obtain a release of one or more parcels or outlots ("Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing (ii)
     the applicable rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii)
     the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas); (iv) the Moreno Valley Mall Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the Release Parcel(s) is not necessary for the Moreno Valley Mall
     Borrower's operation or use of the remaining Moreno Valley Mall Property for its then current use and may be readily separated from the remaining
     Moreno Valley Mall Property without a material diminution in the value of the Moreno Valley Mall Property.

     The Moreno Valley Mall Borrower may acquire and add to the mortgaged collateral one or more parcels of land and improvements thereon constituting an integral part of the shopping center at the Moreno Valley
     Mall Property, and if it does so the Moreno Valley Mall Borrower also has the right to obtain a release of one or more such acquired parcels (each, an "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Moreno Valley Mall Borrower delivers to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

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o    SUBSTITUTION PROVISIONS. The Moreno Valley Mall Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
     Moreno Valley Mall Property (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing;
     (ii) the Exchange Parcel must either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the Moreno Valley
     Mall Borrower substitutes the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv) the Moreno
     Valley Mall Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel; and (v) the
     Moreno Valley Mall Borrower properly releases the Exchange Parcel and obtains title insurance or a title endorsement for the Acquired Parcel.

o    MANAGEMENT. The Moreno Valley Mall Borrower is the property manager for the
     Moreno Valley Mall Loan.

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                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                               CGM
CUT-OFF DATE PRINCIPAL BALANCE                                             $85,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                        1.8%
NUMBER OF MORTGAGE LOANS                                                             1
LOAN PURPOSE                                                               Acquisition
SPONSOR                                                        ProMed Properties, Inc.
OWNERSHIP INTEREST                                                          Fee Simple
MORTGAGE RATE                                                                   5.4350%
MATURITY DATE                                                             June 6, 2014
AMORTIZATION TYPE                                                   Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                             84 / 360
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                                            83 / 360
LOCKBOX                                       In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
  TAX / INSURANCE                                                             Yes / No
  DEFERRED MAINTENANCE                                                         $58,750
ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                             Yes / No
  REPLACEMENT                                                                   $7,256
  TI/LC(1)                                                                     $36,280
ADDITIONAL FINANCING                                                                No
CUT-OFF DATE PRINCIPAL BALANCE                                             $85,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                                 $195
CUT-OFF DATE LTV RATIO                                                           73.91%
MATURITY DATE LTV RATIO                                                          70.91%
UW NCF DSCR                                                                       1.24x

(1)  Commencing on the first day a regular monthly installment of principal and/or interest is due and payable under the note and continuing on the sixth calendar day of each month thereafter, Borrower shall deliver to
     Lender an amount equal to $36,279.83. The monthly $36,279.83 deposit is not required when the undisbursed TI/LC Reserve balance is $1,000,000 or more.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                              1
LOCATION                                                      Philadelphia, PA
PROPERTY TYPE                                           Office, Medical Office
SIZE (SF)                                                              435,358
OCCUPANCY % AS OF APRIL 1, 2007                                           98.2%
YEAR BUILT / YEAR RENOVATED                                        1972 / 2000
APPRAISED VALUE                                                   $115,000,000
PROPERTY MANAGEMENT                            ProMed Property Management Inc.
UW ECONOMIC OCCUPANCY %                                                   95.0%
UW REVENUES                                                        $13,014,892
UW EXPENSES                                                         $5,376,516
UW NET OPERATING INCOME (NOI)                                       $7,638,376
UW NET CASH FLOW (NCF)                                              $7,115,947
2005 NOI                                                            $7,544,625
2006 NOI                                                            $7,681,103

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                                 TENANT SUMMARY

                                               RATINGS                     % OF NET
                                               FITCH/       NET RENTABLE   RENTABLE
               TENANT NAME                 MOODY'S/S&P(1)     AREA (SF)      AREA
-----------------------------------------------------------------------------------

Children's Hospital of Philadelphia(2)        NR/NR/NR        226,089        51.9%
University of Pennsylvania Health System      NR/A1/A+        190,131        43.7%
PNC, Bank, N.A.                               A/Aa3/A+          3,444         0.8%
GMAC Mortgage Corp.                          BB+/Ba1/BB+        2,665         0.6%
FedEx Kinko                                 BBB/Baa2/BBB        1,675         0.4%
                                                              -------       -----
Top 5 Tenants                                                 424,004        97.4%
Non-major Tenants                                               3,523         0.8%
                                                              -------       -----
OCCUPIED TOTAL                                                427,527        98.2%
Vacant                                                          7,831         1.8%
                                                              -------       -----
COLLATERAL TOTAL                                              435,358       100.0%
                                                              =======       =====

                                                                     % OF        DATE OF
                                                                    ACTUAL        LEASE
               TENANT NAME                 RENT PSF   ACTUAL RENT    RENT       EXPIRATION
----------------------------------------------------------------------------------------------

Children's Hospital of Philadelphia(2)      $ 24.25   $5,482,658      56.2%       05/31/12
University of Pennsylvania Health System    $ 21.00   $3,992,019      41.0%  Multiple Spaces(3)
PNC, Bank, N.A.                             $ 40.00   $  137,760       1.4%       07/31/14
GMAC Mortgage Corp.                         $ 18.76   $   49,995       0.5%       01/15/12
FedEx Kinko                                 $ 32.00   $   53,600       0.5%       10/31/13
                                            -------   ----------      ----        --------
Top 5 Tenants                               $ 22.91   $9,716,033      99.7%        Various
Non-major Tenants                           $  8.92   $   31,425       0.3%        Various
                                            -------   ----------
OCCUPIED TOTAL                              $ 22.80   $9,747,458
Vacant
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Children's Hospital of Philadelphia has termination options effective
     5/31/09, 5/31/10 and 5/31/11 for contiguous whole floors (approximately
     25,000 SF each floor and nine floors in total) up to all their space with
     12 month prior notice. If the surrender date is 5/31/09, 5/31/10 or 5/31/11 and four or more floors are surrendered, then the termination penalty is 12 months base rent ($24.25/SF) attributable to the surrendered space, however, if three or less floors are surrendered, there is no penalty. All termination penalties will be assigned to Lender. Prior to closing, Lender received an estoppel letter from CHOP indicating that they will not exercise their 5/31/08 termination option. In addition, there will be a cash flow sweep 12 months prior to Children's Hospital's termination or in nonrenewal prior to 2012 of any space constituting three floors or more.
     Further, 12 months prior to CHOP's lease termination or nonrenewal of more than two floors in 2012, there will be a proportional cash flow sweep based on the number of un-leased and non-renewal CHOP floors as a portion of the original 9 floors.

(3)  University of Pennsylvania Health System occupies seven spaces. 8,762 sf expires on 6/30/07; 130 sf expires on 11/30/07; 600 sf expires on 3/31/08;
     two leases aggregating 69,485 sf expire on 12/31/09; 76,501 sf expires on
     1/31/10; and, 34,653 sf expires on 1/4/17.

                             LEASE ROLLOVER SCHEDULE

               # OF    WTD. AVG. IN PLACE                                                           CUMULATIVE %
              LEASES      BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR      ROLLING         ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
----------------------------------------------------------------------------------------------------------------

2007            4           $ 18.08           10,117       2.3%          2.3%            1.9%            1.9%
2008            1           $ 14.40              600       0.1%          2.5%            0.1%            2.0%
2009            2           $ 19.86           69,485      16.0%         18.4%           14.2%           16.1%
2010            1           $ 24.07           76,501      17.6%         36.0%           18.9%           35.0%
2011            2           $ 18.83            3,790       0.9%         36.9%            0.7%           35.7%
2012            1           $ 24.25          226,089      51.9%         88.8%           56.2%           92.0%
2013            1           $ 32.00            1,675       0.4%         89.2%            0.5%           92.5%
2014            1           $ 40.00            3,444       0.8%         90.0%            1.4%           94.0%
2015            0           $  0.00                0       0.0%         90.0%            0.0%           94.0%
2016            0           $  0.00                0       0.0%         90.0%            0.0%           94.0%
2017            1           $ 17.00           34,653       8.0%         97.9%            6.0%          100.0%
Thereafter      1           $  0.00            1,173       0.3%         98.2%            0.0%          100.0%
Vacant                                         7,831       1.8%        100.0%
              ---                            -------     -----                         -----
TOTALS         15                            435,358     100.0%                        100.0%
              ===                            =======     =====                         =====

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                               3535 MARKET STREET
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o    THE LOAN. The subject mortgage loan (the "3535 Market Street Loan") is secured by a first mortgage encumbering a medical office building located in Philadelphia, Pennsylvania (the "3535 Market Street Property"). The 3535
     Market Street Loan has a cut-off date principal balance of $85,000,000, represents approximately 1.8% of the initial mortgage pool balance. The
     3535 Market Street Loan was originated on May 8, 2007 and has a principal balance as of the cut-off date of $85,000,000. The 3535 Market Street Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 3535 Market Street Loan has a remaining term of 83 months and matures on June 6, 2014. The 3535 Market Street Loan may be prepaid on or after
     April 6, 2014, and permits defeasance with United States government obligations beginning two years after the issue date for the CGCMT 2007-C6 certificates.

o    THE BORROWER. The borrower is ProMed Market, LLC, a bankruptcy remote, special purpose entity which is 100% owned by ProMed Properties, Inc
     ("ProMed"). The sponsor of the borrower is Gazit Group USA ("Gazit USA")
     which is controlled by Gazit-Globe Ltd. ("Gazit-Globe"), a real estate investment company traded on the Tel Aviv Stock Exchange (TASE: GLOB) and is part of the T.A. 25 Index. Gazit-Globe acquires, develops, and operates shopping centers, retirement homes, and medical office buildings in growing urban areas of North America, Europe, and Israel. Gazit-Globe has interests in a geographically diversified portfolio of approximately 462 properties.
     ProMed is one of the few subsidiaries of Gazit USA, which focuses on acquiring medical office and office buildings near major hospitals, universities and research hubs in the United States.

o    THE PROPERTY. The 3535 Market Street Property consists of approximately
     435,358 square foot in an 18-story office building situated on approximately 0.86 acres. The 3535 Market Street Property was constructed in 1972 and extensively renovated in 2000 which included upgrades to the lobby as well as the building's mechanical system. The 3535 Market Street
     Property is located in Philadelphia, Pennsylvania, within the University
     City neighborhood. This area derives its name from the presence of the campuses of the University of Pennsylvania and Drexel University. The
     University City area makes up a research cluster populated by The
     University of Pennsylvania, University of Pennsylvania Health System,
     Drexel University, Children's Hospital of Philadelphia, The University
     Science Center, and Presbyterian Hospital. The 3535 Market Street Property
     is located about 4 blocks away from the Children's Hospital of Philadelphia and the Hospital of the University of Pennsylvania. The property features
     24-hour security at the main entrance and optional card-key access to the secondary entrances during non-peak hours. As of April 1, 2007, the occupancy rate for the 3535 Market Street Property was approximately 98.2%.

     The largest tenant is Children's Hospital of Philadelphia ("CHOP")
     occupying 226,089 square feet, or approximately 51.9% of the net rentable area. CHOP was founded in 1855 as the first operating hospital in the nation devoted exclusively to children. It is currently one of the leading pediatric hospitals and research facilities in the world. CHOP uses the space at the property as administrative headquarters and for research. The divisions of Children's Hospital that utilize the space include Behavioral
     Oncology, After Hours Program, Ambulatory Administration, Asthma
     Prevention, Bioinfo Center, Biostatistics, Cardiac Schedule Center, Child
     Development, Clinical Trials, Common Registration, Gastro, Facilities
     Management, Human Resources, Health Services, Infant Health, MAO Staff,
     Neonatology, Healthy Weight, Family TASA, Nutrition Services, Payroll,
     Poison Control, Stroke Research, Vaccine Education, IMPACT, and Mental
     Health & Policy Research. The CHOP lease expires in May 2012. CHOP has the right to terminate contiguous whole floors of the premises with not less than 12 months prior to 5/31/09, 5/31/10, and 5/31/11, with the payment of a termination fee for a termination of four or more floors in such years.

     The second largest tenant is University of Pennsylvania Health System
     ("UPHS"), occupying 190,109 square feet, or approximately 43.7% of the net rentable area. UPHS was created in 1993 with a separate governing board apart from the University of Pennsylvania trustees. The university remains the sole corporate member of the health system, and UPHS is an operating division of the university. Component units of UPHS include the approximately 672-licensed bed hospital of the University of Pennsylvania, the clinical practices of the physician faculty, two other acute-care hospitals, and various ancillary services. The divisions of University of
     Pennsylvania Hospital that utilize the space at this property include
     Addiction Study, Anxiety Treatment, Behavioral Health, CAPT Study,
     Cognitive Therapy, Depression, Development & Alumni Relations, EAP,
     Education off Campus, Geriatric Psychology, Information Services,
     Neurology, Out Patient Research, Suicide Prevention, Weight & Eating
     Disorders, Tobacco Research, Scheie Eye Institute, Outpatient Services, and
     Anxiety Disorders. As of June 27, 2007, UPHS was rated "A+" by S&P and "A1"
     by Moody's.

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                               3535 MARKET STREET
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     The third largest tenant is PNC Bank, N.A. ("PNC"), occupying 3,444 square feet, or approximately 0.8% of the net rentable area. PNC is one of the largest diversified financial services companies in the United States with businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. They operate a retail banking branch at the property. As of June 27, 2007, PNC was rated "A" by
     S&P and "Aa3" by Moody's. The PNC lease expires in July 2014.

o    LOCK BOX ACCOUNT. The 3535 Market Street Borrower or the property manager is required to cause all rents and other revenue from the 3535 Market
     Street Property to be deposited into a lockbox account under the control of the lender. The rents and other revenue will then be disbursed to the 3535
     Market Street Borrower on a daily basis, provided no trigger event exists.
     In the event of a "trigger event," and until the cure thereof, funds in the lockbox account will be transferred to the cash management account under the control of lender and applied to debt service and required reserve deposits and other expenses pursuant to the loan agreement, with excess cash flow held in a supplemental reserve and disbursed to the Borrower when the trigger event is cured. A "trigger event" means the occurrence of (i)
     an event of default under the 3535 Market Street Loan, and is cured upon the cure of the event of default, (ii) CHOP fails to exercise any renewal option and/or has delivered notice that it intends not to renew for more than two floors of space at the 3535 Market Street property at least 12 months prior to expiration of the CHOP lease with respect to such space
     (provided that if such failure to renew occurs in 2012 or later, there shall be a partial cash flow sweep in the percentage indicated below), and is cured when the CHOP non-rewewal space has been re-let to a tenant and at a rental acceptable to lender that has taken possession of the CHOP space and began paying rent. The percentage of excess cash flow sweep for a CHOP non-renewal occurring in 2012 or later shall be calculated based on the quotient of (i) the number of floors for which CHOP has failed to exercise any renewal option or has terminated such excess space and (ii) 9. For example, if at the time of 2012 lease expiration, CHOP fails to renew 3 of the floors, then 3/9th of the cash flow from the property shall be swept.
     If CHOP does not renew 2 floors or less, there is no cash flow sweep. The
     "trigger event" can only be cured twice during the life of the loan.

o    MANAGEMENT. ProMed Property Management Inc. is the property manager for the
     3535 Market Street Property. The property manager is affiliated with the borrower.

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                        COURTYARD BY MARRIOTT -- PASADENA
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                        COURTYARD BY MARRIOTT -- PASADENA
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                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                           Capmark
CUT-OFF DATE PRINCIPAL BALANCE                             $75,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                        1.6%
NUMBER OF MORTGAGE LOANS                                             1
LOAN PURPOSE                                                 Refinance
SPONSOR                                                  Allan V. Rose
OWNERSHIP INTEREST                                          Fee Simple
MORTGAGE RATE                                                   5.4000%
MATURITY DATE                                            April 1, 2017
AMORTIZATION TYPE                                   Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                            120 / 360
REMAINING TERM / REMAINING                                   117 / 360
  AMORTIZATION TERM
LOCKBOX                                       In-Place Soft, Springing
                                                       Cash Management
UP-FRONT RESERVES
  TAX / INSURANCE                                             Yes / No
  FF&E                                                          $1,000
ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                               Yes / No
  FF&E(1)                                                      $54,565
ADDITIONAL FINANCING                                                No
CUT-OFF DATE PRINCIPAL BALANCE                             $75,000,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                           $238,854
CUT-OFF DATE LTV RATIO                                           80.04%
MATURITY DATE LTV RATIO                                          74.26%
UW NCF DSCR                                                       1.45x

(1)  A replacement reserve escrow will be required, whereby the Borrower will fund 4.0% of gross revenues from the previous calendar year into an escrow to be used for capital expenditures.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                        1
LOCATION                                                   Pasadena, CA
PROPERTY TYPE                              Hospitality, Limited Service
SIZE (ROOMS)                                                        314
OCCUPANCY % AS OF DECEMBER 31, 2006                                83.0%
YEAR BUILT / YEAR RENOVATED                                  2000 / NAP
APPRAISED VALUE                                             $93,700,000
PROPERTY MANAGEMENT                   Dimension Development Company Inc.
UW ECONOMIC OCCUPANCY %                                            83.0%
UW REVENUES                                                 $16,717,000
UW EXPENSES                                                  $8,717,000
UW NET OPERATING INCOME (NOI)                                $8,000,000
UW NET CASH FLOW (NCF)                                       $7,331,000
2005 NOI                                                     $7,267,758
2006 NOI                                                     $7,882,050

                        COURTYARD BY MARRIOTT -- PASADENA

                                           CUT-OFF DATE   YEAR BUILT/   TOTAL
PROPERTY NAME               CITY, STATE       BALANCE       RENOVATED   ROOMS
-----------------------------------------------------------------------------

Courtyard by Marriott --
  Pasadena                  Pasadena, CA    $75,000,000    2000 / NAP    314

                           CUT-OFF DATE       OCCUPANCY %
                             PRINCIPAL    (AS OF DECEMBER 31,    UNDERWRITTEN               UW
PROPERTY NAME              BALANCE/ROOM          2006)          NET CASH FLOW   UW ADR    REVPAR
-------------------------------------------------------------------------------------------------

Courtyard by Marriott --
 Pasadena                   $238,854             83.0%            $7,331,000    $154.00   $127.86

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                        COURTYARD BY MARRIOTT -- PASADENA
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o    THE LOAN. The subject mortgage loan (the "Courtyard Pasadena Loan") is secured by a first mortgage encumbering one hotel located in Pasadena,
     California (the "Courtyard Pasadena Property"). The Courtyard Pasadena Loan
     represents approximately 1.6% of the cut-off date principal balance. The
     Courtyard Pasadena Loan was originated on March 7, 2007 and has a principal balance as of the cut-off date of $75,000,000. The Courtyard Pasadena Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest based on a
     360-month amortization schedule, with a balloon payment at maturity.

     The Courtyard Pasadena Loan has a remaining term of 117 months (as of July
     1, 2007) and matures on April 1, 2017. The Courtyard Pasadena Loan may be prepaid on or after January 1, 2017, and permits defeasance beginning 2 years after the issue date for the CGCMT 2007-C6 certificates.

o    THE BORROWER. The borrower is RT-Pasad Hotel Partners, L.P., a Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the
     Courtyard Pasadena Loan. The sponsor is Allan V. Rose. Mr. Rose has significant hotel development and asset management experience. He is also the founder and sole shareholder of AVR Realty Company.

o    THE PROPERTY. The Courtyard Pasadena Property is a 6-story, 314-room, limited service hotel located at 180 North Fair Oaks Avenue in Pasadena,
     CA. The Courtyard Pasadena Property is located in the midst of Old Town
     Pasadena's retail and entertainment district in the Los Angeles-Long Beach
     Metropolitan Statistical Area (MSA). The Courtyard Pasadena Property was
     built in 2000 and is the newest hotel in the market. The property has a
     124-seat dining room, approximately 5,750 square feet of meeting space, a parking structure, an outdoor pool and whirlpool and an exercise room. The hotel tower has a central courtyard where the pool and spa are located. As of year end 2006, the Courtyard Pasadena Property exhibited 83% occupancy,
     $148.76 ADR and $123.51 RevPAR.

o    LOCKBOX ACCOUNT. The borrower is required to cause all income, rents and other revenues from the Courtyard Pasadena Property to be deposited into a lockbox account under the control of the lender. Prior to the occurrence of a cash trap period, the borrower has a revocable license to withdraw funds from the lockbox account from time to time at the borrower's discretion.
     Upon the occurrence of a cash trap period, the borrower's license to withdraw from the lockbox account will automatically terminate and all instructions directing disposition of funds in the lockbox account shall be originated by the lender without the consent of the borrower or any other person. A "cash trap period" shall occur on and after (i) the borrower fails to perform any monetary obligations under the lockbox agreement within five days of when due or fails to perform any non-monetary obligations under the lockbox agreement within 30 days after written notice thereof, and (ii) the lockbox bank has received, and had a reasonable opportunity to act upon, written instructions from the lender directing that the borrower no longer have access to the funds in the lockbox account.

o    LETTER OF CREDIT. The borrower has delivered to lender a letter of credit in the amount of $2,400,000 to partially offset borrower's obligation to pay certain amounts due under the borrower's franchise agreement with
     Marriott International Inc. Each year the aggregate amount of the letter of credit will automatically decrease by $400,000.

o    RESERVES. Mr. Rose has delivered a performance guaranty with respect to
     $2,496,526 in budgeted repairs required to be completed with respect to the
     Courtyard Pasadena Property by December 31, 2007. No reserve was or is required to be deposited by the borrower with respect to such repairs.

o    MANAGEMENT. The Courtyard Pasadena Property is managed by Dimension
     Development Company, Inc, which is affiliated with the borrower. Dimension was formed in 1988 by Sam J. Friedman and John S. Turner for the purpose of developing and operating franchised hotels. The company's portfolio consists of hotels in the Hilton, Holiday, Marriott and Starwood brands.
     The company operates approximately 30 hotels located in nine states.

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                                  COLUMBIA PARK
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                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                        Capmark
CUT-OFF DATE PRINCIPAL BALANCE                          $71,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                    1.5%
NUMBER OF MORTGAGE LOANS                                          1
LOAN PURPOSE                                              Refinance
SPONSOR                                        FCRC, FCE and Treeco
OWNERSHIP INTEREST                                       Fee Simple
MORTGAGE RATE                                               5.6000%
MATURITY DATE                                           May 1, 2017
AMORTIZATION TYPE                                     Interest Only
ORIGINAL TERM / AMORTIZATION TERM               120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM    118 / Interest Only
LOCKBOX                                                        None
UP-FRONT RESERVES
  TAX / INSURANCE                                          Yes / No
  THEATER PARCEL RESERVE                                   $202,162
ONGOING MONTHLY RESERVES
  TAX / INSURANCE(1)                                       Yes / No
  REPLACEMENT(2)                                          Springing
  TI/LC(3)                                                  $13,743
ADDITIONAL FINANCING                                            Yes
CUT-OFF DATE PRINCIPAL BALANCE                          $71,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                              $256
CUT-OFF DATE LTV RATIO                                       76.34%
MATURITY DATE LTV RATIO                                      76.34%
UW NCF DSCR                                                   1.55x

(1)  Monthly insurance escrows will be waived for the term of the Columbia Park
     Loan; provided that Borrower provides evidence that insurance is being maintained.

(2)  Monthly deposits into the replacement reserve will be waived provided that
     (i) annual inspections of the Columbia Park Property are reasonably satisfactory to the lender, (ii) there is no event of default and (iii) the
     DSCR for the three full calendar months immediately preceding the calculation is equal to or greater than 1.15 to 1.00.

(3)  During any period in which the balance of the TI/LC reserve account equals or exceeds $150,000 and provided there is no event of default, the Borrower is not required to make TI/LC deposits.

(4)  Excludes a 70,000 square foot movie theater that may be released from the collateral. No value, expenses or income were attributed to the theater in underwriting.

(5)  2006 NOI represents the annualized 10 months ending 10/01/06.

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                           1
LOCATION                                  North Bergen, NJ
PROPERTY TYPE                             Retail, Anchored
SIZE (SF)(4)                                       277,362
OCCUPANCY % AS OF APRIL 30, 2007                      95.6%
YEAR BUILT / YEAR RENOVATED               1999, 2000 / NAP
APPRAISED VALUE                                $93,000,000
PROPERTY MANAGEMENT                First New York Partners
UW ECONOMIC OCCUPANCY %                               96.0%
UW REVENUES(4)                                  $8,614,282
UW EXPENSES(4)                                  $2,183,824
UW NET OPERATING INCOME (NOI)                   $6,430,458
UW NET CASH FLOW (NCF)                          $6,237,937
2005 NOI                                        $5,934,473
2006 NOI(5)                                     $5,352,073

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                                  COLUMBIA PARK
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                                 TENANT SUMMARY

                                                                     % OF NET
                                      RATINGS         NET RENTABLE   RENTABLE
          TENANT NAME          FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
-----------------------------------------------------------------------------

Anchor Tenants
Shop Rite                           NR/NR/NR             66,000        23.8%
Circuit City Stores, Inc.           NR/NR/NR             33,074        11.9%
Shopper's World                     NR/NR/NR             26,260         9.5%
Old Navy(2)                        BB+/Ba1/BB+           25,301         9.1%
Bally Total Fitness Corp.(3)         NR/Ca/D             25,000         9.0%
Staples                          BBB+/Baa1/BBB+          24,500         8.8%
                                                         ------       -----
Top 5 In-Line Tenants                                   134,135        48.4%
Non-major Tenants                                        64,889        23.4%
                                                        -------       -----
OCCUPIED TOTAL                                          265,024        95.6%
Vacant Space                                             12,338         4.4%
                                                        -------       -----
COLLATERAL TOTAL(4)                                     277,362       100.0%
                                                        =======       =====

                                                         % OF      DATE OF
                                                        ACTUAL     LEASE
          TENANT NAME          RENT PSF   ACTUAL RENT    RENT    EXPIRATION
---------------------------------------------------------------------------

Anchor Tenants
Shop Rite                       $ 18.97   $1,252,020     19.8%    09/30/24
Circuit City Stores, Inc.       $ 23.23   $  768,309     12.2%    01/31/20
Shopper's World                 $ 22.00   $  577,720      9.1%    11/30/09
Old Navy(2)                     $ 26.57   $  672,248     10.6%    01/31/10
Bally Total Fitness Corp.(3)    $ 17.35   $  433,822      6.9%    05/31/16
Staples                         $ 26.13   $  640,185     10.1%    08/31/14
                                -------   ----------    -----
Top 5 In-Line Tenants           $ 23.05   $3,092,283     48.9%
Non-major Tenants               $ 30.43   $1,974,510     31.2%
                                -------   ----------    -----
OCCUPIED TOTAL                  $ 23.84   $6,318,823    100.0%
Vacant Space
COLLATERAL TOTAL(4)

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  The Old Navy lease provides for a reduction in rent and/or a termination of the lease under certain circumstances set forth within the lease.

(3)  The tenant has publicly announced that, absent a financial restructuring, it does not expect to attain operating cash flow sufficient for its anticipated business needs, and as of July 6th, was in the process of soliciting consents to its prepackaged plan of reorganization.

(4)  Excludes a 70,000 square foot movie theater that may be released from the collateral. No value, expenses or income were attributed to the theater in underwriting.

                             LEASE ROLLOVER SUMMARY

                        WTD. AVG.
              # OF      IN PLACE
             LEASES    BASE RENT     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
YEAR         ROLLING   PSF ROLLING    ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
---------------------------------------------------------------------------------------------------------------

2007             1       $119.66        1,053       0.4%          0.4%             2.0%             2.0%
2008             0       $  0.00            0       0.0%          0.4%             0.0%             2.0%
2009             4       $ 25.66       40,924      14.8%         15.1%            16.6%            18.6%
2010             4       $ 26.55       47,888      17.3%         32.4%            20.1%            38.7%
2011             2       $ 26.09        7,515       2.7%         35.1%             3.1%            41.8%
2012             2       $ 32.51       10,000       3.6%         38.7%             5.1%            47.0%
2013             0       $  0.00            0       0.0%         38.7%             0.0%            47.0%
2014             2       $ 26.44       28,200      10.2%         48.9%            11.8%            58.8%
2015             1       $ 28.00        5,370       1.9%         50.8%             2.4%            61.2%
2016             1       $ 17.35       25,000       9.0%         59.8%             6.9%            68.0%
2017             0       $  0.00            0       0.0%         59.8%             0.0%            68.0%
Thereafter       2       $ 20.39       99,074      35.7%         95.6%            32.0%           100.0%
Vacant                                 12,338       4.4%        100.0%
------                                -------     -----                         ------
TOTALS          19                    277,362     100.0%                         100.0%
                                      =======     =====                         ======

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o    THE LOAN. The subject mortgage loan (the "Columbia Park Loan") is secured by a first mortgage encumbering an anchored retail center located in North
     Bergen, New Jersey (the "Columbia Park Property"). The Columbia Park Loan
     has a principal balance as of the cut-off date of $71,000,000 and represents approximately 1.5% of the initial mortgage pool balance. The
     Columbia Park Loan was originated on April 2, 2007. The Columbia Park Loan provides for interest-only payments throughout its term, with a balloon payment at maturity.

     The Columbia Park Loan has a remaining term of 118 months (as of July 1,
     2007) and matures on May 1, 2017. The Columbia Park Loan may be prepaid on or after February 1, 2017, and permits defeasance beginning 2 years after the issue date for the CGCMT 2007-C6 certificates.

o    THE BORROWER. The borrower is FC/Treeco Columbia Park, LLC, a New Jersey limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the
     Columbia Park Loan. The sponsors of the borrower are affiliates of Forest
     City Ratner Companies ("FCRC"), Forest City Enterprises, Inc. ("FCE") and
     Treeco. FCRC is an affiliate of FCE, one of the nation's largest publicly-traded commercial real estate development companies. Treeco is a local developer. The borrower is a joint venture among affiliates of FCRC,
     FCE and Treeco.

o    THE PROPERTY. The Columbia Park Property is a 277,362(1) square foot community shopping center situated on approximately 15 acres. The Columbia
     Park Property was built in 1999-2000 and consists of three buildings. Most of the center is one story except the Bally's Fitness Center is located adjacent to the parking structure below the primary retail center. As of
     April 30, 2007, the occupancy rate for the Columbia Park Property was approximately 95.6%.(1)

     The Columbia Park Property is located in North Bergen, New Jersey. Due to its proximity to New York City, North Bergen is a highly built up community that is primarily improved with a combination of residential and commercial properties. The Columbia Park Property is well situated at the intersection of Kennedy Boulevard, Route 495 and Route 3 and just west of the entry to the Lincoln Tunnel leading to New York City. The Columbia Park Property is located within the Hudson submarket of Northern New Jersey. According to the appraisal by Cushman & Wakefield dated September 13, 2006, as of second quarter 2006, the overall vacancy rate for community shopping centers in the submarket was reported to be 4.5% and the average asking rental rate was reported to be $25.42 per square foot. As of April 30 2007, the weighted average in place rent at the Columbia Park Property is $23.84 per square foot.

     The largest tenant is ShopRite, which occupies 66,000 square feet, or approximately 23.8% of the net rentable area. ShopRite is the largest retailer-owned cooperative in the United States and one of the largest employers in New Jersey. The cooperative is comprised of 43 members who individually own and operate supermarkets under the ShopRite banner. All
     ShopRite owners are members of Wakefern Food Corporation, the merchandising and distribution arm of the company. The operator of the subject ShopRite is Inserra Supermarkets, Inc. ("Inserra"). Inserra owns and operates more than 20 ShopRite supermarkets in northern New Jersey and southeastern New
     York State. The ShopRite lease expires in September 2024 and includes two
     10-year renewal options.

     The second largest tenant is Circuit City Stores, Inc., which occupies
     33,074 square feet, or approximately 11.9% of the net rentable area.
     Circuit City Stores is a retailer of consumer electronics, home office products, entertainment software, and related services. It sells brand-name consumer electronics, personal computers, entertainment software, and related services. As of February 28, 2007, it operated 642 superstores and
     12 other stores in 158 U.S. media markets. The Circuit City lease expires in January 2020 and includes four 5-year renewal options.

     The third largest tenant is Shopper's World, which occupies 26,260 square feet, or approximately 9.5% of the net rentable area. Shopper's World has ten stores located in New York and New Jersey and offers men's, women's and children's clothing, house wares, giftware and bed and bath. The Shopper's
     World lease expires in November 2009.

----------
(1)  Excludes a 70,000 square foot movie theater that may be released from the collateral. No value, expenses or income were attributed to the theater in underwriting.

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o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to certain criteria, which include a minimum debt service coverage ratio on the combined Columbia Park Loan and the mezzanine debt of 1.05:1.00 (based on the then-current interest rate and an assumed amortization period of 30 years with respect to the Columbia Park Loan and assuming the mezzanine debt had been fully advanced), a maximum loan-to-value ratio on the combined Columbia Park Loan and the mezzanine debt of 90%, and borrower's delivery of an intercreditor agreement and certain legal opinions.

o    RELEASES. The borrower may obtain the release of a portion of the Columbia
     Park Property consisting of a 70,000 square foot movie theater (the
     "Theater Parcel"), subject to the satisfaction of certain conditions as more specifically set forth in the loan agreement, including but not limited to no event of default, compliance with requirements of law, independent tax lot determination, and no impairment of access to the remaining Columbia Park Property. No payment of a release price is required. The Theater Parcel was not included in the underwriting of the
     Columbia Park Loan.

o    RESERVES. Monthly insurance escrows will be waived for the term of the
     Columbia Park Loan; provided that Borrower provides evidence that insurance is being maintained. Monthly deposits into the replacement reserve will be waived provided that (i) annual inspections of the Columbia Park Property are reasonably satisfactory to the lender, (ii) there is no event of default and (iii) the DSCR for the three full calendar months immediately preceding the calculation is equal to or greater than 1.15 to 1.00. During any period in which the balance of the TI/LC reserve account equals or exceeds $150,000 and provided there is no event of default, the Borrower is not required to make TI/LC deposits.

     On the closing date, the borrower deposited $202,162 into a Theater Parcel reserve account, which funds are to be used to pay Theater Parcel operating expenses (other than taxes) until a Theater Parcel release occurs. In the event that a Theater Parcel release does not occur within nine months of the closing date (or each subsequent anniversary of the ninth month following the closing date), the borrower must deposit into the Theater
     Parcel reserve account an amount sufficient to cover Theater Parcel operating expenses (other than taxes) for the subsequent year. Taxes related to the theater parcel are reserved in the tax escrow until such time that the theater is released. Any expenses attributed to the theater parcel in excess of reserve amounts shall be the obligation of the
     Borrower.

o    MANAGEMENT. The Columbia Park Property is managed by First New York
     Partners ("FYNP"), Forest City Ratner Companies' management subsidiary.
     FYNP is a full-service property management firm that is responsible for providing property management services to all Forest City buildings and their tenants.

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